The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where an offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus Supplement Dated May 16, 2023

Filed Pursuant to Rule 424(b)(7)

Registration No. 333-271980

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated May 16, 2023)

2,000,000 Ordinary Shares

Tecnoglass Inc.

ENERGY HOLDING CORPORATION, the selling securityholder identified in this prospectus supplement, is offering 2,000,000 ordinary shares, par value $0.0001, par value per share, or the ordinary shares, of Tecnoglass Inc. We will not receive any proceeds from the ordinary shares sold by the selling securityholder. The underwriters may also exercise an option to purchase up to an additional 300,000 ordinary shares from the selling securityholder. This option is exercisable for a period of 30 days after the date of this prospectus supplement. See the section of this prospectus supplement entitled “Underwriting” for further information.

Our ordinary shares are listed on the New York Stock Exchange, or NYSE, under the symbol “TGLS.” On May 15, 2023, the last reported sales price of our ordinary shares, as reported by the NYSE, was $48.36 per share.

Investing in the ordinary shares involves risks that are described in the “Risk Factors” section beginning on page S-14 of this prospectus supplement and on page 2 of the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the prospectus to which it relates. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds to the selling securityholder, before expenses	$	$

(1)	See “Underwriting” for additional information regarding the underwriting discounts and commissions and certain expenses payable to the underwriters, which will be paid by the selling securityholder.

The underwriters expect to deliver the ordinary shares to purchasers on or about May __, 2023.

Joint Book-Running Managers

Baird	Raymond James	Stifel

The date of this prospectus supplement is May __, 2023

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are a part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. Under this “shelf” registration process, we or any selling securityholder may, from time to time, as applicable, sell or issue any of the combination of securities described in the accompanying prospectus in one or more offerings. The accompanying prospectus provides you with a general description of us and the securities we may offer, some of which do not apply to this offering. Each time we sell securities, we provide a prospectus supplement that contains specific information about the terms of that offering. A prospectus supplement may also add, update or change information contained in the accompanying prospectus.

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which describes more general information, some of which may not apply to this offering. If there is any inconsistency between the information in the accompanying prospectus and this prospectus supplement, you should rely on this prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus supplement and the accompanying prospectus, together with the documents incorporated by reference and the additional information described under the heading “Information Incorporated by Reference.”

Neither we, the selling securityholder nor the underwriters have authorized anyone to provide you with information that is different from that contained in this prospectus supplement, the accompanying prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. Neither we, nor the selling securityholder nor the underwriters take any responsibility for or provide any assurance as to the reliability of any other information that others may give you. The selling securityholder and the underwriters are offering to sell the ordinary shares and seeking offers to buy the ordinary shares only in jurisdictions where such offers and sales are permitted.

The information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the date on the front of this prospectus supplement, regardless of the time of delivery of this prospectus supplement or any sale of our ordinary shares. Our business, financial condition, results of operations and prospects may have changed since that date. This prospectus supplement and the accompanying prospectus incorporate by reference, and any related free writing prospectus may contain or incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. See “Market and Industry Data”.

TRADEMARKS

Our registered trademarks include El Poder de la Calidad, Energia Solar, Tecnoglass, Alutions, Eswindows, Tecnobend, Tecnoair, Tecnosmart, ECOMAX by ESWINDOWS, ESWINDOWS Interiors, ESW Windows and Walls, Solartec by Tecnoglass, Prestige by ESWINDOWS, Eli by ESWINDOWS, Alessia by ESWINDOWS, Elite Line by ESWindows, ULTRAVIEW by Tecnoglass, and MULTIMAX by ESWIDOWS. Solely for our convenience, trademarks and trade names referred to in this prospectus supplement may appear without the “®” or “™” symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent possible under applicable law, our rights or the rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. Each trademark, trade name, or service mark of any other company appearing in this prospectus supplement is the property of its respective holder.

NON-GAAP FINANCIAL MEASURES

We prepare our audited financial statements on a yearly basis and quarterly unaudited financial statements, each in accordance with accounting principles generally accepted in the United States (“GAAP”). In accordance with Regulation G, we also disclose and discuss certain non-GAAP financial measures. Currently, the non-GAAP financial measures that we disclose are Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Net Income Margin.

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Adjusted EBITDA is calculated by adding net income (loss), income (loss) attributable to non-controlling interest, income taxes, interest expense, depreciation and amortization, extinguishment of debt, certain non-recurring expenses and foreign currency transaction losses (gains), as further adjusted for the other line items reflected in the reconciliation table set forth in footnote 2 of “Prospectus Supplement Summary—Summary Historical Consolidated Financial Data”. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by our net revenues.

Adjusted Net Income is calculated by adding net income (loss), income (loss) attributable to non-controlling interest, foreign currency transaction losses (gains), cashless deferred cost of financing, loss (gain) from change in fair value of warrant liability, certain non-recurring expenses and the tax impact of adjustments at statutory rates, as further adjusted for the other line items reflected in the reconciliation table set forth in footnote 3 of “Prospectus Supplement Summary—Summary Historical Consolidated Financial Data”. Adjusted Net Income Margin is calculated by dividing Adjusted Net Income by our net revenues.

Our use of Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, and Adjusted Net Income Margin may not be comparable to similarly titled measures reported by other companies because not all companies and analysts calculate these metrics in the same manner. Also, in the future, we may disclose different non-GAAP financial measures in order to help our investors more meaningfully evaluate and compare our future results of operations to our previously reported results of operations.

We believe that the GAAP financial measure most directly comparable to Adjusted EBITDA and Adjusted Net Income is net income. In calculating Adjusted EBITDA and Adjusted Net Income, we exclude from net income the financial items that we believe should be separately identified to provide additional analysis of the financial components of the day-to-day operation of our business. We have outlined below the type and scope of these exclusions and the material limitations on the use of these non-GAAP financial measures as a result of these exclusions. Adjusted EBITDA and Adjusted Net Income are not measurements of financial performance under GAAP and should not be considered as a measure of liquidity, as an alternative to net income (loss), operating income, or as an indicator of any other measure of performance derived in accordance with GAAP. In addition, we urge investors and potential investors in our securities to carefully review the reconciliation of each of Adjusted EBITDA and Adjusted Net Income to net income set forth in footnotes 2 and 3 of “Prospectus Supplement Summary—Summary Historical Consolidated Financial Data”.

Adjusted EBITDA and Adjusted Net Income are used by management to internally measure our operating and management performance and by investors as a supplemental financial measure to evaluate the performance of our business that, when viewed with our GAAP results and the accompanying reconciliation, we believe provides additional information that is useful to gain an understanding of the factors and trends affecting our business. We believe the disclosure of Adjusted EBITDA and Adjusted Net Income helps investors meaningfully evaluate and compare our performance from quarter to quarter and from year to year. We also believe Adjusted EBITDA and Adjusted Net Income are measures of our ongoing operating performance because the isolation of non-cash charges, such as depreciation and amortization, and non-operating items, such as interest and income taxes, provides additional information about our cost structure, and, over time, helps track our operating progress. However, we believe these adjustments are appropriate because the amounts recognized can vary significantly from period to period, do not directly relate to the ongoing operations of our business and complicate comparisons of our internal operating results and operating results of other peer companies over time. In evaluating Adjusted EBITDA and Adjusted Net Income, you should be aware that in the future we may incur expenses such as those used in calculating Adjusted EBITDA and Adjusted Net Income in the future. In addition, investors, securities analysts and others have regularly relied on Adjusted EBITDA and Adjusted Net Income to provide a financial measure by which to compare our operating performance against that of other companies in our industry.

Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Net Income Margin have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Some of these limitations include:

●	they do not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments or foreign exchange gain/loss;

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●	they do not reflect changes in, or cash requirements for, working capital;
●	they do not reflect significant interest expense or the cash requirements necessary to service interest or principal payments on our outstanding debt;
●	they do not reflect payments made or future requirements for income taxes; and
●	although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced or paid in the future and Adjusted EBITDA and Adjusted EBITDA Margin do not reflect cash requirements for such replacements or payments.

Investors are encouraged to evaluate each adjustment and the reasons we consider it appropriate for supplemental analysis.

Management compensates for the above-described limitations of using non-GAAP measures by using non-GAAP measures only to supplement our GAAP results and to provide additional information that is useful to gain an understanding of the factors and trends affecting our business. See our historical consolidated financial statements included and incorporated elsewhere in this prospectus supplement for our GAAP results.

MARKET AND INDUSTRY DATA

In this prospectus supplement and the accompanying prospectus, we refer to information and statistics regarding our industry, the size of certain markets and our position within the sectors in which we compete. Some of the market and industry data contained in this prospectus supplement and the accompanying prospectus is based on independent industry and trade publications or other publicly available information, or information published by our customers, that we believe to be reliable sources, while other information is based on our good-faith estimates, which are derived from our review of internal surveys, as well as independent sources listed in this prospectus supplement or the accompanying prospectus and the knowledge and experience of our management in the markets in which we operate. The estimates contained in this prospectus supplement and the accompanying prospectus have also been based on information obtained from our customers, suppliers and other contacts in the markets in which we operate. Although we believe that these independent sources and internal data are reliable as of their respective dates, the information contained in them has not been independently verified from the data obtained from our external sources, we cannot assure you as to the accuracy or completeness of this information and we have not sought consent to refer to these reports. As a result, you should be aware that the market and industry data and the market share estimates set forth in this prospectus supplement and the accompanying prospectus, and beliefs and estimates based thereon, may not be reliable. In addition, the market and industry data and forecasts are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus supplement and the accompanying prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus. Accordingly, investors should not place undue reliance on this information.

Finally, we have made rounding adjustments to reach some of the figures included in this prospectus supplement and the accompanying prospectus for ease of presentation. As a result, amounts shown as totals in some tables may not be arithmetic aggregations of the amounts that precede them.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement contains statements that are forward-looking statements within the meaning of the federal securities laws, including statements about our expectations, beliefs, intentions and strategies for the future. We have identified some of these forward-looking statements with words such as “anticipate,” “believe,” “expect,” “project,” “plan,” “estimate,” “may,” “will,” “should” and “intend” and the negative of these words or other comparable terminology.

These forward-looking statements are primarily based on current expectations and projections about future events and financial trends that affect, or may affect, our business, financial condition, results of operations, liquidity and prospects, and include, without limitation, statements regarding our expectations and estimates concerning our future financial performance. These forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties that could cause our actual results to differ materially from results anticipated in these forward-looking statements. Although we believe that these forward-looking statements are based upon reasonable assumptions, because of these uncertainties, prospective investors should not rely on these forward-looking statements. Most of these factors are outside of our control and are difficult to predict or anticipate. As further discussed under “Risk Factors,” important factors that could cause actual results to differ materially from the forward-looking statements include but are not limited to:

Risks Related to Our Business Operations

●	We operate in competitive markets and our business could suffer if we are unable to adequately address potential downward pricing pressures and other factors that may reduce operating margins.
●	Failure to maintain the performance, reliability and quality standards required by our customers could have a materially negative impact on our financial condition and results of operations.
●	The volatility of the cost of raw materials used to produce our products could materially adversely affect the results of our operations in the future.
●	We rely on third-party suppliers for raw materials and third-party transportation, each of which subjects us to risks and costs that we cannot control, and which risks and costs may materially adversely affect our operations.
●	We may not realize the anticipated benefit through our joint venture with Saint-Gobain and the planned construction of a new plant as part of the joint venture may not be completed as planned.
●	Our success depends upon our ability to develop new products and services, integrate acquired products and services and enhance existing products and services through product development initiatives and technological advances; any failure to make such improvements could harm our future business and prospects.
●	The homebuilding industry and the home repair and remodeling sector are regulated and any increased regulatory restrictions or changes in building codes could negatively affect our sales and results of operations.
●	Changes in building codes could lower the demand for our impact-resistant windows and doors.
●	Equipment failures, delays in deliveries and catastrophic loss at our manufacturing facility could lead to production curtailments or shutdowns that prevent us from producing our products.
●	Our reliance on a single facility subjects us to concentrated risks.
●	Customer concentration and related credit, commercial and legal risk may adversely impact our future earnings and cash flows.
●	If new construction levels and repair and remodeling markets decline, such market pressures could negatively affect the results of our operations.
●	Our business involves complex manufacturing processes that may cause personal injury or property damage, subjecting us to liabilities, possible losses and other disruptions of our operations in the future, which may not be covered by insurance.
●	The nature of our business exposes each of our subsidiaries to product liability and warranty claims that, if adversely determined, could negatively affect our financial condition and results of operations and the confidence of customers in our products.
●	We are subject to potential exposure to environmental liabilities and are subject to environmental regulation and any such liabilities or regulation may negatively affect our costs and results of operations in the future.
●	Weather can materially affect our business and we are subject to seasonality.

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●	Our results of operations could be significantly affected by foreign currency fluctuations and currency regulations.
●	We are dependent on certain key personnel, the loss of whom could materially affect our financial performance and prospects in the future.
●	Certain of our officers and directors have been involved in litigation, investigations or other proceedings and may be so again in the future, and the defense or prosecution of such matters could be time-consuming and could divert our management’s attention and may have an adverse effect on us.
●	We have entered into significant transactions with affiliates or other related parties, which may result in conflicts of interest.
●	The interests of our controlling shareholders could differ from the interests of our other shareholders.
●	We conduct all of our operations through our subsidiaries, will rely on payments from our subsidiaries to meet all of our obligations and may fail to meet our obligations if our subsidiaries are unable to make payments to us.
●	Our indebtedness could adversely affect our financial health and prevent us from fulfilling our obligations.

Risks Related to Colombia and Other Countries Where We Operate

●	Our operations are located in Colombia, which may make it more difficult for U.S. investors to understand and predict how changing market and economic conditions will affect our financial results. It also may be difficult or impossible to enforce judgments of courts of the United States and other jurisdictions against our Colombian subsidiaries or any of their directors, officers and controlling persons.
●	Economic and political conditions in Colombia may have an adverse effect on our financial condition and results of operations.
●	The Colombian Government and the Central Bank exercise significant influence on the Colombian economy.
●	Factors such as Colombia’s growing public debt and fluctuating exchange rates could adversely affect the Colombian economy.
●	Economic instability in Colombia could negatively affect our ability to sell our products.
●	Government policies and actions and judicial decisions in Colombia could significantly affect the results of our operations and financial condition in the future.
●	We are dependent on sales to customers outside Colombia and any failure to make these sales may adversely affect our operating results in the future.

Risks Related to Us and Our Securities

●	Because we are incorporated under the laws of the Cayman Islands, you may face difficulties in protecting your interests and your ability to protect your rights through the U.S. Federal courts may be limited.
●	If we fail to maintain proper and effective internal controls, our ability to produce accurate financial statements could be impaired, which could adversely affect our business.
●	Anti-takeover provisions in our memorandum and articles of association and Cayman Islands law may discourage or prevent a change of control, even if an acquisition would be beneficial to our shareholders, which could depress the price of our ordinary shares and prevent attempts by our shareholders to replace or remove our current management.
●	We are a “controlled company,” controlled by the selling securityholder, ENERGY HOLDING CORPORATION, whose interest in our business may be different from ours or yours.
●	We cannot assure you that we will continue to pay dividends on our ordinary shares, and our indebtedness, future investments or cashflow generation could limit our ability to continue to pay dividends on our ordinary shares.
●	We have in the past and may in the future be subject to short selling strategies which could affect the trading price of our ordinary shares.
●	If a United States person is treated as owning at least 10% of the value or voting power of our shares, such holder may be subject to adverse U.S. federal income tax consequences.

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Risks Related to this Offering

●	The selling securityholder’s sale of our ordinary shares in this offering could adversely affect the trading price of our ordinary shares.

●	There may be future dilution of our ordinary shares, which could adversely affect the market price of our ordinary shares.

We cannot assure you that these forward-looking statements, estimates, assumptions or intentions will prove to be correct or that the information, interpretations and understandings on which they are based will prove to be valid. Our actual results may depend on factors beyond our control.

We base our forward-looking statements on information currently available to us, and, except as required by law, we undertake no obligation to update these statements, whether as a result of changes in underlying factors, new information, future events or other developments. We do not, nor does any other person, assume responsibility for the accuracy and completeness of those statements. All of the forward-looking statements are qualified in their entirety by reference to the factors discussed above as well as those discussed under “Risk Factors.”

We undertake no obligation to release publicly any revisions to such forward-looking statements after completion of this offering to reflect later events or circumstances or to reflect the occurrence of unanticipated events even if new information, future events or other circumstances have made them incorrect or misleading. In light of the risks and uncertainties underlying these forward-looking statements, there can be no assurance that the events described or implied in the forward-looking statements contained in this prospectus supplement will in fact transpire. Accordingly, investors are cautioned not to place undue reliance on these forward-looking statements.

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DISCLOSURE REGARDING FOREIGN EXCHANGE CONTROLS AND EXCHANGE RATES IN COLOMBIA

Since September 1999, the Central Bank of Colombia has allowed the Colombian peso to float freely, intervening only when there are steep variations in the Colombian peso’s value relative to the U.S. dollar. This intervention mechanism is only used to prevent undesirable fluctuations in the exchange rate and to accumulate or reduce the amount of the international reserves, in accordance with guidelines set forth by the Colombian Central Bank’s board of directors. The Colombian Superintendence of Finance, or SFC, calculates the representative market rate based on the weighted averages of the buy/sell foreign exchange rates quoted daily by certain financial institutions for the purchase and sale of foreign currency. Although the Colombian peso is allowed to float freely, the Central Bank of Colombia is authorized to intervene in the exchange market through the following mechanisms: buying and selling foreign currencies in the spot market or through call or put options at market rates through an auction process and selling foreign currencies through swap agreements through an auction process at the rates determined by the Central Bank.

The general principles of Colombia’s foreign exchange and international investment regulations are contained in Law 9 of 1991 (as amended from time to time), Decree 1068 of 2015, External Resolution 1 of 2018 from the Board of Directors of the Colombian Central Bank and External Circular DCIP – 83 of August 27, 2021, of the Central Bank. Law 9 of 1991 and External Resolution 1 of 2018 established two types of markets for foreign currency exchange: (1) the free market, which consists of all foreign currencies originated in sales of services, donations, remittances and all other inflows or outflows that do not need to be mandatorily channeled through the FX market (as defined below), and (2) the controlled market, or the FX market, which consists of (a) all foreign currencies originated in operations considered to be operations of the FX market, which may only be transacted through FX intermediaries (as defined below) or registered compensation accounts, or (b) foreign currencies voluntarily channeled through the FX market. Compensation accounts are accounts opened abroad by Colombian residents (individuals and legal entities), which are registered with the Central Bank in order to channel foreign currency originated in controlled operations of the FX market or to receive and/or pay in foreign currencies transactions between Colombian residents (individuals and legal entities).

Under Colombian foreign exchange regulations, FX intermediaries are entities authorized to enter into foreign exchange transactions to convert Colombian pesos into foreign currencies or foreign currencies into Colombian pesos. In addition, there are certain requirements and obligations established by Colombian law and by the board of directors of the Central Bank in order to transfer currency into or out of Colombia.

The Colombian government and the Central Bank of Colombia may also limit the remittance of dividends and/or investments of foreign currency received by Colombian residents whenever the international reserves fall below an amount equal to three months of imports or may impose certain mandatory deposit requirements in connection with foreign-currency denominated loans obtained by Colombian residents.

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PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights selected information contained elsewhere in this prospectus supplement. Because this is only a summary, it does not contain all of the information you should consider before investing in our ordinary shares. You should carefully read the entire prospectus supplement and the accompanying prospectus, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as our consolidated financial statements and related notes included and incorporated elsewhere in this prospectus supplement, and the documents incorporated by reference herein, before making an investment decision.

Some of the statements in this prospectus supplement constitute forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements.” Our actual results could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those discussed in “Risk Factors” and other sections of this prospectus supplement.

Unless otherwise stated in this prospectus supplement, references to Tecnoglass, our company, we, us, our, and similar references refer to Tecnoglass Inc. and its subsidiaries. References to TG are to Tecnoglass S.A.S. References to ES are to C.I. Energía Solar S.A.S E.S. Windows1. References to ESW are to ES Windows LLC. References to GM&P are to Giovanni Monti and Partners Consulting and Glazing Contractors, Inc.

Our Company

Tecnoglass is a leading vertically-integrated manufacturer, supplier and installer of architectural glass, windows, and associated aluminum products for the global commercial and residential construction industries. Tecnoglass was rated the third largest glass fabricator in 2022 by Glass Magazine. Headquartered in Barranquilla, Colombia, the company operates out of a 4.1 million square foot vertically-integrated, state-of-the-art manufacturing complex that provides easy access to the Americas, the Caribbean, and the Pacific. Tecnoglass supplies nearly 1,000 customers in North, Central and South America, with the United States accounting for 96% of total revenues. Tecnoglass’s tailored, high-end products are found on some of the world’s most distinctive properties, including One Thousand Museum (Miami), Paramount Miami Worldcenter (Miami), Hub50House (Boston), Via 57 West (New York), AE’O Tower (Honolulu), Salesforce Tower (San Francisco), Trump Plaza (Panama), and Departmental Legislative Assembly (Bolivia).

See the section entitled “Business” for further information relating to our business and the industry in which we operate.

Company History and Information

We are an exempted company incorporated under the laws of the Cayman Islands. We were incorporated in 2011 and consummated a business combination in 2013 between Andina Acquisition Corporation and TG and ES. TG and ES are corporations formed under the laws of Colombia and founded in 1994 and 1983, respectively, by José M. Daes, our Chief Executive Officer, or CEO, and Christian T. Daes, our Chief Operating Officer, or COO.

Our principal executive office is located at Avenida Circunvalar a 100 metros de la Via 40, Barrio Las Flores Barranquilla, Colombia and our telephone number is +57 (5) 373-4000. We maintain a corporate website at www.tecnoglass.com. The information contained on, or that can be accessed through, our website is not a part of, and should not be considered as being incorporated by reference into, this prospectus supplement.

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The Offering

Ordinary Shares Offered for Sale by the Selling Securityholder:	2,000,000 ordinary shares.

Option to Purchase Additional Ordinary Shares from the Selling Securityholder:	300,000 ordinary shares.

Number of Ordinary Shares to be Outstanding Both Before and After this Offering:	47,673,953 ordinary shares.

Use of Proceeds:

We will not receive any of the proceeds from the sale of our ordinary shares by the selling securityholder. See the section below entitled “Use of Proceeds” for additional information.

The selling securityholder will pay all expenses in connection with the offering of the ordinary shares to be offered under this prospectus supplement and any underwriting fees, discounts, selling commissions, marketing costs, expenses of their and our counsel and certain transfer taxes incurred by them in connection with such sales.

Selling Securityholder	ENERGY HOLDING CORPORATION, our majority shareholder.

NYSE Symbol:	“TGLS.”

Dividend Policy

Since August 2016, we have paid regular quarterly dividends. We expect to continue to pay quarterly dividends in the future. However, the payment of any future dividends will be solely at the discretion of our board of directors and there can be no assurance that we will continue to pay dividends in the future. The credit agreements governing our outstanding indebtedness also currently restrict the type and amount of dividends we can make while the indebtedness is outstanding based on our ability to meet certain leverage amounts. The payment of dividends in the future, if any, will also be contingent upon limitations imposed by any other of our outstanding indebtedness.

Because we are a holding company, our ability to pay dividends depends on our receipt of cash dividends from our operating subsidiaries, which may further restrict our ability to pay dividends as a result of the laws of their jurisdictions of organization, agreements of our subsidiaries or covenants under any existing and future outstanding indebtedness we or our subsidiaries incur. The ability of our subsidiaries in Colombia to declare dividends up to the total amount of their capital is not restricted by current laws, covenants in debt agreements or other agreements. See the section below entitled “Dividend Policy”.

Controlled Company Exemption:	Because of ENERGY HOLDING CORPORATION’s ownership of a majority of our ordinary shares, we meet the requirements to be deemed a “controlled company” for the purposes of the NYSE listing requirements. Status as a controlled company generally exempts a listed company from certain corporate governance requirements. However, we have determined not to take advantage of this designation and we currently comply with all the corporate governance rules applicable to listed companies that are not controlled companies.

Risk Factors:	An investment in our ordinary shares involves risks. You should carefully consider all of the information set forth in this prospectus supplement with respect to this offering, in the accompanying base prospectus and in the documents filed by us with the SEC and incorporated by reference in this prospectus supplement or the accompanying base prospectus. In particular, you should evaluate the specific risks set forth in the section entitled “Risk Factors” beginning on page S-14 and the other information included or incorporated by reference in this prospectus supplement and the accompanying base prospectus for a discussion of risk factors you should carefully consider before deciding to invest in our ordinary shares.

Unless otherwise noted, all information in this prospectus supplement:

●	assumes the underwriters do not exercise their option to purchase additional ordinary shares;

●	is based on the number of ordinary shares outstanding as of May 16, 2023; and

●	excludes an aggregate of 1,593,917 ordinary shares reserved for future issuance under our equity compensation plans.

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Summary Historical Consolidated Financial Data

The following table sets forth certain summary financial information as of the dates and for each of the periods indicated. The consolidated historical financial information as of and for each of the fiscal years ended December 31, 2022, 2021 and 2020 is derived from our audited consolidated financial statements for such periods and the notes thereto incorporated elsewhere in this prospectus supplement. The consolidated historical financial information as of and for the three months ended March 31, 2023 and 2022 is derived from our unaudited consolidated financial statements for such period and the notes thereto incorporated elsewhere in this prospectus supplement. Our historical results are not necessarily indicative of our future results. This information is only a summary and should be read in conjunction with the “Risk Factors,” “Capitalization,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of this prospectus supplement and our financial statements and the notes thereto.

($ in thousands, other than per share data)	Three months ended March 31,		Years ended December 31,
	2023	2022	2022	2021	2020

Operating revenues	$202,639	$134,548	$716,570	$496,785	$376,607
Cost of sales	94,884	74,215	367,071	294,201	237,166
Gross profit	107,755	60,333	349,499	202,584	139,441
Operating expenses:
Selling expense	(16,320)	(13,368)	(69,006)	(49,768)	(39,065)
General and administrative expense	(17,755)	(12,999)	(54,078)	(35,831)	(34,669)
Total operating expenses	(34,075)	(26,367)	(123,084)	(85,599)	(73,734)
Operating income	73,680	33,966	226,415	116,985	65,707
Non-operating income, net	1,287	342	4,218	608	89
Equity method income	1,449	1,580	6,680	4,177	1,387
Foreign currency transactions (losses) gains	(1,100)	(2,909)	2,013	(4,308)	(8,638)
Interest expense and deferred cost of financing	(2,273)	(1,468)	(8,156)	(9,850)	(21,671)
Extinguishment of Debt	-	-	-	(10,699)	-
Income before taxes	73,043	31,511	231,170	96,913	36,874
Income tax provision	(24,671)	(10,558)	(74,758)	(28,485)	(13,033)
Net income	$48,372	$20,953	$156,412	$68,428	$23,841
(Income) Loss attributable to non-controlling interest	(137)	(100)	(669)	(277)	34
Income attributable to parent	$48,235	$20,853	$155,743	$68,151	$23,875
Comprehensive income:
Net income	$48,372	$20,953	$156,412	$68,428	$23,841
Foreign currency translation adjustments	7,811	13,635	(46,623)	(25,080)	(3,898)
Change in fair value derivative contracts	(1,837)	2,622	9,187	(159)	(350)
Total comprehensive (loss) income	$54,346	$37,210	$118,976	$43,189	$19,593
Comprehensive (income) loss attributable to non-controlling interest	(137)	(100)	(669)	(277)	34
Total comprehensive (loss) income attributable to parent	$54,209	$37,110	$118,307	$42,912	$19,627
Basic (loss) income per share	$1.01	$0.44	$3.28	$1.44	$0.51
Diluted (loss) income per share	$1.01	$0.44	$3.28	$1.44	$0.51
Basic weighted average ordinary shares outstanding	47,674,773	47,674,773	47,674,773	47,674,773	46,398,428
Diluted weighted average ordinary shares outstanding	47,674,773	47,674,773	47,674,773	47,674,773	46,398,428

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	As of March 31,	As of December 31,
Balance Sheet Data	2023	2022	2021	2020
Cash and cash equivalents	$128,538	$103,671	$85,011	$67,668
Total assets	819,457	734,308	591,563	530,112
Total debt, including current portion	169,895	169,484	199,055	224,486
Stockholders’ equity	$400,380	$350,325	$244,698	$208,542

	Three months ended March 31,		Years ended December 31,
Cash Flow Data	2023	2022	2022	2021	2020
Cash provided by (Used in)
Operating Activities	$43,063	$27,135	$141,920	$117,253	$71,711
Investing Activities	(15,688)	(10,394)	(72,584)	(50,761)	(18,111)
Financing Activities	(3,287)	(18,318)	(44,801)	(43,789)	(33,536)
Effect of foreign currency exchange	778	(2,893)	(5,875)	(5,360)	(795)
Total cash flows	$24,866	$(4,470)	$18,660	$17,343	$19,269

Capital Expenditures
Assets acquired with cash	$15,554	$9,258	$71,327	$51,513	$18,323
Assets acquired with issuance of debt, and accounts payable	4,790	2,678	11,800	1,859	2,242
Total capital expenditures	$20,344	$11,936	$83,127	$53,372	$20,565

Additional Operating Data	Three months ended March 31,		Years ended December 31,
	2023	2022	2022	2021	2020
Revenue by geography:
Colombia	$5,740	$4,025	$16,000	$26,375	$24,178
United States	194,839	126,984	688,358	456,327	340,437
Panama	270	799	2,738	4,531	2,713
Other	1,790	2,740	9,474	9,553	9,279
Total revenues	$202,639	$134,548	$716,570	$496,785	$376,607

Revenue by product
Glass and framing components	$16,075	$14,614	$71,479	$76,106	$73,443
Windows and architectural systems	186,564	119,934	645,091	420,679	303,164
Total revenues	$202,639	$134,548	$716,570	$496,785	$376,607

Other Financial Data	Three months ended March 31,		Years ended December 31,
	2023	2022	2022	2021	2020
Gross profit margin (1)	53.2%	44.8%	48.8%	40.8%	37.0%
Adjusted EBITDA (2)	85,836	45,351	265,664	150,252	97,525
Adjusted EBITDA Margin (2)	42.36%	33.71%	37.07%	30.24%	25.90%
Adjusted Net Income (3)	51,506	25,355	158,470	82,726	36,516
Adjusted Net Income Margin (3)	25.42%	18.84%	22.12%	16.65%	9.70%

(1) Gross profit margin is calculated by dividing gross profit over operating revenues.

(2) Calculation of Adjusted EBITDA and Adjusted EBITDA Margin are set forth above in the section titled “Non-GAAP Financial Measures.” Adjusted EBITDA is calculated by adding net income, non-controlling interest, income taxes, interest expense, depreciation and amortization, loss (gain) from change in fair value of warrant liability, loss (gain) from change in fair value of warrant liability and earnout shares, extinguishment of debt, non recurring / non cash expenses and foreign currency transaction loss (gain). Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by our net revenues. The following table provides a reconciliation of our Net income (loss) to Adjusted EBITDA for the periods indicated:

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Reconciliation of Net income (loss)	Three months ended March 31,		Years ended December 31,
to Adjusted EBITDA	2023	2022	2022	2021	2020
Net income (loss)	$48,372	$20,953	$156,412	$68,428	$23,841
Less: Income (loss) attributable to non-controlling interest	(137)	(100)	(669)	(277)	34
Net income (loss) attributable to parent	48,235	20,853	155,743	68,151	23,875
Income taxes	24,671	10,558	74,758	28,485	13,033
Interest expense	2,273	1,468	8,156	9,850	21,671
Depreciation and Amortization	4,767	5,251	19,686	20,923	20,623
Extinguishment of Debt	-	-	-	10,699	-
Non Recurring / Non Cash expenses (a)	3,275	3,487	5,857	4,388	6,109
Joint Venture Adjusted EBITDA adjustment (b)	1,515	825	3,477	3,448	3,576
Foreign currency transaction loss (gain)(c)	1,100	2,909	(2,013)	4,308	8,638
Adjusted EBITDA	$85,836	$45,351	$265,664	$150,252	$97,525

(a) Includes certain items that management does not believe are related to our core operating performance and are non-recurring or non-cash.

(b) Includes our proportionate share of the joint venture with Saint-Gobain. This adjustment is done given that as a minority owner without control, it is not consolidated into our consolidated figures, but it provides an idea of the pro-forma EBITDA as if the consolidation was taking place

(c) Associated with the changes in value under our functional currency of monetary balance sheet accounts. These changes are mainly associated with foreign exchange fluctuations between the Colombian peso and the U.S. dollar and not associated with our operations. As a result, it is excluded from our Adjusted EBITDA.

(3) Calculation of Adjusted Net Income and Adjusted Net Income Margin are set forth above in the section titled “Non-GAAP Financial Measures.” Adjusted Net Income is calculated by adding net income (loss), income (loss) attributable to non-controlling interest, foreign currency transaction losses (gains), cashless deferred cost of financing, loss (gain) from change in fair value of warrant liability, certain non-recurring expenses and the tax impact of adjustments at statutory rates. Adjusted Net Income Margin is calculated by dividing Adjusted Net Income by our net revenues. The following table provides a reconciliation of Net income (loss) to Adjusted Net Income for the periods indicated:

S-12

Reconciliation of Net income (loss)	Three months ended March 31,		Years ended December 31,
to Adjusted Net Income	2023	2022	2022	2021	2020
Net income (loss)	48,372	20,953	156,412	68,428	23,841
Less: Income (loss) attributable to non-controlling interest	(137)	(100)	(669)	(277)	34
Net income (loss) attributable to parent	48,235	20,853	155,743	68,151	23,875
Foreign currency transactions losses (gains) (a)	1,100	2,909	(2,013)	4,308	8,638
Extinguishment of debt	-	-	-	10,699	-
Non Recurring / Non Cash expenses (b)	3,275	3,487	5,857	5,757	8,009
Joint Venture Adjusted Net Income adjustments (b)	435	36	52	57	1,943
Tax impact of adjustments at statutory rate	(1,539)	(1,930)	(1,169)	(6,246)	(5,949)
Adjusted Net Income	51,506	25,355	158,470	82,726	36,516

Diluted income per share	$1.01	$0.44	$3.28	$1.44	$0.51
Diluted Adjusted net income per share (d)	$1.08	$0.53	$3.32	$1.74	$0.79

Diluted weighted average ordinary shares outstanding	47,674,773	47,674,773	47,674,773	47,674,773	46,398,428

(a) Associated with the changes in value under our functional currency of monetary balance sheet accounts. These changes are mainly associated with foreign exchange fluctuations between the Colombian peso and the U.S. dollar and not associated with our operations. As a result, it is excluded from our Adjusted Net Income.

(b) Includes certain items that management does not believe are related to our core operating performance and are non-recurring or non-cash.

(c) Includes our proportionate share of the joint venture with Saint-Gobain. This adjustment is done given that as a minority owner without control, it is not consolidated into our consolidated figures, but it provides an idea of the pro-forma EBITDA as if the consolidation was taking place.

(d) Diluted Adjusted net income per share is calculated by dividing Adjusted net income by the diluted weighted average number of common shares outstanding.

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RISK FACTORS

An investment in our ordinary shares involves significant risks. Before purchasing any ordinary shares, you should carefully consider and evaluate all of the information included in this prospectus supplement and the accompanying prospectus, including the risk factors and uncertainties set forth below, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus supplement. Our business, financial position, results of operations or liquidity could be adversely affected by any of these risks. The risks and uncertainties we describe are not the only ones facing us. Additional risks and uncertainties not presently known to us, which we cannot adequately evaluate or that we currently deem immaterial, may also impair our business or operations.

Risks Related to Our Business Operations

We operate in competitive markets and our business could suffer if we are unable to adequately address potential downward pricing pressures and other factors that may reduce operating margins.

The principal markets that we serve are highly competitive. Competition is based primarily on the precision and range of achievable tolerances, quality, price and the ability to meet delivery schedules dictated by customers. Our competition comes from companies of various sizes, some of which have greater financial and other resources than we do and some of which have more established brand names in the markets that we serve. We currently compete with companies such as Viracon (a subsidiary within the Apogee Enterprises Inc. Group), PGT, Cardinal Glass and Oldcastle Glass among others in the United States and companies such as Vitro, Vitelco and others in Colombia and Latin America. Any of these competitors may foresee the course of market development more accurately than we will, develop products that are superior to ours, have the ability to produce similar products at a lower cost than us or adapt more quickly than we can to new technologies or evolving customer requirements. Increased competition could force us to lower our prices or to offer additional services at a higher cost to us, which could reduce gross profit and net income. Accordingly, we may not be able to adequately address potential downward pricing pressures and other factors, which may adversely affect our financial condition and results of operations.

Failure to maintain the performance, reliability and quality standards required by our customers could have a materially negative impact on our financial condition and results of operations.

If our products or services have performance, reliability or quality problems, or products are installed with incompatible glazing materials, we may experience additional warranty and service expenses, reduced or canceled orders, diminished pricing power, higher manufacturing or installation costs or delays in the collection of accounts receivable. Additionally, performance, reliability, or quality claims from our customers, with or without merit, could result in costly and time-consuming litigation that could require significant time and attention of management and involve significant monetary damages that could negatively affect our financial results.

The volatility of the cost of raw materials used to produce our products could materially adversely affect the results of our operations in the future.

The cost of raw materials included in our products, including aluminum extrusion and polyvinyl butyral, are subject to significant fluctuations derived from changes in price or volume. A variety of factors over which we have no control, including global demand for aluminum, fluctuations in oil prices, speculation in commodities futures and the creation of new laminates or other products based on new technologies, impact the cost of raw materials which we purchase for the manufacture of our products.

We quote our prices of aluminum products based on the price of aluminum in the London Metal Exchange plus a premium, and our suppliers of glass and polyvinyl butyral provide us with price lists that are updated annually, thus reducing the risk of changing prices for orders in the short term. While we may attempt to minimize the risk from severe price fluctuations by entering into aluminum forward contracts to hedge these fluctuations in the purchase price of aluminum extrusion we use in production, substantial, prolonged upward trends in aluminum prices could significantly increase the cost of our aluminum needs and have an adverse impact on the results of our operations. If we are not able to pass on significant cost increases to our customers, our results in the future may be negatively affected including without limitation by a delay between the cost increases and price increases in our products. Accordingly, the price volatility of raw materials could adversely affect our financial condition and results of operations in the future.

S-14

We depend on third-party suppliers for our raw materials and any failure of such third-party suppliers in providing raw materials could negatively affect our ability to manufacture our products.

Our ability to offer a wide variety of products to our customers depends on our receipt of adequate material supplies from manufacturers and other suppliers. It is possible in the future that our competitors or other suppliers may create products based on new technologies that are not available to us or are more effective than our products at surviving hurricane-force winds and wind-borne debris or that they may have access to products of a similar quality at lower prices. Although in some instances we have agreements with our suppliers, these agreements are generally terminable by us or the supplier counterparties on limited notice. We have a fixed set of maximum price rates, and from those prices we negotiate with the supplier of the material depending on the project. We source raw materials and glass necessary to manufacture our products from a variety of domestic and foreign suppliers. During the year ended December 31, 2022, one supplier accounted for more than 10% of total raw material purchases, at 14% of total raw material purchases. Failures of third-party suppliers to provide raw materials to us in the future could have an adverse impact on our operating results or our ability to manufacture our products.

We rely on third-party transportation, which subjects us to risks and costs that we cannot control, and which risks and costs may materially adversely affect our operations.

We rely on third party trucking companies to transport raw materials to the manufacturing facilities used by each of our businesses and, to a lesser degree, to ship finished products to customers. These transport operations are subject to various hazards and risks, including extreme weather conditions, work stoppages and operating hazards, as well as interstate transportation regulations. In addition, the methods of transportation we utilize may be subject to additional, more stringent and more costly regulations in the future. If we are delayed or unable to ship finished products or unable to obtain raw materials as a result of any such new regulations or public policy changes related to transportation safety, or these transportation companies fail to operate properly, or if there were significant changes in the cost of these services due to new or additional regulations, or otherwise, we may not be able to arrange efficient alternatives and timely means to obtain raw materials or ship goods, which could result in a material adverse effect on our revenues and costs of operations. Transportation costs represent a significant part of our cost structure. If our transportation costs increased substantially, due to prolonged increases in fuel prices or otherwise, we may not be able to control them or pass the increased costs onto customers, and our profitability would be negatively impacted.

We may not realize the anticipated benefit through our joint venture with Saint-Gobain and the planned construction of a new plant as part of the joint venture may not be completed as planned.

On May 3, 2019, we acquired an approximately 25.8% minority interest in the float glass plant of Vidrio Andino Holdings S.A.S, or Vidrio Andino, a Colombia-based subsidiary of Compagnie de Saint-Gobain S.A., or Saint-Gobain, located in the outskirts of Bogota, Colombia in connection with our joint venture agreement with Saint-Gobain. We believe this joint venture has solidified our vertical integration strategy by providing us with an interest in the first stage of our production chain, while securing ample glass supply for our expected production needs. Although our glass supply has run smoothly through the date of this prospectus supplement, we may be unable to realize the planned synergies and fail to integrate some aspects of the facility’s production capacity into our manufacturing process, which may have a negative impact on our financial condition. Additionally, the joint venture agreement includes plans to build a new plant in Galapa, Colombia that will be located approximately 20 miles from our primary manufacturing facility in which we will also have a 25.8% interest. The new plant will be funded with the original cash contribution made by us, operating cash flows from the Bogota plant, and debt incurred at the joint venture level that will not consolidate into our company.

There can be no assurance that the anticipated joint venture cost synergies, increases in capacity or production and optimization of certain manufacturing processes associated with the reduction of raw material waste, and supply chain synergies, including purchasing raw materials at more advantageous prices, will be achieved, or that they might not be significantly and materially less than anticipated or that the completion of the joint venture with Saint-Gobain will be timely or effectively accomplished. In addition, our ability to realize the anticipated cost synergies and production capacity increases are subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control, such as changes to government regulation governing or otherwise impacting our industry, operating difficulties, client preferences, changes in competition and general economic or industry condition.

S-15

Constructing a new manufacturing facility involves risks, including financial, construction and governmental approval risks. If Vidrio Andino’s plant fails to produce the anticipated cash flow, if we are unable to allocate the required capital to the new plant, if we are unable to secure the necessary permits, approvals or consents or if we are unable to enter into a contract for the construction of the plant on suitable terms, we will fail to realize the expected benefits of the joint venture.

The success of our business depends, in part, on our ability to execute our acquisition strategy, to successfully integrate acquisitions and to retain key employees of our acquired businesses and to retain key employees of our acquired businesses.

A portion of our historical growth has occurred through acquisitions, and we may enter into additional acquisitions in the future. We may at any time be engaged in discussions or negotiations with respect to possible acquisitions, including transactions that would be significant to us. We regularly make, and we expect to continue to make, acquisition proposals, and we may enter into letters of intent for acquisitions. We cannot predict the timing of any contemplated transactions. To successfully finance such acquisitions, we may need to raise additional equity capital and indebtedness, which could increase our leverage level above our current leverage level. We cannot assure you that we will enter into definitive agreements with respect to any contemplated transactions or that transactions contemplated by any definitive agreements will be completed on time or at all. Our growth has placed, and will continue to place, significant demands on our management and operational and financial resources. Acquisitions involve risks that the businesses acquired will not perform as expected and that business judgments concerning the value, strengths and weaknesses of acquired businesses will prove incorrect.

Acquisitions may require integration of acquired companies’ sales and marketing, distribution, purchasing, finance and administrative organizations, as well as exposure to different legal and regulatory regimes in jurisdictions in which we have not previously operated. We may not be able to successfully integrate any business we may acquire or have acquired into our existing business, and any acquired businesses may not be profitable or as profitable as we had expected. Our inability to complete the integration of new businesses in a timely and orderly manner could increase costs and lower profits. Factors affecting the successful integration of acquired businesses include, but are not limited to, the following:

●	We may become liable for certain liabilities of any acquired business, whether or not known to us. These risks could include, among others, tax liabilities, product liabilities, asbestos liabilities, environmental liabilities, pension liabilities and liabilities for employment practices, and they could be significant.

●	Substantial attention from our senior management and the management of the acquired business may be required, which could decrease the time that they have to service and attract customers.

●	The complete integration of acquired companies depends, to a certain extent, on the full implementation of our financial systems and policies.

●	We may actively pursue a number of opportunities simultaneously and we may encounter unforeseen expenses, complications and delays, including difficulties in employing sufficient staff and maintaining operational and management oversight.

We may not be able to realize the expected return on our growth and efficiency capital expenditure plan.

In recent years, we have made significant capital expenditures which include:

●	Automation of six window assembly production lines, increasing efficiencies, labor and material waste costs with an estimated reduction of on-site damage by 30%;

●	Additional aluminum expansion project to increase capacity by approximately 750 tons/month;

S-16

●	Further automation of additional glass lines, increasing efficiencies on an end-to-end basis reducing lead times, headcount and on-site damage by approximately 40%;

●	Upgrading vacuum magnetron sputter coating machinery to allow coating of glass before tempering;

●	Construction of a 500,000 square foot warehouse with two numerical punching machines, two metal benders and a complete painting line; and

●	Automation of two centralized aluminum warehouses for storing, sorting and delivering extrusion matrices and aluminum profiles to our internal production processes that reduce lead times for the assembly of architectural systems and reduce on-site damage to materials.

There can be no assurance that the anticipated cost saving initiatives will be achieved, or that they will not be significantly and materially less than anticipated, or that the completion of such cost savings initiatives will be effectively accomplished. In addition, our ability to realize the anticipated cost savings are subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control, such as changes to government regulation governing or otherwise impacting our industry, operating difficulties, client preferences, changes in competition and general economic or industry conditions. If we fail to realize the anticipated cost savings, it could have a negative impact on our financial position.

Our success depends upon our ability to develop new products and services, integrate acquired products and services and enhance existing products and services through product development initiatives and technological advances. Any failure to make such improvements could harm our future business and prospects.

We have continuing programs designed to develop new products and to enhance and improve our existing products. We are expending resources for the development of new products in all aspects of our business, including products that can reach a broader customer base. Some of these new products must be developed due to changes in legislative, regulatory or industry requirements or in competitive technologies that render certain of our existing products obsolete or less competitive. The successful development of our products and product enhancements are subject to numerous risks, both known and unknown, including unanticipated delays, access to significant capital, budget overruns, technical problems and other difficulties that could result in the abandonment or substantial change in the design, development and commercialization of these new products. The events could have a materially adverse impact on the results of our operations.

Given the uncertainties inherent with product development and introduction, including lack of market acceptance, we cannot provide assurance that any of our product development efforts will be successful on a timely basis or within budget, if at all. Failure to develop new products and product enhancements on a timely basis or within budget could harm our business and prospects. In addition, we may not be able to achieve the technological advances necessary for us to remain competitive, which could have a materially negative impact on our financial condition.

The homebuilding industry and the home repair and remodeling sector are regulated, and any increased regulatory restrictions could negatively affect our sales and results of operations.

The homebuilding industry and the home repair and remodeling sector are subject to various local, state, and federal statutes, ordinances, rules and regulations concerning zoning, building design and safety, hurricane and floods, construction, and similar matters, including regulations that impose restrictive zoning and density requirements in order to limit the number of homes that can be built within the boundaries of a particular area. Increased regulatory restrictions could limit demand for new homes and home repair and remodeling products, which could negatively affect our sales and results of operations. We may not be able to satisfy any future regulations, which consequently could have a negative effect on our sales and results of operations.

S-17

Changes in building codes could lower the demand for our impact-resistant windows and doors.

The market for our impact-resistant windows and doors depends in large part on our ability to satisfy state and local building codes that require protection from wind-borne debris. If the standards in such building codes are raised, we may not be able to meet such requirements, and demand for our products could decline. Conversely, if the standards in such building codes are lowered or are not enforced in certain areas, demand for impact-resistant products may decrease. If we are unable to satisfy future regulations, including building code standards, it could negatively affect our sales and results of operations. Further, if states and regions that are affected by hurricanes but do not currently have such building codes fail to adopt and enforce hurricane protection building codes, our ability to expand our business in such markets may be limited.

We are subject to labor, and health and safety regulations, and may be exposed to liabilities and potential costs for lack of compliance.

We are subject to labor and health and safety laws and regulations that govern among other things the relationship between us and our employees and the health and safety of our employees. If we are found to have violated any labor or health and safety laws, we may be exposed to penalties and sanctions including the payment of fines. In particular, most of our employees are hired through temporary staffing companies and are employed under one-year fixed-term employment contracts. According to applicable labor law regarding temporary staffing companies, if we exceed the limits for hiring temporary employees and the Colombian Ministry of Labor identifies the existence of illegal outsourcing, sanctions may be imposed along with probable lawsuits by employees claiming the existence of a labor relationship. Our subsidiaries could also be subject to work stoppages or closure of operations.

The above, could result in cancellation or suspension of governmental registrations, authorizations and licenses issued by other authorities, any one of which may result in interruption or discontinuity of business, and could consequently materially and adversely affect our business, financial condition or results of operations.

Equipment failures, delays in deliveries and catastrophic loss at our manufacturing facility could lead to production curtailments or shutdowns that prevent us from producing our products.

An interruption in production capabilities at any of our facilities because of equipment failure or other reasons could result in our inability to produce our products, which would reduce our sales and earnings for the affected period. In addition, we generally manufacture our products only after receiving the order from the customer and thus do not hold large inventories. If there is a stoppage in production at our manufacturing facilities, even if only temporarily, or if they experience delays because of events that are beyond our control, delivery times could be severely affected. Any significant delay in deliveries to our customers could lead to increased product returns, cancellations or delay damages and cause us to lose future sales. Our manufacturing facilities are also subject to the risk of catastrophic loss due to unanticipated events such as fires, explosions, or violent weather conditions. If we experience plant shutdowns or periods of reduced production because of equipment failure, delays in deliveries or catastrophic loss, it could have a material adverse effect on the results of our operations or our financial condition. Further, we may not have adequate insurance to compensate for all losses that result from any of these events.

Our reliance on a single facility subjects us to concentrated risks.

We currently operate the vast majority of our business from a single production facility in Barranquilla, Colombia. Due to the lack of diversification in our assets and geographic location, and an interdependency related to our vertical integration, an adverse development at or impacting our facility or in local or regional economic or political conditions could have a significantly greater impact on the results of our operations and financial condition than if we maintained more diverse assets and locations. While we implement preventative and proactive maintenance at our facility, it is possible that we could experience prolonged periods of reduced production and increased maintenance and repair costs due to equipment failures. In addition, because of our single facility and location, in certain cases we rely on limited or single suppliers for significant inputs such as electricity. We are also reliant on the adequacy of the local skilled labor force to support our operations. Supply interruptions to or labor shortages or stoppages at our facility could be caused by any of the aforementioned factors, many of which are beyond our control, and would adversely affect our operations, and we would not have any ability to offset this concentrated impact with activities at any alternative facilities or locations.

S-18

Customer concentration and related credit, commercial and legal risk may adversely impact our future earnings and cash flows.

Our ten largest third-party customers worldwide collectively accounted for 32% of our total annual revenue for the year ended December 31, 2022, though no single customer accounted for more than 10% of annual revenues. We also do not have any long-term requirements contracts pursuant to which we would be required to fulfill customers on an as-needed basis.

Although the customary terms of our arrangements with customers in Latin America and the Caribbean typically require a significant upfront payment ranging between 30% and 50% of the cost of an order, if a large customer were to experience financial difficulty, or file for bankruptcy or similar protection, or if we were unable to collect amounts due from customers that are currently under bankruptcy or similar protection, it could adversely impact the results of our operations, cash flows and asset valuations. Therefore, the risk we face in doing business with these customers may increase. Financial problems experienced by our customers could result in the impairment of our assets and a decrease in our operating cash flows and may also reduce or curtail our customers’ future use of our products and services, which may have an adverse effect on our revenues.

Disagreements between parties can arise as a result of the scope and nature of the relationship and ongoing negotiations. Although we do not have any disputes with any major customers as of the date hereof that are expected to have a material adverse effect on our financial position, results of operations or cash flows, we cannot predict whether such disputes will arise in the future.

Our results may not match our provided guidance or the expectations of securities analysts or investors, which likely would have an adverse effect on the market price of our securities.

Our results may fall below provided guidance and the expectations of securities analysts or investors in future periods. Our results may vary depending on a number of factors, including, but not limited to, fluctuating customer demand, delay or timing of shipments, construction delays or cancellations due to lack of financing for construction projects or market acceptance of new products. Manufacturing or operational difficulties that may arise due to quality control, capacity utilization of our production equipment or staffing requirements may also adversely affect annual net sales and operating results. Moreover, where we participate in fixed-price contracts for installation services, changes in timing of construction projects or difficulties or errors in their execution caused by us or other parties, could result in a failure to achieve expected results. In addition, competition, including new entrants into our markets, the introduction of new products by competitors, adoption of improved technologies by competitors and competitive pressures on prices of products and services, could adversely affect our results. Finally, our results may vary depending on raw material pricing, the potential for disruption of supply and changes in legislation that could have an adverse impact on labor or other costs. Our failure to meet our provided guidance or the expectations of securities analysts or investors would likely adversely affect the market price of our securities.

If new construction levels and repair and remodeling markets decline, such market pressures could negatively affect the results of our operations.

The architectural glass industry is subject to the cyclical market pressures of the larger new construction and repair and remodeling markets. In turn, these larger markets may be affected by adverse changes in economic conditions such as demographic trends, employment levels, interest rates, commodity prices, availability of credit and consumer confidence, as well as by changing needs and trends in the markets, such as shifts in customers’ preferences and architectural trends. Any future downturn or any other negative market pressures could negatively affect the results of our operations in the future, as margins may decrease as a direct result of an overall decrease in demand for our products. Additionally, we may have idle capacity which may have a negative effect on our cost structure.

We may be adversely affected by disruptions to our manufacturing facilities or disruptions to our customer, supplier or employee base.

Any disruption to our facilities resulting from weather-related events, fire, an act of terrorism or any other cause could damage a significant portion of our inventory, affect our distribution of products and materially impair our ability to distribute products to customers. We could incur significantly higher costs and longer lead times associated with distributing our products to customers during the time that it takes for us to reopen or replace a damaged facility. In addition, if there are disruptions to our customer and supplier base or to our employees caused by weather-related events, acts of terrorism, pandemics, or any other cause, our business could be temporarily adversely affected by higher costs for materials, increased shipping and storage costs, increased labor costs, increased absentee rates and scheduling issues. Any interruption in the production or delivery of our supplies could reduce sales of our products and increase costs.

S-19

Our business involves complex manufacturing processes that may cause personal injury or property damage, subjecting us to liabilities, possible losses and other disruptions of our operations in the future, which may not be covered by insurance.

Our business involves complex manufacturing processes. Some of these processes involve high pressures, temperatures, hot metal and other hazards that present certain safety risks to workers employed at our manufacturing facilities. The potential exists for accidents involving death or serious injury. Although our management is highly committed to health and safety, since January 2014, two fatalities have occurred at our operations. The potential liability resulting from any such accident to the extent not covered by insurance could result in unexpected cash expenditures, thereby reducing the cash available to operate our business. Such an accident could disrupt operations at any of our facilities, which could adversely affect our ability to deliver products to our customers on a timely basis and to retain our current business.

Operating hazards inherent in our business, some of which may be outside of our control, can cause personal injury and loss of life, damage to or destruction of property, plant and equipment and environmental damage. We maintain insurance coverage in amounts and against the risks we believe are consistent with industry practice, but this insurance may not be adequate or available to cover all losses or liabilities we may incur in our operations. Our insurance policies are subject to varying levels of deductibles. Losses up to our deductible amounts accrue based upon our estimates of the ultimate liability for claims incurred and an estimate of claims incurred but not reported. However, liabilities subject to insurance are difficult to estimate due to unknown factors, including the severity of an injury, the determination of our liability in proportion to other parties, the number of incidents not reported and the effectiveness of our safety programs. If we were to experience insurance claims or costs above our estimates, we might also be required to use working capital to satisfy these claims.

The nature of our business exposes each of our subsidiaries to product liability and warranty claims that, if adversely determined, could negatively affect our financial condition and results of operations and the confidence of customers in our products.

Our subsidiaries are, from time to time, involved in product liability and product warranty claims relating to the products they manufacture and distribute that, if adversely determined, could adversely affect our financial condition, results of operations and cash flows. In addition, they may be exposed to potential claims arising from the conduct of homebuilders and home remodelers and their sub-contractors. We may not be able to maintain insurance on acceptable terms or insurance may not provide adequate protection against potential liabilities in the future. Product liability claims can be expensive to defend and can divert the attention of management and other personnel for significant periods, regardless of the ultimate outcome. Claims of this nature could also have a negative impact on customer confidence in our products and us.

We are subject to potential exposure to environmental liabilities and are subject to environmental regulation and any such liabilities or regulation may negatively affect our costs and results of operations in the future.

Our subsidiaries are subject to various national, state and local environmental laws, ordinances and regulations that are frequently changing and becoming more stringent. Although we believe that our facilities are materially in compliance with such laws, ordinances and regulations, we cannot be certain that we will, at all times, be able to maintain compliance. Furthermore, as owners of real property, our subsidiaries can be held liable for the investigation or remediation of contamination on such properties, in some circumstances, without regard to whether we knew of or were responsible for such contamination. Remediation may be required in the future because of spills or releases of petroleum products or hazardous substances, the discovery of unknown environmental conditions, or more stringent standards regarding existing residual contamination. Environmental regulatory requirements may become more burdensome, increase our general and administrative costs, the availability of construction materials, raw materials and energy, and increase the risk that our subsidiaries incur fines or penalties or be held liable for violations of such regulatory requirements. New regulations regarding climate change may also increase our expenses and eventually reduce our sales.

S-20

Weather can materially affect our business and we are subject to seasonality.

Seasonal changes and other weather-related conditions can adversely affect our business and operations through a decline in both the use and production of our products and demand for our services. Adverse weather conditions, such as extended rainy and cold weather in the spring and fall, can reduce demand for our products and reduce sales or render our distribution operations less efficient. Major weather events such as hurricanes, tornadoes, tropical storms and heavy snows with quick rainy melts could adversely affect sales in the near term.

Construction materials production and shipment levels follow activity in the construction industry, which typically occurs in the spring, summer and fall. Warmer and drier weather during the second and third quarters typically result in higher activity and revenue levels during those quarters. The first quarter typically has lower levels of activity partially due to inclement weather conditions. The activity level during the second quarter varies greatly with variations in temperature and precipitation.

Our results of operations could be significantly affected by foreign currency fluctuations and currency regulations.

We are subject to risks relating to fluctuations in currency exchange rates that may affect our sales, cost of sales, operating margins and cash flows. During the year ended December 31, 2022, approximately 2% of our revenues and 37% of our expenses were in Colombian pesos. The remainder of our expenses and revenues were denominated, priced and realized in U.S. Dollars. In the future, and especially as we further expand our sales in other markets, our customers may increasingly make payments in non-U.S. currencies. In addition, currency devaluation can result in a loss to us if we hold monetary assets in that currency. Hedging foreign currencies can be difficult and costly, especially if the currency is not actively traded. We cannot predict the effect of future exchange rate fluctuations on our operating results.

In addition, we are subject to risks relating to governmental regulation of foreign currency, which may limit our ability to:

●	transfer funds from or convert currencies in certain countries;

●	repatriate foreign currency received in excess of local currency requirements; and

●	repatriate funds held by foreign subsidiaries to the United States at favorable tax rates.

Furthermore, the Colombian government and the Colombian Central Bank intervene in the country’s economy and occasionally make significant changes in monetary, fiscal and regulatory policy, which may include the following measures:

●	controls on capital flows; and

●	international investments and exchange regime.

For a more detailed description of foreign exchange regulations in Colombia, see “Risk factors – Risks Related to Colombia and Other Countries Where We Operate – The Colombian government and the Central Bank exercise significant influence on the Colombian economy”.

As we continue to increase our operations in foreign countries, there is an increased risk that foreign currency controls may create difficulty in repatriating profits from foreign countries in the form of taxes or other restrictions, which could restrict our cash flow.

S-21

We are dependent on certain key personnel, the loss of whom could materially affect our financial performance and prospects in the future.

Our continued success depends largely upon the continued services of our senior management and certain key employees. Each member of our senior management teams has substantial experience and expertise in his or her industry and has made significant contributions to our growth and success. However, we do not have employment agreements in place for any of our executive officers. Accordingly, we face the risk that members of our senior management may not continue in their current positions and the loss of the services of any of these individuals could cause us to lose customers and reduce our net sales, lead to employee morale problems and the loss of other key employees or cause disruptions to production. In addition, we may be unable to find qualified individuals to replace any senior executive officers who leave our employ or that of our subsidiaries.

Members of our management team have been, may be, or may become, involved in litigation, investigations or other proceedings. The defense or prosecution of these matters could be time-consuming and could divert our management’s attention, and may have an adverse effect on us.

During the course of their careers, our officers and directors have been, may be or may in the future become involved in litigation, investigations or other proceedings. Our officers and directors also may become involved in litigation, investigations or other proceedings involving claims or allegations related to or as a result of their personal conduct, either in their capacity as a corporate officer or director or otherwise, and may be personally named in such actions and potentially subject to personal liability. Any such liability may or may not be covered by insurance and/or indemnification, depending on the facts and circumstances. The defense or prosecution of these matters could be time-consuming. Any litigation, investigations or other proceedings and the potential outcomes of such actions may divert the attention and resources of our officers and directors away from our operations and may negatively affect our reputation, which may adversely impact our operations and profitability.

We have entered into significant transactions with affiliates or other related parties, which may result in conflicts of interest.

We have entered into transactions with affiliates or other related parties in the past and may do so again in the future. While we believe such transactions have been and will continue to be negotiated on an arm’s length basis, and in compliance with accepted transfer pricing guidelines when applicable, giving us a competitive advantage with vertical integration, there can be no assurance that such transactions could not give rise to conflicts of interest that could adversely affect our financial condition and results of operations.

The interests of our controlling shareholders could differ from the interests of our other shareholders.

The selling securityholder, ENERGY HOLDING CORPORATION, exercises significant influence over us as a result of its majority shareholder position and voting rights. As of the date of this prospectus supplement, ENERGY HOLDING CORPORATION beneficially owns approximately 56.5% of our outstanding ordinary shares. ENERGY HOLDING CORPORATION, in turn, is controlled by members of the Daes family, who together own 100% of the shares of ENERGY HOLDING CORPORATION. See the section below entitled “Principal Securityholders”. Accordingly, our controlling shareholders would have considerable influence regarding the outcome of any transaction that requires shareholder approval. In addition, if we are unable to obtain requisite approvals from ENERGY HOLDING CORPORATION, we may be prevented from executing critical elements of our business strategy.

We conduct all of our operations through our subsidiaries, will rely on payments from our subsidiaries to meet all of our obligations and may fail to meet our obligations if our subsidiaries are unable to make payments to us.

We are a holding company and derive substantially all of our operating income from our subsidiaries. All of our assets are held by our subsidiaries, and we rely on the earnings and cash flows of our subsidiaries to meet our debt service obligations or dividend payments. The ability of our subsidiaries to make payments to us will depend on their respective operating results and may be restricted by, among other things, the laws of their jurisdiction of organization including Colombian foreign exchange regulations (which may limit the amount of funds available for distributions to us), the terms of existing and future indebtedness and other agreements of our subsidiaries, including their credit facilities, and the covenants of any future outstanding indebtedness we or our subsidiaries incur. See “Risk Factors – Risks Related to Colombia and Other Countries Where We Operate – The Colombian government and the Central Bank exercise significant influence on the Colombian economy.” If our subsidiaries are unable to declare dividends, our ability to meet debt service or dividend payments may be impacted. The ability of our subsidiaries in Colombia to declare dividends up to the total amount of their capital is not restricted by current laws, covenants in debt agreements or other agreements but could be restricted pursuant to applicable law in the future or if our Colombian subsidiaries undergo a transformation to other types of corporate entities.

S-22

Increasing interest rates could materially adversely affect our ability to generate positive cashflows and secure financing required to carry out our strategic plans.

Historically, portions of our debt have been indexed to variable interest rates. A variety of factors we have no control over impact prevailing interest rates. A rise in interest rates could negatively impact the cost of financing for a portion of our debt with variable interest rates, which could negatively impact our cash flow generation. Furthermore, a rise in interest rates could limit our ability to obtain financing required to support our growth through our continuing programs designed to develop new products, expand the capacity of our manufacturing facilities and execute our acquisition strategy. While we may mitigate the risk derived from interest rate fluctuations by entering into derivative contracts or by obtaining fixed rate financing, general increases in interest rates would still have an impact on the cost of financing and our ability to obtain appropriate funding.

Furthermore, the architectural glass industry is directly impacted by general construction activity trends. In turn, these markets may be affected by adverse changes in economic conditions such as interest rates and availability of credit. Any future downturn or any other negative market pressures could negatively affect the results of our operations in the future, as margins may decrease as a direct result of an overall decrease in demand for our products.

Our indebtedness could adversely affect our financial health and prevent us from fulfilling our obligations.

As of March 31, 2023, we and our subsidiaries on a consolidated basis had $173.5 million principal amount of debt outstanding. Our indebtedness could have negative consequences for our financial health. For example, it could:

●	make it more difficult for us to satisfy our obligations with respect to the notes of our other debt;

●	increase our vulnerability to general adverse economic and industry conditions or a downturn in our business;

●	require us to dedicate a portion of our cash flow from operations to debt service, thereby reducing the availability of our cash flow to fund working capital, capital expenditures and other general corporate purposes;

●	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

●	place us at a competitive disadvantage compared to our competitors that are not as highly leveraged;

●	limit, along with the financial and other restrictive covenants in our indebtedness, among other things, our ability to borrow additional funds; and

●	result in an event of default if we fail to satisfy our obligations under the notes or our other debt or fail to comply with the financial and other restrictive covenants contained in the indenture or our other debt instruments, which event of default could result in all of our debt becoming immediately due and payable and could permit certain of our lenders to foreclose on our assets securing such debt.

Any of the above listed factors could have a material adverse effect on our business, financial condition and results of operations. Further, the terms of our existing debt agreements do not, and any future debt may not, fully prohibit us from incurring additional debt. If new debt is added to our current debt levels, the related risks that we now face could intensify.

S-23

Risks Related to Colombia and Other Countries Where We Operate

Our operations are located in Colombia, which may make it more difficult for U.S. investors to understand and predict how changing market and economic conditions will affect our financial results.

Our operations are located in Colombia and consequently are subject to the economic, political and tax conditions prevalent in that country. The economic conditions in Colombia are subject to different growth expectations, market weaknesses and business practices than economic conditions in the U.S. market. We may not be able to predict how changing market conditions in Colombia will affect our financial results.

During 2021, Colombia’s long-term foreign currency sovereign credit ratings were lowered to “Baa2” by Moody’s, and “BB+” by S&P and Fitch, three of the main rating agencies worldwide, as Colombia’s fiscal adjustments seemed to be more protracted and gradual than previously expected. During 2022, the same risk rating agencies re-affirmed Colombia’s ratings to “Baa2” “and BB+”, reflecting the country’s track record of macroeconomic and financial stability underpinned by an independent central bank with an inflation targeting regime and a free-floating currency. Colombia’s real GDP increased approximately 7.5% in 2022. During 2022, global inflationary pressures and lower interest rates led Colombia to reach an annual inflation rate of 13.1% in 2022. As a result, the Colombian Central Bank, raised its monetary policy rate from 3% in December 2021, to 12% as of December 31, 2022. In addition, the minimum wage for 2023 was agreed to be increased 16%.

Colombia’s economy, just like most of Latin-American countries, continues to suffer from the effects of high volatility in commodity prices, mainly oil, reflected in its elevated level of external debt. Even though the country has taken measures to stabilize the economy, it is uncertain how will these measures be perceived and if the intended goal of increasing investor’s confidence will be achieved.

Economic and political conditions in Colombia may have an adverse effect on our financial condition and results of operations.

Our financial condition and results of operations depend significantly on macroeconomic and political conditions prevailing in Colombia. Decreases in the growth rate, periods of negative growth, increases in inflation, changes in law, regulation, policy, or future judicial rulings and interpretations of policies involving exchange controls and other matters such as (but not limited to) currency depreciation, foreign exchange regulations, inflation, interest rates, taxation, employment and labor laws, banking laws and regulations and other political or economic developments in or affecting Colombia may affect the overall business environment and may, in turn, adversely impact our financial condition and results of operations in the future. Colombia’s fiscal deficit and growing public debt could adversely affect the Colombian economy. See “Disclosure Regarding Foreign Exchange Rates in Colombia” and “Risk Factors – Risks Related to Colombia and Other Countries Where We Operate – The Colombian government and the Central Bank exercise significant influence on the Colombian economy”.

The Colombian government frequently intervenes in Colombia’s economy and from time to time makes significant changes in monetary, fiscal and regulatory policy. Our business and results of operations or financial condition may be adversely affected by changes in government or fiscal policies, and other political, diplomatic, social, and economic developments that may affect Colombia. We cannot predict what policies the Colombian government will adopt and whether those policies would have a negative impact on the Colombian economy or on our business and financial performance in the future. We cannot assure you as to whether current stability in the Colombian economy will be sustained. If the conditions of the Colombian economy were to deteriorate, our financial conditions and results of operations would be adversely affected.

The Colombian government has historically exercised substantial influence on the local economy, and governmental policies are likely to continue to have an important effect on companies operating in Colombia like our Colombian subsidiaries, market conditions and the prices of the securities of local issuers. The President of Colombia has considerable power to determine governmental policies and actions relating to the economy and may adopt policies that may negatively affect us. We cannot predict which policies will be adopted by the new government and whether those policies would have a negative impact on the Colombian economy in which we operate or our business and financial performance.

S-24

In 2022, congressional and presidential elections took place in Colombia. We cannot assure you that measures adopted by the Colombian government under its new regime continue to be consistent with former policy and will not affect the country’s overall economic outlook and performance. The new leadership under the elected government may have negative effects on macroeconomic stability and therefore on the construction industry as a whole and finally, on our company’s operations and future prospects. Although we don’t estimate a significant effect in the short term based on our current backlog and ongoing activity, it is uncertain as to how a new regime could affect our business in the longer term. In addition, we cannot predict the effects that such policies will have on the Colombian economy. Furthermore, we cannot assure you that the Colombian peso will not continue to depreciate relative to other currencies in the future, which could have a materially adverse effect on our financial condition.

The Colombian Government and the Central Bank exercise significant influence on the Colombian economy.

Although the Colombian government has not imposed foreign exchange restrictions since 1990, Colombia’s foreign currency markets have historically been extremely regulated. Colombian law permits the Central Bank to impose foreign exchange controls to regulate the remittance of dividends and/or foreign investments in the event that the foreign currency reserves of the Central Bank fall below a level equal to the value of three months of imports of goods and services into Colombia. An intervention that precludes our Colombian subsidiaries from possessing, utilizing or remitting U.S. Dollars would impair our financial condition and results of operations, and would impair the Colombian subsidiary’s ability to convert any dividend payments to U.S. Dollars.

The Colombian government and the Central Bank may also seek to implement new policies aimed at controlling further fluctuation of the Colombian peso against the U.S. Dollar and fostering domestic price stability. The Central Bank may impose certain mandatory deposit requirements in connection with foreign-currency denominated loans obtained by Colombian residents, including TG and ES. We cannot predict or control future actions by the Central Bank in respect of such deposit requirements, which may involve the establishment of a different mandatory deposit percentage. The U.S. Dollar/Colombian peso exchange rate has shown some instability in recent years. Please see “Disclosure Regarding Foreign Exchange Controls and Exchange Rates in Colombia” for actions the Central Bank could take to intervene in the exchange market.

The Colombian Government has considerable power to shape the Colombian economy and, consequently, affect the operations and financial performance of businesses. The Colombian Government may seek to implement new policies aimed at controlling further fluctuation of the Colombian peso against the U.S. Dollar and fostering domestic price stability. The president of Colombia has considerable power to determine governmental policies and actions relating to the economy and may adopt policies that are inconsistent with those of the prior government or that negatively affect us.

While the Colombian Government does not currently restrict the ability of Colombian or foreign persons or entities to convert Colombian pesos to U.S. Dollars, it may do so in the future. Any restrictive exchange control policy could adversely affect our ability to make payments in U.S. Dollars and could also have a material adverse effect on our financial condition and results of operations.

Factors such as Colombia’s growing public debt and fluctuating exchange rates could adversely affect the Colombian economy.

Colombia’s fiscal deficit and growing public debt could adversely affect the Colombian economy. In 2020, due in part to the COVID-19 pandemic, increased government expenses and lower tax collection, the fiscal deficit rose to 7.8% of the GDP of Colombia. In 2021, economic recovery along with higher tax collection stabilized the fiscal deficit to 7.5% of the GDP of Colombia and it closed at approximately 5.5% at the end of 2022 as a result of the consolidation of economic recovery, higher tax collection and lower expenses associated with the COVID-19 pandemic. The Colombian government is now targeting a reduction of the fiscal deficit to 3.8% of the GDP of Colombia by the end of 2023.

In recent years, the Colombian currency had shown some short-term volatility vis-à-vis the U.S. Dollar. The Colombian Peso depreciated 21% and 16% against U.S. Dollar in 2022 and 2021, respectively. Any international conflicts or related events have the potential to create an exchange mismatch, given the vulnerability and dependence of the Colombian economy on external financing and its vulnerability to any disruption in its external capital flows and its trade balance.

S-25

We cannot assure you that any measures taken by the Colombian government and the Central Bank would be sufficient to control any resulting fiscal or exchange imbalances. Any further disruption in Colombia’s fiscal and trade balance may therefore cause Colombia’s economy to deteriorate and adversely affect our business, financial condition and results of operations.

Economic instability in Colombia could negatively affect our ability to sell our products.

A significant decline in economic growth of any of Colombia’s major trading partners - in particular, the United States, China, and Mexico - could have a material adverse effect on each country’s balance of trade and economic growth. In addition, a “contagion” effect, where an entire region or class of investments becomes less attractive to, or subject to outflows of funds by, international investors could negatively affect the Colombian economy.

The 2020 global economic crisis, resulting from the outbreak of the COVID-19 pandemic which negatively affected many economic sectors and countries around the world, had negative effects on the Colombian economy. In addition, several supply chain shocks originated during the pandemic that might further strain and adversely affect the global economy. In 2021, Colombia began to recover from the COVID-19 pandemic. Colombian real GDP increased approximately 9.5% in 2021 as economic activity returned to pre-pandemic levels due to the commercial reactivation of every sector and the advance of COVID-19 vaccinations. As of March 31, 2023, Tecnoglass’s U.S. and Latin American customers and suppliers are fully operational, and virtually all of our employees have been vaccinated against COVID-19 and are working on site.

Even though exports from Colombia, principally petroleum and petroleum products, and gold, have grown in recent years, fluctuations in commodity prices pose a significant challenge to their contribution to the country’s balance of payments and fiscal revenues. Unemployment continues to be high in Colombia compared to other economies in Latin America. Furthermore, recent political and economic actions in the Latin American region, including actions taken by the Argentine and Venezuelan governments, may negatively affect international investor perception of the region. We cannot assure you that growth achieved over the past decade by the Colombian economy will continue in future periods. The long-term effects of the global economic and financial crisis on the international financial system remain uncertain. In addition, the effect on consumer confidence of any actual or perceived deterioration of household incomes in the Colombian economy may have a material adverse effect on the results of our operations and financial condition.

We are dependent on sales to customers outside Colombia and any failure to make these sales may adversely affect our operating results in the future.

In the year ended December 31, 2022, 98% of our sales were to customers outside Colombia, including to the United States and Panama, and we expect sales into the United States and other foreign markets to continue to represent a significant portion of our net sales. Foreign sales and operations are subject to changes in local government regulations and policies, including those related to tariffs and trade barriers, investments, property ownership rights, taxation, exchange controls and repatriation of earnings. An increase in tariffs on products shipped to countries like the United States, or changes in the relative values of currencies occur from time to time and could affect our operating results. This risk and the other risks inherent in foreign sales and operations could adversely affect our operating results in the future.

We are subject to regional and national economic conditions in the United States.

The economy in Florida and throughout the United States could negatively impact demand for our products as it has in the past, and macroeconomic forces such as employment rates and the availability of credit could have an adverse effect on our sales and results of operations. Our U.S. business is concentrated geographically in Florida, which optimizes manufacturing efficiencies and logistics, but further concentrates our business, and another prolonged decline in the economy of the state of Florida or of nearby coastal regions, a change in state and local building code requirements for hurricane protection, or any other adverse condition in the state or certain coastal regions, could cause a decline in the demand for our products, which could have an adverse impact on our sales and results of operations. Our strategy of continued geographic diversification seeks to reduce our exposure to such region-specific risks.

S-26

Global trade tensions and political conditions in the United States, as well as the U.S. government’s approach to NAFTA and/or other trade agreements, treaties or policies, may adversely affect the results of our operations and financial condition.

Our operations are located in Colombia and may be, to varying degrees, affected by economic and market conditions in other countries. Trade barriers being erected by major economies may limit our ability to sell products in other markets and execute our growth strategies. Economic conditions in Colombia are correlated with economic conditions in the United States. As a result, any downturn in economic activity could have a negative impact on our business in the United States, which as of December 31, 2022, accounted for 96% of our net operating revenues.

The termination or re-negotiation of free trade agreements or other related events could also indirectly have an adverse effect on the Colombian economy. Although economic conditions in other emerging market countries and in the United States may differ significantly from economic conditions in Colombia, investors’ reactions to developments in other countries may have an adverse effect on the market value of securities of Colombian companies. There can be no assurance that future developments in other emerging market countries and in the United States, over which we have no control, will not have a material adverse effect on our liquidity.

The armed conflict between Russia and Ukraine, including sanctions and tensions between the United States along with several other countries and Russia, may adversely affect the results of our operations.

The Russian invasion of Ukraine starting in February 2022 has escalated global tensions between the United States and NATO countries against Russia. Colombia has also condemned Russia’s invasion of Ukraine. Multiple economic sanctions and other measures against Russia are being imposed by many countries worldwide which has impacted the global economy as many commercial, industrial and financial businesses are closing operations in Russia. Trade restrictions imposed on Russia have led to increasing prices of oil, fluctuation in commodities markets and destabilizing many foreign currencies’ exchange rates.

Further escalation of conflict can lead to severe constraints on global supply chains such as logistics obstructions, raw material price increases and shortages, and higher energy costs. Disruptions in global supply chains can adversely affect our ability to manufacture and deliver products to our customers. Additionally, fluctuating foreign currencies’ exchange rates could impact the profitability of our foreign subsidiaries which are at the core of our business.

Colombia has experienced and continues to experience internal security issues that have had or could have a negative effect on the Colombian economy and our financial condition.

Colombia has experienced and continues to experience internal security issues, primarily due to the activities of guerrilla groups, such as dissidents from the former Revolutionary Armed Forces of Colombia (Fuerzas Armadas Revolucionarias de Colombia, or FARC) and the National Liberation Army (Ejercito de Liberación Nacional, or ELN,) paramilitary groups and drug cartels. In remote regions of the country with minimal governmental presence, these groups have exerted influence over the local population and funded their activities by protecting, and rendering services to, drug traffickers. Even though the Colombian government’s policies have reduced guerilla presence and criminal activity, particularly in the form of terrorist attacks, homicides, kidnappings and extortion, such activity persists in Colombia, and possible escalation of such activity and the effects associated with them have had and may have in the future a negative effect on the Colombian economy and on us, including on our customers, employees, results of operations and financial condition. The Colombian government commenced peace talks with the FARC in August 2012, and peace negotiations with the ELN began in November 2016. The Colombian government and the FARC signed a peace deal on September 26, 2016, which was amended after voters rejected it in the referendum held on October 2, 2016. The new agreement was signed on November 24, 2016, and was ratified by the Colombian Congress on November 30, 2016 and is being implemented. Pursuant to the peace agreements negotiated between the FARC and the Colombian government in 2016, the FARC occupies five seats in the Colombian Senate and five seats in the Colombian House of Representatives. The new deal clarifies protection to private property, is expected to increase the government’s presence in rural areas and bans former rebels from running for office in certain newly created congressional districts in post-conflict zones. As a result, during the transition process, Colombia may experience an increase in internal security issues, drug-related crime and guerilla and paramilitary activities, which may have a negative impact on the Colombian economy. Our business or financial condition could be adversely affected by rapidly changing economic or social conditions, including the Colombian government’s response to implementation of the agreement with FARC and ongoing peace negotiations, if any, which may result in legislation that increases the tax burden of Colombian companies.

S-27

Despite efforts by the Colombian government, drug-related crime, guerrilla paramilitary activity and criminal bands continue to exist in Colombia, and allegations have surfaced regarding members of the Colombian Congress and other government officials having ties to guerilla and paramilitary groups. The new Colombian government in 2022 reinstated the negotiation sessions with the ELN that were suspended previously and Law 418 of 2022 was enacted for the Colombian Government to conduct peace talks with illegal armed groups in Colombia. Such law sets forth the delimitation of geographical areas in the country for such peace talks to be conducted (regiones de paz). The Colombian government and armed forces will continue making presence in such geographical areas while peace talks take place. We cannot predict the outcome of any peace agreement or negotitions or their impact on the Colombian economy and the perception of security among Colombian citizens.

Tensions with neighboring countries including Venezuela and other Latin American countries may affect the Colombian economy and consequently the results of our operations and financial condition in the future.

Diplomatic relations with Venezuela and neighboring countries have from time to time been tense and have been affected by events surrounding the Colombian armed forces, particularly on Colombia’s borders with Venezuela. Political tensions in Venezuela rose in January 2019 as several countries including Colombia did not recognize the legitimacy of Nicolás Maduro as Venezuelan head of state. However, as of March 31, 2023, Colombia’s new government is aiming to reestablish political and commercial relations with Venezuela. Moreover, in November 2012, the International Court of Justice placed a sizeable area of the Caribbean Sea within Nicaragua’s exclusive economic zone. To date, Colombia continues to deem this area as part of its own exclusive economic zone. Any future deterioration in relations with Venezuela and Nicaragua may result in the closing of borders and could adversely affect financial conditions.

Government policies and actions and judicial decisions in Colombia could significantly affect the local economy and, as a result, the results of our operations and financial condition in the future.

Our results of operations and financial condition may be adversely affected by changes in Colombian governmental policies and actions and judicial decisions involving a broad range of matters, including interest rates, exchange rates, exchange controls, inflation rates, taxation, banking and pension fund regulations and other political or economic developments affecting Colombia. The Colombian government has historically exercised substantial influence over the economy, and its policies are likely to continue to have a significant effect on Colombian companies, including our subsidiaries. The President of Colombia has considerable power to determine governmental policies and actions relating to the economy and may adopt policies that negatively affect our subsidiaries. Future governmental policies and actions, or judicial decisions, could adversely affect the results of our operations or our financial condition.

We are subject to money laundering and terrorism financing risks.

Third parties may use us as a conduit for money laundering or terrorism financing. If we were to be associated with money laundering (including illegal cash operations) or terrorism financing, our reputation could suffer, or we could be subject to legal enforcement (including being added to “blacklists” that would prohibit certain parties from engaging in transactions with us). Our Colombian subsidiaries could also be sanctioned pursuant to criminal anti-money laundering rules in Colombia.

We have adopted a Code of Conduct and a Compliance Manual which includes policies and procedures aimed at helping us prevent, manage and mitigate our exposure and helps surveil and control our activities, together with a hotline to receive anonymous reports. However, such measures, procedures and compliance may not be completely effective in preventing third parties from using us as a conduit for money laundering or terrorism financing without our knowledge, which could have a material adverse effect on our business, financial condition and results of operations.

S-28

Changes in Colombia’s customs, import and export laws and foreign policy, may have an adverse effect on our financial condition and results of operations.

Our business depends significantly on Colombia’s customs and foreign exchange laws and regulations, including import and export laws, as well as on fiscal and foreign policies. In the past we have benefited from, and now currently benefit from, certain customs and tax benefits granted by Colombian laws, such as free trade zones and Plan Vallejo which incentivizes the import of machinery and equipment by providing tax breaks, as well as from Colombian foreign policy, such as free trade agreements with countries like the United States. As a result, our business and results of operations or financial condition may be adversely affected by changes in government or fiscal policies, foreign policy or customs and foreign exchange laws and regulations. We cannot predict what policies the Colombian government will adopt and whether those policies would have a negative impact on the Colombian economy or on our business and financial performance in the future.

It may be difficult or impossible to enforce judgments of courts of the United States and other jurisdictions against our Colombian subsidiaries or any of their directors, officers and controlling persons.

Most of our assets are located in Colombia. As such, it may be difficult or impossible for you to effect service of process on, or to enforce judgments of United States courts against our Colombian subsidiaries and/or against their directors and officers based on the civil liability provisions of the U.S. federal securities laws.

Colombian courts will enforce a U.S. judgment predicated on the U.S. securities laws through a procedural system known under Colombian law as exequatur. Colombian courts will enforce a foreign judgment, without reconsideration of the merits, only if the judgment satisfies the requirements set out in Articles 605 through 607 of Law 1564 of 2012, or the Colombian General Code of Procedure (Código General del Proceso), which provides that the foreign judgment will be enforced if certain conditions are met.

New or higher taxes resulting from changes in tax regulations or the interpretation thereof in Colombia could adversely affect the results of our operations and financial condition in the future.

New tax laws and regulations, and uncertainties with respect to future tax policies pose risks to us. In recent years, the Colombian Congress approved different tax reforms imposing additional taxes and enacted modifications to existing taxes related to financial transactions, dividends, income, value added tax, or VAT, and taxes on net worth.

On September 14, 2021, the Colombian Government enacted Law 2155 (the Social Investment Act), which increases the corporate income tax to 35% for fiscal year 2022 and thereafter, from the current rate of 31% for 2021 that would have decreased to 30% for 2022 under the prior tax regulation. On December 13, 2022, a tax reform was enacted by means of Law 2277, which maintained corporate income tax rate at 35%, and increased income taxes to Free Trade Zones with single enterprise users and non-exporters, from 20% to 35%.

Changes in tax-related laws and regulations, and interpretations thereof, can create additional tax burdens on us and our businesses by increasing tax rates and fees, creating new taxes, limiting tax deductions, and/or eliminating tax-based incentives and non-taxed income. In addition, tax authorities and competent courts may interpret tax regulations differently than us, which could result in tax litigation and associated costs and penalties in part due to the novelty and complexity of new regulation.

We are subject to various U.S. and other applicable export controls and trade and economic sanctions laws and regulations that could impair our ability to compete in international markets and subject us to liability if we are not in full compliance with applicable laws.

Our business activities are subject to various U.S. and other applicable export controls and trade and economic sanctions laws and regulations, including, without limitation, the U.S. Commerce Department’s Export Administration Regulations and the U.S. Treasury Department’s Office of Foreign Assets Control’s, or OFAC’s, trade and economic sanctions programs, the United Nations Security Council, and other relevant sanctions authorities, which we refer to herein collectively as Trade Controls. Such Trade Controls may prohibit or restrict our ability to, directly or indirectly, conduct activities or dealings in or with certain countries or territories that are the subject of comprehensive embargoes (presently, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the so-called Donetsk People’s Republic, and the so-called Luhansk People’s Republic, which we refer to herein collectively as Sanctioned Countries), as well as with individuals or entities that are the target of Trade Controls-related prohibitions and restrictions, which we refer to herein collectively as Sanctioned Parties.

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Our global operations expose us to the risk of violating, or being accused of violating, Trade Controls. Although we have implemented compliance measures designed to prevent transactions with Sanctioned Countries and Sanctioned Parties, we cannot ensure compliance by our employees or representatives for which we may be held responsible, and our failure to successfully comply with applicable Trade Controls may expose us to negative legal and business consequences, including civil or criminal penalties, government investigations, and reputational harm. Investigations of alleged violations can be expensive and disruptive.

Natural disasters in Colombia could disrupt our business and affect the results of our operations and financial condition in the future.

Our operations are exposed to natural disasters in Colombia, such as earthquakes, volcanic eruptions, tornadoes, tropical storms and hurricanes. Heavy rains in Colombia, attributable in part to the La Niña weather pattern, have resulted in severe flooding and mudslides. La Niña is a recurring weather phenomenon, and it may contribute to flooding, mudslides or other natural disasters on an equal or greater scale in the future. In the event of a natural disaster, our disaster recovery plans may prove to be ineffective, which could have a material adverse effect on its ability to conduct our businesses. In addition, if a significant number of our employees and senior managers were unavailable because of a natural disaster, our ability to conduct our business could be compromised. Natural disasters or similar events could also result in substantial volatility in the results of our operations for any fiscal quarter or year.

Risks Related to Us and Our Securities

Because we are incorporated under the laws of the Cayman Islands, you may face difficulties in protecting your interests and your ability to protect your rights through the U.S. Federal courts may be limited.

We are a company incorporated under the laws of the Cayman Islands, and substantially all of our assets are located outside the United States. In addition, a majority of our directors and officers are nationals or residents of jurisdictions other than the United States and all or substantial portions of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon our directors or executive officers, or enforce judgments obtained in the United States courts against our directors or officers.

Our corporate affairs are governed by our third amended and restated memorandum and articles of association, the Companies Act (as Revised) of the Cayman Islands (as the same may be supplemented or amended from time to time) and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are largely governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are different from what they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws as compared to the United States, and certain states, such as Delaware, may have more fully developed and judicially interpreted bodies of corporate law. In addition, Cayman Islands companies may not have standing to initiate a shareholder’s derivative action in a Federal court of the United States.

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We have been advised by Maples and Calder (Cayman) LLP, our Cayman Islands legal counsel, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the securities laws of the United States or any State; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the securities laws of the United States or any State, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. There is recent Privy Council authority (which is binding on the Cayman Islands Court) in the context of a reorganization plan approved by the New York Bankruptcy Court which suggests that due to the universal nature of bankruptcy/insolvency proceedings, foreign money judgments obtained in foreign bankruptcy/insolvency proceedings may be enforced without applying the principles outlined above. However, a more recent English Supreme Court authority (which is highly persuasive but not binding on the Cayman Islands Court), has expressly rejected that approach in the context of a default judgment obtained in an adversary proceeding brought in the New York Bankruptcy Court by the receivers of the bankruptcy debtor against a third party, and which would not have been enforceable upon the application of the traditional common law principles summarized above and held that foreign money judgments obtained in bankruptcy/insolvency proceedings should be enforced by applying the principles set out above, and not by the simple exercise of the Courts’ discretion. Those cases have now been considered by the Cayman Islands Court. The Cayman Islands Court was not asked to consider the specific question of whether a judgment of a bankruptcy court in an adversary proceeding would be enforceable in the Cayman Islands, but it did endorse the need for active assistance of overseas bankruptcy proceedings. We understand that the Cayman Islands Court’s decision in that case has been appealed and it remains the case that the law regarding the enforcement of bankruptcy/insolvency related judgments is still in a state of uncertainty.

If we fail to maintain proper and effective internal controls, our ability to produce accurate financial statements could be impaired, which could adversely affect our business.

Our financial reporting obligations as a public company place a significant strain on our management, operational and financial resources, and systems. We may not be able to implement effective internal controls and procedures to detect and prevent errors in our financial reports, file our financial reports on a timely basis in compliance with SEC requirements, or prevent and detect fraud. Our management may not be able to respond adequately to changing regulatory compliance and reporting requirements. We are an “accelerated filer” as defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and no longer qualify as an “emerging growth company.” If we are not able to adequately implement the requirements of Section 404, we may not be able to assess whether internal controls over financial reporting are effective, which may subject us to adverse regulatory consequences and could harm investor confidence, the market price of our ordinary shares and our ability to raise additional capital.

Anti-takeover provisions in our memorandum and articles of association and Cayman Islands law may discourage or prevent a change of control, even if an acquisition would be beneficial to our shareholders, which could depress the price of our ordinary shares and prevent attempts by our shareholders to replace or remove our current management.

Our memorandum and articles of association contain provisions that may discourage unsolicited takeover proposals that shareholders may consider to be in their best interests. Our board of directors is divided into three classes with staggered three-year terms. Our board of directors has the ability to designate the terms of and issue preferred shares without shareholder approval. We are also subject to certain provisions under Cayman Islands law that could delay or prevent a change of control. Together these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our ordinary shares.

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We are a “controlled company,” controlled by the selling securityholder, ENERGY HOLDING CORPORATION, whose interest in our business may be different from ours or yours.

We are a “controlled company” within the meaning of the NYSE listing standards. Under these rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, a group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements of the NYSE, including (i) the requirement that a majority of the board of directors consist of independent directors, (ii) the requirement that we have a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities and (iii) the requirement that we have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities. Although we meet the definition of a “controlled company” and expect to continue to mee the definition of a “controlled company” after this offering, we have determined at this time not to take advantage of this designation and comply with all the corporate governance rules applicable to listed companies that are not controlled companies. We may, however, determine to take advantage of these exemptions in the future. If we did, you would not have the same protections afforded to stockholders of companies subject to all of the corporate governance requirements of the NYSE.

We cannot assure you that we will continue to pay dividends on our ordinary shares, and our indebtedness, future investments or cashflow generation could limit our ability to continue to pay dividends on our ordinary shares.

Prior to August 2016, we had not paid any cash dividends on our ordinary shares. Since that time, we have paid regular quarterly dividends. However, the payment of any future dividends will be solely at the discretion of our board of directors. Additionally, the credit agreements governing our outstanding indebtedness also currently restrict the type and amount of dividends we can make while the indebtedness is outstanding based on our ability to meet certain leverage amounts. The payment of dividends in the future, if any, will also be contingent upon limitations imposed by any other of our outstanding indebtedness. Accordingly, there can be no assurance that we will continue to pay dividends in the future.

If securities analysts do not publish research or reports about our business or if they downgrade our shares or our sector, our share price and trading volume could decline.

The trading market for our ordinary shares relies in part on the research and reports that industry or financial analysts publish about us or our business. We do not control these analysts. Furthermore, if one or more of the analysts who do cover us downgrade our shares or our industry, or the stock or shares of any of our competitors, or publish inaccurate or unfavorable research about our business, the price of our shares could decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, we could lose visibility in the market, which in turn could cause our share price or trading volume to decline.

We have in the past and may in the future be subject to short selling strategies.

Short sellers of our ordinary shares may be manipulative and may attempt to drive down the market price of ordinary shares. Short selling is the practice of selling securities that the seller does not own but rather has borrowed from a third party with the intention of buying identical securities back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the securities between the sale of the borrowed securities and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is therefore in the short seller’s best interests for the price of the stock to decline, many short sellers (sometime known as “disclosed shorts”) publish, or arrange for the publication of, negative opinions regarding the relevant issuer and its business prospects to create negative market momentum and generate profits for themselves after selling a stock short. Although traditionally these disclosed shorts were limited in their ability to access mainstream business media or to otherwise create negative market rumors, the rise of the Internet and technological advancements regarding document creation, videotaping and publication by weblog (blogging) have allowed many disclosed shorts to publicly attack a company’s credibility, strategy and veracity by means of so-called “research reports” that mimic the type of investment analysis performed by large Wall Street firms and independent research analysts. These short attacks have, in the past, led to selling of shares in the market, on occasion in large scale and broad base. Issuers who have limited trading volumes and are susceptible to higher volatility levels than large-cap stocks, can be particularly vulnerable to such short seller attacks. For example, on December 9, 2021, Hindenburg Research LLC, issued a report containing allegations against us and certain members of our management team which negatively impacted the trading price of our ordinary shares. We devoted significant resources in investigating and disputing these claims, including the formation of an independent Special Committee of the Board of Directors that engaged an outside law firm which in turn engaged a “Big 4” accounting firm to carry out the investigation.

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These short seller publications are not regulated by any governmental, self-regulatory organization or other official authority in the United States, are not subject to certification requirements imposed by the SEC and, accordingly, the opinions they express may be based on distortions or omissions of actual facts or, in some cases, fabrications of facts. In light of the limited risks involved in publishing such information, and the enormous profit that can be made from running a successful short attack, unless the short sellers become subject to significant penalties, it is more likely than not that disclosed short sellers will continue to issue such reports.

Significant short selling of a company’s securities creates an incentive for market participants to reduce the value of that company’s securities. Short selling may lead to the placement of sell orders by short sellers without commensurate buy orders because the shares borrowed by short sellers do not have to be returned by any fixed period of time. If we are the subject of short selling strategies and short-seller reports in the future, the market price of our ordinary shares could be significantly depressed.

If a United States person is treated as owning at least 10% of the value or voting power of our shares, such holder may be subject to adverse U.S. federal income tax consequences.

If a United States person is treated as owning (directly, indirectly or constructively) at least 10% of the value or voting power of our shares, such person may be treated as a “United States shareholder” with respect to each “controlled foreign corporation” in our group (if any). While our parent company owns one or more U.S. subsidiaries, we, and certain of our non-U.S. subsidiaries, could be treated as controlled foreign corporations. Furthermore, while our group includes one or more U.S. subsidiaries, certain of our non-U.S. subsidiaries could be treated as controlled foreign corporations (regardless of whether or not we are treated as a controlled foreign corporation). A United States shareholder of a controlled foreign corporation generally is required to report annually and include in its U.S. taxable income its pro rata share of “Subpart F income,” “global intangible low-taxed income” and investments in U.S. property by controlled foreign corporations, regardless of whether we make any such United States shareholder receives any actual distributions. An individual that is a United States shareholder with respect to a controlled foreign corporation generally would not be allowed certain tax deductions or foreign tax credits that would be allowed to a United States shareholder that is a U.S. corporation. Failure to comply with these reporting obligations may subject a United States shareholder to significant monetary penalties and may toll the statute of limitations with respect to such shareholder’s U.S. federal income tax return for the year for which reporting was due. We cannot provide any assurances that we will assist investors in determining whether any of our non-U.S. subsidiaries are treated as a controlled foreign corporation or whether any investor is treated as a United States shareholder with respect to any of such controlled foreign corporations or furnish to any United States shareholders information that may be necessary to comply with the aforementioned reporting and tax paying obligations. The IRS has provided limited guidance on situations in which investors may rely on publicly available information to comply with their reporting and tax paying obligations with respect to certain controlled foreign corporations. A United States investor should consult its advisors regarding the potential application of these rules to an investment in the ordinary shares.

Risks Related to Health Epidemics, Pandemics and Similar Outbreaks

We face various risks related to health epidemics, pandemics and similar outbreaks, which may have material adverse effects on our business, financial position, results of operations and/or cash flows.

We face various risks related to health epidemics, pandemics and similar outbreaks. For instance, the outbreak of COVID-19 led to disruption and volatility in the global capital markets, which increased the cost of capital and adversely impacted access to capital. If significant portions of our workforce are unable to work effectively, including because of illness, quarantines, government actions, facility closures or other restrictions in connection with any epidemic, pandemic or similar outbreak, our operations will likely be impacted.

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We may be adversely affected by any disruption in our information technology systems. Our operations are dependent upon our information technology systems, which encompass all of our major business functions.

Increased global information technology security requirements, vulnerabilities, threats and a rise in sophisticated and targeted cybercrime pose a risk to the security of our systems, our information networks, and to the confidentiality, availability and integrity of our data, as well as to the functionality of our manufacturing process. Introduced or increased risk associated with remote work transition pose threats to workforce disruption, cybersecurity attacks and dissemination of sensitive personal data or proprietary confidential information to our business. A disruption in our information technology systems for any prolonged period could result in delays in executing certain production activities, logging and processing operational and financial data, communication with employees and third parties or fulfilling customer orders resulting in potential liability or reputational damage or otherwise adversely affect our financial results. We employ a number of measures to prevent, detect and mitigate these threats, which include employee education, password encryption, frequent password change events, firewall detection systems, anti-virus software in-place and frequent backups; however, there is no guarantee such efforts will be successful in preventing a cyber-attack.

During 2020, we transitioned for the first time a significant subset of our employee population to a remote work environment, in accordance with national government efforts to mitigate the spread of COVID-19. This transition allowed us to adequately maintain operations in our financial information systems and meant no significant changes to our internal control over financial reporting and disclosure control and procedures, enabled by our continuity plan adequate implementation which did not present any material incidents, challenges, expenditures or constraints. However, this transition may introduce and exacerbate certain risks to our business, including an increased demand for information technology resources, increased risk of phishing and other cybersecurity attacks, and increased risk of unauthorized dissemination of personal data or proprietary or confidential information about us, our members or related third parties.

As of the date of this prospectus supplement, we have transitioned all our employee population back to physical presence at the workplace, in compliance with Colombian government recommendations for prevention and control of COVID-19. This transition allowed us to adequately maintain operations in our financial information systems and meant no significant changes to our internal controls over financial reporting, enabled by our continuity plan adequate implementation which did not present any material incidents, challenges, expenditures or constraints. This transition brings back a known work environment, mitigating certain risks including the demand for information technology resources, risk of phishing and other cybersecurity attacks, and risks of unauthorized dissemination of personal data or proprietary or confidential information about us, our members or related third parties.

Risks Related to this Offering

The selling securityholder’s sale of our ordinary shares in this offering could adversely affect the trading price of our ordinary shares.

The selling securityholder identified in this prospectus supplement is offering 2,000,000 of our ordinary shares (up to 2,300,000 if the underwriters exercise their option to purchase additional shares). As of the date of this prospectus supplement, the shares offered by the selling securityholders represented approximately 4.2% of our outstanding ordinary shares (up to 4.83% if the underwriters exercise their option to purchase additional shares). Furthermore, sales of a substantial number of our ordinary shares in the public market could occur at any time, subject to compliance with certain lockup agreements entered into by the selling securityholder and our officers and directors in connection with this offering. See “Underwriting” for more information on these agreements. The sales contemplated by this offering, further sales of ordinary shares and/or the perception in the market that the holders of a large number of shares intend to sell our ordinary shares, could cause the market price of our ordinary shares to decrease and may make it more difficult for us to sell our equity securities in the future at a time and upon terms that we deem appropriate.

There may be future dilution of our ordinary shares, which could adversely affect the market price of our ordinary shares.

We are not restricted from issuing additional ordinary shares. In the future, we may issue ordinary shares to raise cash for future activities or acquisitions. We may also acquire interests in other companies by using a combination of cash and our ordinary shares or just our ordinary shares. We may also issue securities convertible into, or exchangeable for, or that represent the right to receive, our ordinary shares. Any of these events may dilute your ownership interest in our company, reduce our earnings per share and have an adverse effect on the price of our ordinary shares.

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USE OF PROCEEDS

All of the ordinary shares being offered hereby are being sold by the selling securityholder identified in this prospectus supplement. We will not receive any of the proceeds from the sale of ordinary shares by the selling securityholder. The selling securityholder will bear the out-of-pocket costs, expenses and fees incurred in connection with the registration of the shares to be sold by the selling securityholder, including registration, listing fees, printers and accounting fees and fees and disbursements of counsel. The selling securityholder will also bear any selling discounts, commissions, placement agent fees, fees or expenses of outside counsel or independent accountants of the selling securityholder or other similar expenses payable with respect to sales of shares.

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CAPITALIZATION

The following table sets forth our cash and capitalization as of March 31, 2023. You should read this table together with our financial statements and the related notes thereto, as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the other financial information in this prospectus supplement and the accompanying prospectus.

March 31, 2023
Actual

Cash and cash equivalents	$128,538

Long term debt:
Revolving lines of credit	620
Finance lease	387
Senior Secured Credit Facility	172,500
Total Indebtedness	$173,507

Shareholders’ Equity
Preferred shares, $0.0001 par value, 1,000,000 shares authorized, 0 shares issued and outstanding at March 31, 2023	-
Ordinary shares, $0.0001 par value, 100,000,000 shares authorized, 47,674,773 shares issued and outstanding at March 31, 2023	5
Legal reserves	1,458
Additional paid in capital	219,290
Retained earnings	278,198
Accumulated other comprehensive income (loss)	(100,213)
Shareholders’ equity attributable to controlling interest	$398,738
Total Capitalization	$700,783

DIVIDEND POLICY

Since August 2016, we have paid regular quarterly dividends. We expect to continue to pay quarterly dividends in the future. However, the payment of any future dividends will be solely at the discretion of our board of directors and there can be no assurance that we will continue to pay dividends in the future. The credit agreements governing our outstanding indebtedness also currently restrict the type and amount of dividends we can make while the indebtedness is outstanding based on our ability to meet certain leverage amounts. The payment of dividends in the future, if any, will also be contingent upon limitations imposed by any other of our outstanding indebtedness.

Because we are a holding company, our ability to pay dividends depends on our receipt of cash dividends from our operating subsidiaries, which may further restrict our ability to pay dividends as a result of the laws of their jurisdictions of organization, agreements of our subsidiaries or covenants under any existing and future outstanding indebtedness we or our subsidiaries incur. The ability of our subsidiaries in Colombia to declare dividends up to the total amount of their capital is not restricted by current laws, covenants in debt agreements or other agreements.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations in conjunction with our consolidated financial statements and related notes included and incorporated elsewhere in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein. The following discussion contains forward-looking statements based upon our current plans, expectations and beliefs that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements.” Our actual results could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those discussed in “Risk Factors” and other sections of this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein.

Overview

We are a vertically integrated manufacturer, supplier and installer of architectural glass, windows and associated aluminum products for the global commercial and residential construction markets. With a focus on innovation, combined with providing highly specified products with the highest quality standards at competitive prices, we have developed a leadership position in the United States, which is our largest market. We were ranked among the four largest glass fabricators serving the United States in 2022 by Glass Magazine. In addition, we believe we are the leading glass transformation company in Colombia. Our customers, which include developers, general contractors or installers for hotels, office buildings, shopping centers, airports, universities, hospitals and multi-family and residential buildings, look to us as a value-added partner based on our product development capabilities, our high-quality products and our unwavering commitment to exceptional service.

We have 40 years of experience in architectural glass and aluminum profile structure assembly. We transform a variety of glass products, including tempered safety, double thermo-acoustic and laminated glass. Our finished glass products are installed in a wide variety of buildings across a number of different applications, including floating facades, curtain walls, windows, doors, handrails, and interior and bathroom spatial dividers. We also produce aluminum products such as profiles, rods, bars, plates and other hardware used in the manufacturing of windows.

Our products are manufactured in a 4.1 million square foot, state-of-the-art manufacturing complex in Barranquilla, Colombia that provides easy access to North, Central and South America, the Caribbean, and the Pacific. Our products can be found on some of the most distinctive buildings in these regions, including One Thousand Museum (Miami), Paramount Miami Worldcenter (Miami), Hub50House (Boston), Via 57 West (New York), Ae’o Tower (Honolulu), Salesforce Tower (San Francisco), Trump Plaza (Panama), and Departmental Legislative Assembly (Bolivia). Our track record of successfully delivering high profile projects has earned us an increasing number of opportunities across the United States, evidenced by our expanding backlog and overall revenue growth.

Our structural competitive advantage is underpinned by our low-cost manufacturing footprint, vertically integrated business model and geographic location. Our integrated facilities in Colombia and distribution and services operations in Florida provide us with a significant cost advantage in both manufacturing and distribution, and we continue to invest in these operations to expand our operational capabilities. Our lower cost manufacturing footprint allows us to offer competitive prices for our customers, while also providing innovative, high quality and high value-added products, together with consistent and reliable service. We have historically generated high margin organic growth based on our position as a value-added solutions provider for our customers.

We have a strong presence in the Florida market, which represents a substantial portion of our revenue stream and backlog. Our success in Florida has primarily been achieved through sustained organic growth, with further penetration taking place into other highly populated areas of the United States. As part of our strategy to become a fully vertically integrated company, we have supplemented our organic growth with some acquisitions that have afforded us incremental control over our supply chain while maintaining efficient lead times. In 2016, we completed the acquisition of ESW, which gave us control over the distribution of products into the United States from our manufacturing facilities in Colombia. In March 2017, we completed the acquisition of GM&P, a consulting and glazing installation business that was previously our largest installation customer.

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The continued diversification of the group’s presence and product portfolio is a core component of our strategy. In particular, we are actively seeking to expand our presence in United States outside of Florida. Since 2017, we have been expanding our presence in U.S. residential markets which went from less than 5% of our sales to nearly 45% of our revenues for the full year 2022. We believe that the quality of our products, coupled with our ability to price competitively given our structural advantages on cost and our efficient lead times given our vertical integration, will allow us to generate further growth in the future.

Our company has focused on ensuring that our vision of sustainability is immersed into every aspect of our business, including social, environmental, economic and governance variables (ESG), that help us make decisions and create value for our stakeholders. We carry out a series of initiatives based on our global sustainability strategy, which is supported on three fundamental pillars: promoting an ethical and responsible continuous growth, leading eco-efficiency and innovation and empowering our environment. As part of this strategy, we have voluntarily adhered to UN Global Compact Principles since 2017. In 2021, in pursuit of our cooperation with the attainment of the Sustainable Development Goals, or SDGs, we joined a program to strengthen and make visible the management of greenhouse gas emissions as a carbon neutral strategy set out by the Colombian government by 2050.

RESULTS OF OPERATIONS

	Three months ended
	March 31,
	2023	2022
Operating Revenues	$202,639	$134,548
Cost of sales	(94,884)	(74,215)
Gross profit	107,755	60,333
Operating expenses	(34,075)	(26,367)
Operating income	73,680	33,966
Non-operating income, net	1,287	342
Equity method income	1,449	1,580
Foreign currency transactions losses	(1,100)	(2,909)
Interest Expense and deferred cost of financing	(2,273)	(1,468)
Income tax provision	(24,671)	(10,558)
Net income	48,372	20,953
Income attributable to non-controlling interest	(137)	(100)
Income attributable to parent	$48,235	$20,853

Comparison of quarterly periods ended March 31, 2023 and 2022

Revenues

Our operating revenues increased $68.1 million or 50.6%, from $134.5 million for the quarter ended March 31, 2022 to $202.6 million for the quarter ended March 31, 2023.

Strong sales during the first quarter of 2023 were driven by strong U.S. residential and commercial market activity, where sales increased $67.9 million, or 53.4%, from $127.0 million in 2022 to $194.8 million in 2023. U.S. commercial market sales increased $43.8 million, or 65.0%, from $67.4 million in 2022 to $111.2 million in 2023 as we continue to execute on our growing backlog. Single family residential market sales increased $24.0 million, or 40.1%, from $59.6 million in 2022 to $83.6 million in 2023, and accounted for 41.3% of total sales during the quarter ended March 31, 2023. Sales to Latin-American markets, including Colombia, increased $0.2 million, or 3.1%, from $7.6 million in 2022 to $7.8 million in 2023.

Gross profit

Gross profit increased by $47.4 million, or 78.6%, to $107.7 million during the three months ended March 31, 2023, compared with $60.3 million during the three months ended March 31, 2022. This resulted in gross profit margin reaching 53.2% during the first quarter of 2023, up from 44.8% during the first quarter of 2022. The 840-basis point improvement in gross margin is mainly attributable to operating leverage on higher sales, favorable product pricing dynamics, ongoing efficiency efforts, and favorable foreign exchange rates resulting from a depreciation of the Colombian Peso.

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Expenses

Operating expenses increased $7.7 million, or 29.2%, from $26.4 million to $34.1 million for the quarters ended March 31, 2022 and 2023, respectively. The increase was mainly driven by by higher incremental administrative cost to ramp up our geographical expansion, which include $2.7 million higher personnel expense, $1.9 million, or 27.4%, increase in shipping expense as a result of a higher sales volume and a higher mix of sales going into the more atomized US residential market, along with other increased selling expenses, partially offset by $1.5 million decrease in services. Additionally, during the period ended March 31, 2023, we recorded a settlement payment associated with a dispute related to a completed project.

Non-operating income and expenses, net

During the three months ended March 31, 2023 and 2022, we recorded non-operating income of $1.3 million and $0.3 million, respectively. Non-operating income is comprised primarily of credit card charges made to customers for processing payments, income from rental properties and gains on sale of scrap materials as well as non-operating expenses related to certain charitable contributions outside of our direct sphere of influence.

Foreign currency transaction gains and losses

During the three months ended March 31, 2023, we recorded a non-operating loss of $1.1 million associated with foreign currency transactions compared to a net non-operating loss of $2.9 million during the three months ended March 31, 2022.

Interest Expense and deferred cost of financing

Interest expense and deferred cost of financing increased $0.8 million, or 54.8%, to $2.3 million during the quarter ended March 31, 2023, from $1.5 million during the quarter ended March 31, 2022, as a result of increasing floating interest rates, despite a lower debt balance.

Income Taxes

During the quarters ended March 31, 2023 and 2022, we recorded an income tax provision of $24.7 million and $10.6 million, respectively, reflecting an effective income tax rate of 33.8% and 33.5%, respectively, which approximate the statutory rate.

As a result of the foregoing, we recorded net income for the three months ended March 31, 2023 of $48.4 million compared to net income of $21.0 million for the three months ended March 31, 2022.

Liquidity

As of March 31, 2023 and December 31, 2022, we had cash and cash equivalents of approximately $128.5 million and $103.7 million, respectively. Additionally, we have approximately $170 million available under our committed lines of credit.

We anticipate that working capital will continue be a net benefit to cash flow for the full year ending December 31, 2023, which in addition to our current liquidity position, provides ample flexibility to service our obligations through the next twelve months. We expect our cashflow from operations to present a seasonality effect given the timing of income tax payments in the main jurisdictions where we operate.

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Capital Resources

We transform glass and aluminum into high specification architectural glass and custom-made aluminum profiles which require significant investments in state-of-the-art technology. During the three months ended March 31, 2023 and 2022, we made investments primarily in building and construction and machinery and equipment in the amounts of $20.3 million and $11.9 million, respectively. These investments across our vertically-integrated operations include further automating our glass and window assembly production lines, adding glass production lines and expanding our aluminum facilities, among other initiatives to generate high-returns. We expect the resulting increase in output to improve efficiency throughout its operations while reducing material waste and overall lead times.

On May 3, 2019, we consummated a joint venture agreement with Saint-Gobain, a world leader in the production of float glass, a key component of our manufacturing process, whereby we acquired a 25.8% minority ownership interest in Vidrio Andino, a Colombia-based subsidiary of Saint-Gobain. The purchase price for our interest in Vidrio Andino was $45 million, of which $34.1 million was paid in cash and $10.9 million to be paid through the contribution of land once a complete assessment of the project timing is completed based on the overall market conditions as they relate to the ongoing COVID-19 pandemic. On October 28, 2020, the land was paid for through the issuance of an aggregate of 1,557,142 of our ordinary shares, at $7.00 per share, which represented an approximate 33% premium based on last sale price as of October 27, 2020.

The joint venture agreement includes plans to build a new plant in Galapa, Colombia that will be located approximately 20 miles from our primary manufacturing facility, in which we will also have a 25.8% interest. The new plant will be funded with proceeds from the original cash contribution we made, operating cashflows from the Bogota plant, debt incurred at the joint venture level that we will not consolidate and an additional contribution by us of approximately $12.5 million to be paid toward the end of the two-year construction period, if needed (based on debt availability as a first option).

Cash Flow from Operations, Investing and Financing Activities

	Three months ended March 31,
	2023	2022
Cash Flow provided by Operating Activities	$43,063	$27,135
Cash Flow used in Investing Activities	(15,688)	(10,394)
Cash Flow used in Financing Activities	(3,287)	(18,318)
Effect of exchange rates on cash and cash equivalents	778	997
Cash Balance - Beginning of Period	103,672	85,011
Cash Balance - End of Period	$128,538	$84,431

During the three months ended March 31, 2023 and 2022, operating activities generated approximately $43.1 million and $27.1 million, respectively. The positive cashflow from operations during the first three months of 2023 has been related to a much higher profitability year over year, enhanced working capital efforts, reduced interest expense and a more favorable mix of revenues in the single-family residential space which carries a shorter cash cycle and no retainage.

The main source of operating cash during the three months ended March 31, 2023 were taxes payable, which generated $25.5 million related to higher income tax provision as a result of several record-breaking quarters, compared with $11.6 million during the three months ended March 31, 2022. Contract assets and liabilities generated $12.4 million during the three months ended March 31, 2023, resulting from a combination of a decrease in retainage as several jobs in the US were finalized, a reduction of unbilled receivables tied to our advance on projects currently in execution, and increase advances received from customers. Comparatively, contract assets and liabilities generated $2.0 million during the three months ended March 31, 2022. The largest use of cash in operating activities were other assets, which used $14.3 million during the three months ended March 31, 2023, compared with $1.8 million used during the three months ended March 31, 2022, comprised primarily of prepaid value added taxes of Colombian operations. Inventories used $13.1 million and $13.5 million during the three months ended March 31, 2023 and 2022, respectively, as we procure materials to meet our growing operations.

We used $15.7 million and $10.4 million in investing activities during the three months ended March 31, 2023 and 2022, respectively. The main use of cash in investing activities during the three months ended March 31, 2023, was related to the automation of our architectural system assembly processes further described above in the “Capital Resources” section. During the three months ended March 31, 2023, we paid $15.6 million to acquire property plant and equipment, which in combination with $4.8 million acquired under credit or debt, amount to total capital expenditures of $20.3 million. During the three months ended March 31, 2022, we used $9.2 million for the acquisition of property and equipment. Including assets acquired with debt or supplier credit, total capital expenditures during the period were $11.9 million.

Financing activities used $3.3 million and $18.3 million during the three months ended March 31, 2023 and 2022, respectively. We paid $3.6 million and $3.1 million of dividends to holders of our ordinary shares during the three months ended March 31, 2023 and 2022, respectively. During the three months ended March 31, 2022, we voluntarily prepaid $15 million of capital to our credit facility which has decreased our net leverage ratio and triggered a step down in the applicable interest rate spread to 1.5% and later prepaid an additional $6.7 million under our revolving line of credit and $10 million under our term loan on September 30, 2022 with cash on hand.

Off-Balance Sheet Arrangements

We did not have any material off-balance sheet arrangements as of March 31, 2023.

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BUSINESS

Our Company

Tecnoglass is a leading vertically-integrated manufacturer, supplier and installer of architectural glass, windows and associated aluminum products for the global commercial and residential construction industries. Tecnoglass was rated the third largest glass fabricator in 2022 by Glass Magazine. Headquartered in Barranquilla, Colombia, our company operates out of a 4.1 million square foot vertically-integrated, state-of-the-art manufacturing complex that provides easy access to the Americas, the Caribbean, and the Pacific. Tecnoglass supplies nearly 1,000 customers in North, Central and South America, with the United States accounting for 96% of revenues. Tecnoglass’s tailored, high-end products are found on some of the world’s most distinctive properties, including One Thousand Museum (Miami), Paramount Miami Worldcenter (Miami), Hub50House (Boston), Via 57 West (New York), AE’O Tower (Honolulu), Salesforce Tower (San Francisco), Trump Plaza (Panama), and Departmental Legislative Assembly (Bolivia).

Our Business

General

We are a vertically-integrated manufacturer, supplier and installer of architectural glass, windows and associated aluminum products for the global commercial and residential construction markets. With a focus on innovation, combined with providing highly specified products with the highest quality standards at competitive prices, we have developed a leadership position in the United States, which is our largest market. We were ranked among the four largest glass fabricators serving the United States in 2022 by Glass Magazine. In addition, we believe we are the leading glass transformation company in Colombia. Our customers, which include developers, general contractors or installers for hotels, office buildings, shopping centers, airports, universities, hospitals and multi-family and residential buildings, look to us as a value-added partner based on our product development capabilities, our high-quality products, and our unwavering commitment to exceptional service.

We have 40 years of experience in architectural glass and aluminum profile structure assembly. We transform a variety of glass products, including tempered safety, double thermo-acoustic and laminated glass. Our finished glass products are installed in a wide variety of buildings across a number of different applications, including floating facades, curtain walls, windows, doors, handrails, and interior and bathroom spatial dividers. We also produce aluminum products such as profiles, rods, bars, plates and other hardware used in the manufacturing of windows.

Our products are manufactured in a 4.1 million square foot, state-of-the-art manufacturing complex in Barranquilla, Colombia that provides easy access to North, Central and South America, the Caribbean and the Pacific. Our products can be found on some of the most distinctive buildings in these regions, including One Thousand Museum (Miami), Paramount Miami Worldcenter (Miami), Hub50House (Boston), Via 57 West (New York), Ae’o Tower (Honolulu), Salesforce Tower (San Francisco), Trump Plaza (Panama), and Departmental Legislative Assembly (Bolivia). Our track record of successfully delivering high profile projects has earned us an increasing number of opportunities across the United States, evidenced by our expanding backlog and overall revenue growth.

Our structural competitive advantage is underpinned by our low-cost manufacturing footprint, vertically integrated business model and geographic location. Our integrated facilities in Colombia and distribution and services operations in Florida provide us with a significant cost advantage in both manufacturing and distribution, and we continue to invest in these operations to expand our operational capabilities. Our lower cost manufacturing footprint allows us to offer competitive prices for our customers, while also providing innovative, high quality and high value-added products, together with consistent and reliable service. We have historically generated high margin organic growth based on our position as a value-added solutions provider for our customers.

We have a strong presence in the Florida market, which represents a substantial portion of our revenue stream and backlog. Our success in Florida has primarily been achieved through sustained organic growth, with further penetration taking place into other highly populated areas of the United States. As part of our strategy to become a fully vertically integrated company, we have supplemented our organic growth with some acquisitions that have afforded us incremental control over our supply chain while maintaining efficient lead times. For instance, in 2016, we completed the acquisition of ESW, which gave us control over the distribution of products into the United States from our manufacturing facilities in Colombia. In March 2017, we completed the acquisition of GM&P, a consulting and glazing installation business that was previously our largest installation customer.

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The continued diversification of the group’s presence and product portfolio is a core component of our strategy. In particular, we are actively seeking to expand our presence in United States outside of Florida. Since 2017, we have been expanding our presence in U.S. residential markets which went from less than 5% of our sales to nearly 43% of our sales for the full year 2022. We believe that the quality of our products, coupled with our ability to price competitively given our structural advantages in cost and our efficient lead times given our vertical integration, will allow us to generate further growth in the future.

We seek to make sure that our vision of sustainability is immersed into every aspect of our business, including social, environmental, economic and governance variables, or ESG, that help us make decisions and create value for our stakeholders. We carry out a series of initiatives based on our global sustainability strategy, which is supported on three fundamental pillars: promoting an ethical and responsible continuous growth, leading eco-efficiency and innovation and empowering our environment. As part of this strategy, we have voluntarily adhered to UN Global Compact Principles since 2017. In 2021, in pursuit of our cooperation with the attainment of the Sustainable Development Goals, or SDGs, we joined a program to strengthen and make visible the management of greenhouse gas emissions as a carbon neutral strategy set out by the Colombian government by 2050.

Competitive Strengths

Our success has been grounded in our ability to offer high quality products at competitive prices. We are able to competitively price our products, while still achieving strong margins, due to a number of unique cost advantages. In addition to our vertically integrated business model, we benefit from structural cost advantages in manufacturing and distribution due to our geographic location. Alongside these structural advantages, we are committed to quality, product innovation and customer service. We believe these competitive strengths create a significant barrier to entry, which is underpinned and sustained by the experience of our senior management team and the loyalty of our highly motivated employees.

Vertical Integration

We believe we are unique within the industry in vertically integrating the purchasing of raw materials and the manufacturing, distribution and installation of our products. By vertically integrating each of these functions we are able to eliminate inefficiencies throughout the supply chain and generate strong margins. These efficiencies are only enhanced as our business grows and we benefit from operating leverage and economies of scale.

On May 3, 2019, we consummated a joint venture agreement with Saint-Gobain, a world leader in the production of float glass, a key component of our manufacturing process, whereby we acquired a 25.8% minority ownership interest in Vidrio Andino, a Colombia-based subsidiary of Saint-Gobain. The purchase price for our interest in Vidrio Andino was $45 million, of which $34.1 million was paid in cash and $10.9 million was paid through the contribution of land on December 9, 2020. On October 28, 2020, we acquired said land from a related party and paid for it through the issuance of an aggregate of 1,557,142 ordinary shares, valued at $7.00 per share, which represented an approximate 33% premium based on the last sale price as of October 27, 2020.

The joint venture agreement includes plans to build a new plant in Galapa, Colombia that will be located approximately 20 miles from our primary manufacturing facility, in which new plant we will also have a 25.8% interest. The new plant will be funded with proceeds from the original cash contribution made by us, operating cash flows from the Bogota plant, debt incurred at the joint venture level that will not be consolidated into Tecnoglass and an additional contribution by us of up to approximately $12.5 million if needed (based on debt availability or other sources).

This joint venture has solidified our vertical integration strategy by providing us with an interest in the first stage of our production chain, while securing ample glass supply for our expected production needs.

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This business model also allows us to maintain strict quality control, from the sourcing of input materials to the installation of our finished products. Our vertically integrated business model therefore enables us to provide consistent high-quality products to our end-customers. Ownership of the entire production process also reduces our dependence on third parties, allowing us to respond more quickly to our customers’ needs and reducing lead-times for new or customized products.

Our vertical integration allowed us to successfully navigate the global supply chain constraints of 2020 and 2021 which severely impacted many sectors of the global economy, including shortages in supply of materials, slowdown of logistic operations and cost inflation.

Cost of Production Advantages

We enjoy significant cost advantages because of our location in Colombia that we would not be able to realize if our production facility was located in the United States. We believe we are able to offer competitive prices, in part, as a result of our low labor and energy costs relative to those in the United States while maintaining efficient transportation costs into the markets we serve. Employees at our manufacturing facilities in Colombia earn above the local minimum wage, yet these wages are typically much less than the cost of a comparable employee located within the United States. In 2018, we completed a solar panel project with the capacity to generate approximately five megawatts of eco-friendly energy on-site at our manufacturing facilities. This investment has allowed us to reduce energy costs, while also having a positive tax effect due to our ability to deduct the investment from our taxable income in compliance with applicable Colombian tax regulations. To date, more than 20,000 solar panels have been installed on the roofs of Colombian manufacturing plants to generate reliable and clean energy, generating 28.045 Mwh and reducing emissions equivalent to 10,002 tons of CO2. While enhancing production cost efficiencies, along with ESG initiatives, we entered into a long-term power purchase agreement in a new project that will cogenerate 9MW through two gas engines with a heat recovery system. With this project, we expect to reduce the equivalent of 5,414 tons of CO2 per year.

Low-Cost Distribution

Our principal manufacturing facility is located in Barranquilla, Colombia, which is strategically located near three of the country’s major ports: Barranquilla, Cartagena and Santa Marta. These ports provide us with maritime access to all major global markets. The Barranquilla port is just 16 kilometers away from our production facility. From there, our products can be shipped to Miami in three days and New York in one week. In addition, for short lead-time projects, our products can be transported by air from Barranquilla to Houston or Miami within a few hours.

As a result of the significant trade imbalance between Colombia and the United States for goods transported in container ships, we are able to transport our products to the United States in containers that would otherwise return empty to the United States. We are therefore able to distribute our products to the eastern, southern and western regions of the United States at very attractive rates, which are often lower than a comparable domestic land shipment within the United States. Demand for high-specification architectural glass is typically highest in large coastal cities, which we are able to ship to directly, while we believe that most of our competitors must utilize relatively expensive land transportation services to deliver finished goods to these sites.

Commitment to Quality and Innovation

Our commitment to quality is evidenced by our significant recent investments in land, warehousing space, machinery and equipment. Since 2012, we have invested more than $400 million in the latest technologies to enhance the efficiency and accuracy of our production lines, and ultimately to improve the quality of the products that we deliver to our customers. We believe these significant investments position us to meet our growth objectives over the next several years. We operate state-of-the-art glass making equipment, glass laminating lines, aluminum presses and high-volume insulating equipment which facilitate more precise manufacturing, enabling us to offer a broader selection of and higher quality products and remain agile in responding to customer demands, while generating less raw material waste.

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We believe our investments in technology within recent years have positioned us well for continued growth given the flexibility afforded by our current installed capacity, improved profitability and enhanced cash generation in the years ahead. Recent examples of our high return investments within the last two years include:

●	Automation of six window assembly production lines, increasing efficiencies, labor and material waste costs with an estimated reduction of on-site damage by 30%;

●	Additional aluminum expansion project to increase capacity by approximately 750 tons/month;

●	Further automation of additional glass lines, increasing efficiencies on an end-to-end basis reducing lead times, headcount and on-site damage by approximately 40%;

●	Upgrade vacuum magnetron sputter coating machinery which will allow to coat glass before tempering;

●	Construction of 500,000 square feet warehouse with two numerical punching machines, two metal benders and a complete painting line; and

●	Automation of two centralized aluminum warehouses for storing, sorting and delivering extrusion matrices and aluminum profiles to our internal production processes that reduce lead times for the assembly of architectural systems and reduce on-site damage to materials.

Our quality assurance department maintains rigorous oversight over the production process to ensure the consistent production of high-quality products. In addition, we adhere to quality standards that meet all guidelines and requirements for the Insulating Glass Certification Council, or IGCC, and Safety Glazing Certification Council, or SGCC, certification programs.

Finally, our commitment to quality also extends to our partnerships and alliances. Most notably, for certain products we offer Kuraray Sentryglass®. These laminated glass interlayers are five times stronger than conventional laminating materials.

Superior Customer Service

In addition to manufacturing high quality products at competitive prices, our customer value proposition is supplemented by short lead-times, on-time delivery and after-sale support. Through the coordinated efforts of our sales teams, product specialists and field service teams, we deliver high quality service to our customers, from the initial order to the delivery and installation of our products. We believe our ability to accompany our clients throughout every phase of their projects’ engineering, consulting, manufacturing and installation along with our ability to coordinate these efforts as a one-stop-shop is a key differentiator from our competition.

High Barriers to Entry

The ability of new competitors to enter the markets that we serve is limited due to the technical certifications required on high specification building projects, such as IGCC, IqNet Icontec 14001 and ISO9001. We attribute our success, in large part, to our ability to produce a broad range of sophisticated products, as well as our reputation for delivering high quality, made-to-order architectural glass on time. Our employees have extensive training, knowledge and experience in manufacturing high specification products. We believe the vertically-integrated nature of our operations means that there are high barriers to successfully entering our markets and competing with us on price, quality and agility. In addition, the equipment needed to operate in the glass and window industry is expensive, therefore requiring significant upfront capital investment.

Loyal and Highly Motivated Employees

Capitalizing on our various competitive advantages also requires a skilled and dedicated workforce. We actively encourage and facilitate the development of our employees through rolling training programs, with multiple training sessions held every week. These programs increase the skills of our employees and are designed to allow our employees to keep pace with the new technologies being installed at our manufacturing facilities. We are committed to developing our employees and remaining at the forefront of technology in our industry. These investments have also helped us manage workplace injuries, with our rate of one accident per 28 workers per year, which is substantially lower than the average of one accident per 11 workers per year for manufacturing companies in Colombia.

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We value our employees and invest in them and in our local communities. Our Tecnoglass ES Windows Foundation has committed resources to create projects to assist and contribute to the region’s development. Through the foundation´s scholarship program, over 300 students benefited in 2022, with grants to access higher education in different universities in Colombia. Our foundation funds local schools and institutions looking to improve social transformation and community development. Additionally, across our various programs, we engage with partners in numerous ways, supporting sports and healthy habits in younger generations. At the Tecnoglass ES Windows Foundation, we strive to make a difference for our people and local communities.

This and other initiatives have allowed us to maintain a strong relationship with the communities and our employees. We continuously strive to make a difference for our people, contributing to building a better future for the region and our country.

Strategy

We have identified the following strategic priorities that we believe are important in advancing our business:

Further Geographic Penetration in the United States

We have successfully established a leading reputation in the Florida construction market by providing high value, impact-resistant architectural glass products. Our products have become widely regarded in Florida for their quality and are certified in compliance with all applicable regulations.

Sales in Florida comprised 91% of United States revenue in the year ended December 31, 2022. In recent years, we have successfully grown our geographic presence in the United States outside of Florida, particularly into markets along the east coast, and as a result, nearly 24% of our U.S. backlog is for projects outside of Florida. Coastal markets are particularly attractive to us, as they can be directly accessed by ship, resulting in transportation costs from our manufacturing facilities that are similar to our transportation costs to Florida. These regions are also affected by hurricanes, significant temperature fluctuations and other extreme forms of weather that foster demand for our products. We are actively expanding our sales presence in these costal markets and have already successfully completed several projects in large U.S. markets such as New York, Boston, Washington D.C. and Baltimore as well as cities along the U.S. Gulf Coast, such as Houston. As of the date of this prospectus supplement, new showrooms in New York City and Charleston, South Carolina have been opened to service regions surrounding those showrooms and further develop our business in those regions.

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We intend to continue growing the business organically outside of Florida. As we explore growth opportunities in new U.S. markets, we intend to leverage the strong reputation we have developed with national commercial construction contractors, architects and designers for providing high quality products at the most competitive prices.

Penetrate the U.S. Residential Market

In April 2017 we launched “ES Windows: Elite Collection” and “ES Windows: Prestige Collection” to target the U.S. residential new construction and replacement sectors. We have received significant interest for the new products within these categories to date and positive reactions from our customers. Currently, residential sales represent a considerable portion of our total sales, and we believe we will continue growing into this end market in the U.S. through share gains, new products and a commitment to execution. We had a significant demand in the U.S. residential market, representing 43% of our total sales for the year ended December 31, 2022, compared to less than 5% for the year ended December 31, 2017 and 36% for the year ended December 31, 2021. The U.S. private residential construction market exceeded $900 billion in spending during the twelve months ended December 31, 2022, according to the United States Census Bureau. Residential housing starts in the U.S. increased by 8.4% during December 2022 compared to December 2021, according to the U.S. Census Bureau. We believe that the core strengths of ours that have facilitated our success to date, namely the quality of our products and the structural cost advantages that allow us to price our products competitively, will similarly contribute to our ongoing success and continued penetration into the U.S. residential market, which we view as beneficial to our U.S. geographic penetration strategy as described above.

Continued Investment in Technology to Meet Evolving Demands

We have a track record of developing innovative new products and we intend to continue our focus on new product opportunities in the future. We are constantly identifying shifts in global trends and customer needs and designing new products to meet those changes in demand. In order to continue this success, it is critical that we invest in the latest technologies available in our industry. For example, with the installation of our soft-coating facility we became able to manufacture low emissivity glass that is energy efficient, allowing us to meet growing demand for “green” products. Our products have successfully obtained Environmental Product Declarations under the international standard UNE-EN ISO 14025

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We operate state-of-the-art architectural glass making equipment, glass laminating lines, aluminum presses and high-volume insulating equipment, which facilitate more precise manufacturing and generate less raw material waste. We will seek to leverage this platform of cutting-edge equipment to adapt our products to evolving demands in both current and new markets. We expect that our focus on innovation, which is founded upon our investments in technology, will position us well to take advantage of new opportunities.

We have carried out enhancements to our glass and aluminum facilities to increase production capacity and automate operations. We anticipate that these high return investments will continue generating efficiencies in our production processes. We improved efficiency in our glass production during 2021 and 2022 by further automating certain key manufacturing processes to increase capacity, while reducing material waste and overall lead times. In 2020, we completed the automation of our first two centralized aluminum warehouses for storing, sorting and delivering aluminum profiles to our internal production processes that reduce lead times for the assembly of architectural systems and reduce on-site damage to materials which had a positive impact to our working capital through more effective inventory management. In 2022, we invested in additional automation and capacity expansion. We expect to continue funding these capital investments mainly with cash on hand.

Rigorous Adherence to Quality Standards

Maintaining the high-quality standards for which we have become known is essential to the execution of our strategy. All of our internal processes are continually and independently supervised by Tecnoglass’s Quality Assurance department. The Quality Assurance department maintains rigorous oversight of optimization indicators covering energy, water, recyclable waste and other facets of the production process. Constant monitoring of these indicators is integral to ensuring that we consistently produce high quality products. Between 5% and 10% of our production is randomly selected to verify compliance with a variety of quality standards, such as water leaks, functionality, manufacturing and accessories, according to ASTM International, or ASTM, and American Architectural Manufacturers Association, or AAMA rules.

These measures allow us to effectively detect issues and take specific actions to mitigate their reoccurrence. As we grow and our use of technology evolves, our Quality Assurance team must also evolve its tests, controls and remedies. We believe this rigorous adherence to quality control will ensure that we will continue to provide the highest quality products and, ultimately, promote customer satisfaction.

Products

We manufacture and sell the following products:

●	Low-e Glass – Low emissivity glass manufactured by depositing metal particles on the surface of the glass inside a vacuum chamber. This product offers excellent thermal insulation designed to improve energy efficiency of buildings.

●	Laminated/Thermo-Laminated Glass - produced by bonding two glass sheets with an intermediate film in-between. As a safety feature, this product fractures into small pieces if it breaks.

●	Thermo-Acoustic Glass - manufactured with two or more glass sheets separated by an aluminum or micro-perforated steel profile. This product has a double-seal system that ensures the unit’s tightness, buffering noise and improving thermal control. This product serves as an excellent noise barrier, which is used especially in zones close to airports, traffic or wherever there are unpleasant sounds.

●	Tempered Glass - glass subject to a tempering process through elevated temperatures resulting in greater superficial elasticity and resistance than conventional glass.

●	Silk-Screened Glass - special paint is applied to glass using automatic machinery and numerical control, which ensures paint homogeneity and an excellent finish.

●	Curved Glass - produced by bending a flat glass sheet over a mold, using an automated heat process, which maintains the glass’ physical properties.

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●	Digital Print Glass - digital printing allows any kind of appearance required by the client, offering versatility to projects.

●	Aluminum products - sold through our Alutions brand includes bars, plates, profiles, rods and tubes used primarily in the manufacture of architectural glass settings including windows, doors, spatial separators and similar products.

●	Curtain Wall / Floating facades - a non-structural window screen suspended outside a building and are available in many technical specifications for high performance required in high-rise buildings, resistant to strong winds and ensuring high quality standards.

●	Stick facade systems – glass and aluminum facade elements are fixed to the structure of the building and the glass and spandrel are inserted in the grid on site available in many combinations to define colors, thickness, glass types and finishes, and types of ventilation and design complements.

●	Windows and Doors - line of window and door products defined by the different types of glass finish, such as normal, impact resistant, hurricane-proof, safety, soundproof and thermal. Additionally, they are available in numerous structures, including fixed body, sliding windows, casement windows, hung windows, sliding doors and swinging doors.

●	Interior dividers and Commercial display windows - commercial and interior display windows with a broad range of profiles, colors and crystal finishes, as well as bathroom stall dividers, office cubicle separators and closets. Products combine functionality, aesthetics and elegance and are available in a broad range of structures and materials.

●	Hurricane-proof windows - combine heavy-duty aluminum or vinyl frames with special laminated glass to provide protection from hurricane-force winds up to 180 mph and wind-borne debris by maintaining their structural integrity and preventing penetration by impacting objects.

●	Other – awnings, structures, automatic doors and other components of architectural systems.

Brands and Trademarks

Our main brands are Tecnoglass, ESWindows and Alutions. Our registered trademarks include El Poder de la Calidad, Energia Solar, Tecnoglass, Alutions, Eswindows, Tecnobend, Tecnoair, Tecnosmart, ECOMAX by ESWINDOWS, ESWINDOWS Interiors, ESW Windows and Walls, Solartec by Tecnoglass, Prestige by ESWINDOWS, Eli by ESWINDOWS, Alessia by ESWINDOWS, Elite Line by ESWindows, ULTRAVIEW by Tecnoglass, and MULTIMAX by ESWIDOWS.

Sales, Marketing and Customer Service

Sales and Marketing

Our sales strategy primarily focuses on attracting and retaining customers by consistently providing exceptional customer service, leading product quality and competitive pricing. Our customers also value our shorter lead times, knowledge of building code requirements and technical expertise, which collectively generate significant customer loyalty. We primarily market our products based on product quality, outstanding service, shorter lead times and on-time delivery.

Our products are marketed using a combination of internal sales representatives, independent sales representatives and directly to distributors. We believe this strategy is highly efficient for our business. Our internal sales representatives receive a portion of their performance-based compensation based on sales and profitability metrics. Additionally, some of our sales and marketing efforts are handled by area sales representatives who work on a commission basis.

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We do not rely on significant traditional advertising expenditures to drive net sales. We have established and maintain credibility primarily through the strength of our products, our customer service and quality assurance, the speed at which we deliver finished products and the attractiveness of our pricing. Our advertising expenditure consists primarily of maintaining our subsidiaries’ websites.

Customer Service

We believe that our ability to provide customers outstanding service is a strong competitive differentiator. Our customer relationships are established and maintained through the coordinated efforts of our sales and production teams. We employ a highly responsive and efficient team of professionals devoted to addressing customer support with the goal of resolving any issue in a timely manner. In order to promote customer loyalty and employee development, we developed an employee training program with the primary objectives of educating our staff to be aware of client and supplier needs and familiarizing them with our strategic goals in order to improve the competitiveness, productivity and quality of all products offered.

Customers

Our customers include architects, building owners, general contractors and glazing subcontractors in the commercial construction market. We currently have nearly 1,000 customers. Of our 100 largest customers, which represent over 77% of our sales during the twelve months ended December 31, 2022, approximately 98% are located in North America and 2% in Latin America and the Caribbean. No single customer accounted for more than 10% of our revenues during the years ended December 31, 2022 and 2021.

Materials and Suppliers

Our primary manufacturing materials include glass, ionoplast, polyvinyl butyral, and aluminum and vinyl extrusions. Although in some instances we have agreements with our suppliers, these agreements are generally terminable by us or the supplier counterparties on limited notice. Typically, all of our materials are readily available from a number of sources, and no supplier delays or shortages are anticipated.

We source raw materials and glass necessary to manufacture our products from a variety of domestic and foreign suppliers. During the year ended December 31, 2022, one supplier accounted for more than 10% of total raw material purchases. During the year ended December 31, 2021, two suppliers individually accounted for more than 10% of total raw material purchases, which in the aggregate represented 26.6% of raw material purchases, including Vidrio Andino (Saint-Gobain), from whom we purchased 10%, and with whom we created a joint venture in May 2019.

Warranties

We offer product warranties which we believe are competitive for the markets in which our products are sold. The nature and extent of these warranties depend upon the product. Our standard warranties are generally from five to ten years for architectural glass, curtain wall, laminated and tempered glass, window and door products. Warranties are not priced or sold separately and do not provide the customer with services or coverages in addition to the assurance that the product complies with original agreed-upon specifications. In the event of a claim against a product for which we have received a warranty from the supplier, we transfer the claim back to the supplier.

Certifications

Among our many designations and certifications, Tecnoglass has earned the Miami-Dade County Notice of Acceptance, or NOA, one of the most demanding certificates in the industry and a requirement to market hurricane-resistant glass in Florida. Tecnoglass’s products comply with Miami-Dade county’s safety code standards as its laminated anti-hurricane glass resists impact, pressure, water and wind. Tecnoglass is also among the list of selected few companies in Latin America authorized by PPG Industries to manufacture their coating products in floating glass facades.

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Our subsidiaries have received a number of other certifications from other national and international standard-setting bodies.

TG certifications include:

●	ISO 9001:2015 Certificate of Quality Assurance
●	ISO 14001:2015 Certificate of Environmental Management
●	ISO 45001:2018. Occupational Health and Safety management System
●	Exporter Authorized Economic Operator, or AEO
●	NTC 1578:2011: Product seal for safety glass used in construction, approved by ICONTEC
●	NTC 2409:1994: Product seal for extruded aluminum alloy profiles, approved by ICONTEC
●	ANSI Z97.1-2015, CPSC 16 CFR 1201, CAN/CGSB 12.1-2017: Laminated and tempered safety glass, approved by Safety Glazing Certification Council, or SGCC
●	ASTM E2190: Insulating glass meeting all guidelines and requirements for IGCC® / IGMA® certification approved by the Insulating Glass Certification Council and the Insulating Glass Manufactures Alliance, or IGCC
●	Vitro Certified International Manufacturer Trademark license granted by Vitro for pre-selected projects and to produce certain MSVD coated products at the Solartec plant
●	Good handling of SentryGlas, Butacite and Trosifol products awarded by Kuraray for compliance with all requirements
●	Member of Colombia Association of Safety Glass Transformers, or ACOLVISE
●	Member of Aluminum Extruders Council, or AEC
●	Environmental Product Declaration UNE-EN ISO 14025

ES certifications include:

●	ISO 9001:2015 Certificate of Quality Assurance
●	ISO 14001:2015 Certificate of Environmental Management
●	ISO 45001:2018. Occupational Health and Safety Management System
●	Exporter and Importer AEO
●	PPG Industries Certified Applicator Program, or CAP, certifying the highest level of coating application
●	Complies with National Fenestration Rating Council, or NFRC, Energy Efficient Products
●	Complies with Florida Building Code, or FBC, hurricane protection products
●	Complies with Notice of Acceptance, or NOA, Miami-Dade County’s stringent safety code regulations for hurricane-proof windows
●	Environmental Product Declaration UNE-EN ISO 14025

ESW certifications include:

●	Complies with minimum security criteria for U.S. Importer of Customs Trade Partnership Against Terrorism, or CTPAT Tier 3 Category.

Competitors

We have local and international competitors that also focus on glass and aluminum transformation, window ensemble and installation and designing in the commercial and residential construction markets. The market in the United States in which we compete is mainly comprised of manufacturers, distributors and installers of glass curtain walls, windows and doors for commercial and residential buildings. Based on our analysis of the IBIS World Report, we estimate that we capture between 1% and 2% of the U.S. consolidated market by revenue (manufacturing and services), which represents an attractive opportunity for further penetration. In Colombia, we believe we are the leading producer of high-end windows, with almost 40 years of experience in the glass and aluminum structure assembly market. The industry has a few well-known players and is mostly atomized and comprised of small competitors.

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The key factors on which we and our competitors compete for business include quality, price, reputation, breadth of products and service offerings and production speed leading to shorter lead times. We face intense competition from both smaller and larger market players who compete against us in our various markets including glass, window and aluminum manufacturing.

The principal methods of competition in the window and door industry are the development of long-term relationships with window and door distributors and dealers and the retention of customers by delivering a full range of high-quality customized products on demand with short turnaround times while offering competitive pricing. The vertical integration of our operations, our geographic scope, low labor costs and economies of scale have helped our subsidiaries consolidate their leading position in Colombia and bolstered their expansion in the United States and other foreign markets.

Government Regulations

We are subject to extensive and varied federal, state, and local government regulation in the jurisdictions in which we operate, including laws and regulations relating to zoning and density, building design and safety, hurricane and floods, construction and similar matters. In particular, the market for our impact-resistant windows and doors depends in large part on our ability to satisfy state and local building codes that require protection from wind-borne debris. Additionally, certain of the jurisdictions in which we operate require that installation of doors and windows be approved by competent authorities that grant distribution licenses. We have invested significantly in our quality assurance department in order to maintain rigorous oversight over the production process to ensure the consistent production of high-quality products. We have been certified in compliance with rigorous safety standards, as described in more detail in the section titled “—Certifications.”

We are subject to laws and regulations relating to public health and safety and fire codes and our relationships with our employees. Although our business and facilities are subject to federal, state and local environmental regulation, environmental regulation does not have a material impact on our operations.

Research and Development

During the years ended December 31, 2022, 2021 and 2020, we spent approximately $0.6 million, $0.7 million, and $1.0 million, respectively, in research and development. We incur costs related to the development of new products and pays for external tests that need to be performed on our products in order to comply with strict building codes.

Human Capital

As of March 31, 2023 and 2022, we had a total of 9,060 and 7,073 employees, respectively, none of whom is represented by a union. Most of our employees are hired through seven temporary staffing companies and are employed under one-year fixed-term employment contracts. We actively encourage and facilitate the development of our employees through rolling training programs, with multiple training sessions held on a weekly basis. These programs increase the skills of our employees and are designed to allow our employees to keep pace with the new technologies being installed at our manufacturing facilities. We are committed to developing our employees and remaining at the forefront of technology in our industry. These investments have also helped us manage workplace injuries, with a Lost Time Injury Frequency Rate of 3.5% for the year ended December 31, 2022, which is considerably lower than the average rate of 9.5% for glass and metal manufacturing companies in Colombia. We have remained union-free since ES’s incorporation in 1983. We consider our company an equal opportunity employer and have constantly sought the best talent irrespective of gender or ethnicity. While the jobs associated with the core manufacturing operations are predominantly filled by men, our sales and administrative staff is comprised of approximately 40% women and 60% men. From an ethnicity perspective, our labor force is diverse but predominantly Latino based on our location.

Company History and Information

We are an exempted company incorporated under the laws of the Cayman Islands. We were incorporated in 2013 in connection with a business combination between Tecnoglass subsidiaries TG and ES, and Andina Acquisition Corporation. TG and ES are corporations formed under the laws of Colombia and founded in 1994 and 1983, respectively, by José M. Daes, our Chief Executive Officer, and Christian T. Daes, our Chief Operating Officer.

Our principal executive office is located at Avenida Circunvalar a 100 metros de la Via 40, Barrio Las Flores Barranquilla, Colombia and our telephone number is +57 (5) 373-4000. We maintain a website on the internet at www.tecnoglass.com. The information contained on, or that can be accessed through, our website is not a part of, and should not be considered as being incorporated by reference into, this prospectus supplement.

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MANAGEMENT

Directors and Executive Officers

Our current directors and executive officers are as follows:

Name	Age	Position
José M. Daes	63	Chief Executive Officer and Director
Christian T. Daes	59	Chief Operating Officer and Director
Santiago Giraldo	47	Chief Financial Officer
Lorne Weil	77	Non-Executive Chairman of the Board
Luis Fernando Castro Vergara	56	Director
Anne Louise Carricarte	56	Director
Julio A. Torres	56	Director
Carlos Alfredo Cure Cure	78	Director

José M. Daes has served as our Chief Executive Officer and member of the board of directors since December 2013. Mr. Daes has more than 40 years of experience in the operation of businesses in Colombia and the United States. Since 1983, he has led the Tecnoglass group, founded with his brother Christian Daes. Mr. Daes is responsible for the continuous, ethical and responsible management and growth of our company.

Christian T. Daes has served as our Chief Operating Officer and member of the board of directors since December 2013. Mr. Deas has served as the chief executive officer of TG since its inception in 1994. Mr. Daes leads the automation projects, which reduce the consumption of materials and increase the efficiency of our company, maintaining the highest safety standards for our workers and the entire international supply chain. Mr. Daes is the younger brother of Jose M. Daes, our Chief Executive Officer.

Santiago Giraldo served as our deputy Chief Financial Officer from February 2016 until August 2017 and has served as our Chief Financial Officer since such time. He joined Tecnoglass with significant financial experience in capital markets, bank debt, derivatives, treasury, M&A and equity related transactions. Mr. Giraldo received a Business Administrator (cum laude) from Washburn University and holds an MBA with an emphasis in International Business and Finance from California State University at Pomona.

A. Lorne Weil has served as our Non-Executive Chairman of the board of directors since our inception in September 2011. Mr. Weil is the Executive Chairman of Inspired Entertainment, Inc. and was the co-sponsor and founder of lnspired’s predecessor, Hydra Industries Acquisition Corp., and previously served as its Chairman and Chief Executive Officer from 2014 to December 2016. Mr. Weil has been a principal of Hydra Management, an investment vehicle he formed, since September 2014. Mr. Weil was also the Chairman of the Board of Scientific Games Corporation from October 1991 to November 2013, and was its Chief Executive Officer from April 1992 to November 2013. During his tenure, Scientific Games grew from under $50 million in annualized revenue to approximately $2 billion. Mr. Weil received a Bachelor of Commerce from the University of Toronto, an M.S. from the London School of Economics and an M.B.A. from Columbia University.

Luis Fernando Castro Vergara has served on our board of directors since November 2018. Since 2017, Mr. Castro Vergara has been serving as a fund manager of a private equity fund in the agroindustry sector and overseeing his investments in the construction, infrastructure and agroindustry sectors. Mr. Castro Vergara served as the Chief Executive Officer of Banco de Comercio Exterior de Colombia S.A., Colombia’s development bank, from 2013 to 2017. From 2007 to 2008 and 2012 to 2013, Mr. Castro Vergara was the General Manager of Agrodex International SAS, an import and marketing food company. From 2008 to 2012, he was the Regional Development Agency President of the Barranquilla Chamber of Commerce. Previously, he was General Manager of Provyser S.A., a commercialization and logistics services company in the food industry. He is on the board of directors of Unimed Pharmaceuticals Limited, where he also serves as member of the audit committee, and of Colombian companies Accenorte SAS and Devimed SAS. Mr. Castro Vergara received a B.S. from Fordham University, a B.S. from Columbia University and a M.B.A. from the Universidad de los Andes Bogota in Colombia.

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Anne Louise Carricarte has served on our board of directors since August 2022. Ms. Carricarte has over 35 years of experience in domestic and international marketing, sales, administration, and management. She is a business entrepreneur, executive consultant, and inspirational speaker skilled in motivation, training, negotiation, and in-depth team building. Ms. Carricarte is the Chief Executive Officer of Simple Results, Inc., a consulting company she founded in 2006, where she collaborates on multi-cultural projects between countries, generations, professions, and faiths in both the private and public sectors. Since 2004, Ms. Carricarte has served as an advisor to Grove Services, a farm-land asset management company, and Unity Groves, which provides ‘end-to-end’ produce distribution to major US food chains. She is also one of seven board members for Mathon Investments Corporation, a private fund that manages investments and provides lending services. From 1992 until she founded Simple Results, Ms. Carricarte was the Chief Operating Officer of Amedex Holding Insurance Companies/USA Medical and Chief Executive Officer of Amedex International, which provided health and life insurance products and related services to clients in Latin America and the Caribbean.

Julio A. Torres has served on our board of directors since October 2011. He previously served as our co-Chief Executive Officer from October 2011 through January 2013. Since March 2008, Mr. Torres has served as Managing Director of Nexus Capital Partners, a private equity firm. From April 2006 to February 2008, Mr. Torres served with the Colombian Ministry of Finance acting as the general director of public credit and the treasury. From June 2002 to April 2006, Mr. Torres served as Managing Director of Diligo Advisory Group, an investment banking firm. From September 1994 to June 2002, Mr. Torres served as Vice President with JPMorgan Chase Bank. Mr. Torres has served on the board of directors of AST SpaceMobile, Inc., a company building the first space-based cellular broadband network accessible directly by standard mobile phones, since April 2021. Mr. Torres received a degree in systems and computer engineering from Los Andes University, an M.B.A. from Northwestern University and a M.P.A. from Harvard University.

Carlos Alfredo Cure Cure has served on our board of directors since September 2019. Mr. Cure Cure currently acts as external advisor to Grupo Olímpica, one of the largest multi-industry conglomerates in Colombia, and was the former Chairman of the board of directors of Ecopetrol S.A., the leading oil & gas company in Colombia, from September 2015 to March 2019. From 2011 to 2013, Mr. Cure Cure served as the Colombian Ambassador to Venezuela. Earlier in his carrier, Mr. Cure Cure was the Financial Manager of Cementos del Caribe, General Manager of Cementos Toluviejo, General Manager of Astilleros Unión Industrial, and Sociedad Portuaria de Barranquilla. Mr. Cure Cure has served as a board member of Avianca and Isagen, and is the former President of Bavaria S.A. Mr. Cure Cure earned a B.S. in Civil Engineering from Universidad Nacional de Colombia.

Director Independence

Our board of directors consults with its counsel to ensure that the board’s determinations are consistent with NYSE rules and all relevant securities and other laws and regulations regarding the independence of directors. The NYSE listing standards define an “independent director” as a person who the board of directors affirmatively determines has no material relationship with the listed company (either directly or as a partner, shareholder or officer of an organization that has a relationship with our company). Consistent with these considerations, we have affirmatively determined that Messrs. Weil, Cure Cure, Castro Vergara, Torres and Ms. Carricarte qualify as independent directors. Our independent directors have regularly scheduled meetings at which only independent directors are present.

Leadership Structure

Our board of directors has determined to keep separate the positions of board chairman and chief executive officer at this time. This permits our chief executive officer to concentrate his efforts primarily on managing our business operations and development, while our chairman can focus on, among other things, communications and relations between our board of directors and senior management, consideration by our board of directors of our strategies and policies and our chief executive officer evaluation processes.

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Risk Oversight

Our board of directors’ primary function is one of oversight. Our board of directors as a whole has responsibility for risk oversight and reviews management’s risk assessment and risk management policies and procedures. We have standing audit, compensation and nominating committees. Our audit committee discusses with our management major financial risk exposures and reports its findings to our board of directors in connection with our board of directors’ risk oversight review. Our compensation committee is responsible for creating incentives that encourage behavior consistent with our business strategy, without encouraging undue risk-taking.

We believe our leadership structure is appropriate for our company because it ensures accountability for oversight of particular kinds of risks reasonably expected to be faced by our company and is based on the expertise and qualifications of the person(s), in such position(s) and/or on such committee(s), as are primarily responsible for oversight and management of such particular risks. We also make efforts to attract and retain the highest quality and most diverse directors. By ensuring that particularly qualified persons are in the position(s) to oversee, mitigate and otherwise manage each particular kind of risk reasonably expected to be faced by our company, we believe our leadership structure is appropriate to manage risk oversight by the company.

Code of Conduct

In October 2017, we adopted an updated Code of Conduct that applies to all of our executive officers, directors and employees. The Code of Conduct codifies the business and ethical principles that govern all aspects of our business. We will provide, without charge, upon request, copies of our Code of Conduct. Requests for copies of our Code of Conduct should be sent in writing to Tecnoglass Inc., Avenida Circunvalar a 100 mts de la Via 40, Barrio Las Flores, Barranquilla, Colombia, Attn: Corporate Secretary. Readers can also obtain a copy of our Code of Conduct on our website at http://investors.tecnoglass.com/corporate-governance.cfm.

Corporate Governance

Audit Committee

We have a standing audit committee of the board of directors, which consists of Carlos A. Cure, Luis Fernando Castro and Julio Torres, with Mr. Cure serving as chairman. Each of the members of the audit committee is independent under the applicable NYSE listing standards.

The audit committee has a written charter, which is included in our compendium of Corporate Governance Guidelines and can be found on our website at http://investors.tecnoglass.com/corporate-governance.cfm. The purpose of the audit committee is to assist the board in monitoring the integrity of the annual, quarterly and other financial statements of the company, the independent auditor’s qualifications and independence, the performance of the company’s independent auditor and the compliance by the company with legal and regulatory requirements. appoint, retain, set compensation of, and supervise our independent accountants, review the results and scope of the audit and other accounting related services and review our accounting practices and systems of internal accounting and disclosure controls. The audit committee’s duties, which are specified in the audit committee charter, include, but are not limited to:

●	Meet with the independent auditor prior to the audit to review the scope, planning and staffing of the audit.

●	Review and discuss with management and the independent auditor the annual audited financial statements, and recommend to the board whether the audited financial statements should be included in the company’s Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of the Form 10-K).

●	Review and discuss with management and the independent auditor the company’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor’s review of the quarterly financial statements.

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●	Discuss with management and the independent auditor, as appropriate, significant financial reporting issues and judgments made in connection with the preparation of the company’s financial statements, including:

◌	any significant changes in the company’s selection or application of accounting principles;

◌	the company’s critical accounting policies and practices;

◌	all alternative treatments of financial information within GAAP that have been discussed with management and the ramifications of the use of such alternative accounting principles;

◌	any major issues as to the adequacy of the company’s internal controls and any special steps adopted in light of material control deficiencies; and

◌	any material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

●	Discuss with management the company’s earnings press releases generally, including the use of “pro forma” or “adjusted” non-GAAP information, and any financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be general and include the types of information to be disclosed and the types of presentations to be made.

●	Discuss with management and the independent auditor the effect on the company’s financial statements of (i) regulatory and accounting initiatives and (ii) off-balance sheet structures.

●	Discuss with management the company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the company’s risk assessment and risk management policies.

●	Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

●	Review disclosures made to the audit committee by the company’s Chief Executive Officer and Chief Financial Officer (or individuals performing similar functions) during their certification process for the Form 10-K and Form 10-Qs about any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting and any fraud involving management or other employees who have a significant role in the company’s internal control over financial reporting.

●	At least annually, obtain and review a report from the independent auditor, consistent with the rules of the Public Company Accounting Oversight Board, regarding (a) the independent auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues and (d) all relationships between the independent auditor and the company. Evaluate the qualifications, performance and independence of the independent auditor, including whether the auditor’s quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor’s independence, and taking into account the opinions of management and the internal auditor. The audit committee shall present its conclusions with respect to the independent auditor to the board.

●	Verify the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

●	Oversee the company’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the company.

●	Be available to the independent auditor during the year for consultation purposes.

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●	Obtain assurance from the independent auditor that Section 10A(b) of the Exchange Act has not been implicated.

●	Review and approve material or significant related-party transactions.

●	Inquire and discuss with management the company’s compliance with applicable laws and regulations and with the company’s Code of Conduct and compliance program in effect at such time, if any, and, where applicable, recommend policies and procedures for future compliance.

●	Review and approve procedures (which may be incorporated in the company’s Code of Conduct, in effect at such time, if any) for the receipt, retention and treatment of complaints received by the company regarding accounting, internal accounting controls or reports which raise material issues regarding the company’s financial statements or accounting policies.

●	Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the company’s financial statements or accounting policies.

●	Discuss with the company’s General Counsel legal matters that may have a material impact on the financial statements or the company’s compliance policies.

●	Review and approve material payments made to the company’s officers and directors or its or their affiliates when not part of ordinary course of business. Any payments made to members of the Audit Committee will be reviewed and approved by the board, with the interested director or directors abstaining from such review and approval.

Audit Committee Financial Expert

As required by the NYSE listing standards, the audit committee will at all times be composed exclusively of independent directors who are financially literate, as such qualification is interpreted by our board of directors in its business judgment. In addition, the committee has, and will continue to have, at least one member who has accounting or related financial management expertise, as interpreted by our board of directors in its business judgment. The board of directors has determined that Mr. Torres satisfies the NYSE’s requirements and also qualifies as an “audit committee financial expert” as defined under rules and regulations of the SEC.

Audit Committee Report

Our audit committee is responsible for supervising our independent accountants, reviewing the results and scope of the audit and other accounting related services and reviewing our accounting practices and systems of internal accounting and disclosure controls, among other things. These responsibilities include reviewing and discussing with management and the independent auditor the annual audited financial statements. The audit committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of our financial statements.

In fulfilling its oversight responsibility of appointing and reviewing the services performed by our independent registered public accounting firm, the audit committee carefully reviews the policies and procedures for the engagement of the independent registered public accounting firm, including the scope of the audit, audit fees, auditor independence matters and the extent to which the independent registered public accounting firm may be retained to perform non-audit related services.

The audit committee has reviewed and discussed the audited financial statements for the year ended December 31, 2022 with our management and PricewaterhouseCoopers Ltda., or PwC, our independent registered public accounting firm. The audit committee has also discussed with PwC the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board (United States) in Rule 3200T regarding “Communication with Audit Committees.”

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The audit committee has also received and reviewed the written disclosures and the letter from PwC required by applicable requirements of the Public Company Accounting Oversight Board regarding PwC’s communications with the audit committee concerning independence and has discussed with PwC its independence from the company.

Based on the reviews and discussions referred to above, the audit committee recommended to the board that the financial statements be included in our annual report on Form 10-K for the year ended December 31, 2022.

Nominating Committee

We have a standing nominating committee, which consists of A. Lorne Weil and Anne Louise Carricarte, with A. Lorne Weil serving as chairperson. Each member of the nominating committee is an “independent director” as defined under NYSE listing standards. Pursuant to its written charter, which is included in our compendium of Corporate Governance Guidelines and can be found on our website at http://investors.tecnoglass.com/corporate-governance.cfm, our nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors.

Guidelines for Selecting Director Nominees

The nominating committee considers persons identified by its members, management, shareholders, investment bankers and others. Candidates will be reviewed in the context of current composition of the board of directors (including the diversity in background, experience, and viewpoints of the board), the operating requirements of the company and the long-term interests of the shareholders. Currently, the guidelines for selecting nominees, which are specified in the nominating committee charter, generally provide that persons to be nominated:

●	should have demonstrated notable or significant achievements in business, education or public service;

●	should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

●	should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the shareholders.

The nominating committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The nominating committee does not distinguish among nominees recommended by shareholders and other persons.

Compensation Committee

We have a standing compensation committee. Our compensation committee currently consists of Julio Torres, Carlos Cure and Anne Louise Carricarte, with Julio Torres serving as chairperson. Each member of the compensation committee is an “independent director” as defined under NYSE listing standards. The compensation committee’s duties, which are specified in our compensation committee charter included in our compendium of Corporate Governance Guidelines and can be found on our website at http://investors.tecnoglass.com/corporate-governance.cfm, include, but are not limited to:

●	Establish, review and approve the overall executive compensation philosophy and policies of the company, including the establishment, if deemed appropriate, of performance-based incentives that support and reinforce the company’s long-term strategic goals, organizational objectives and shareholder interests.

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●	Review and approve the company’s goals and objectives relevant to the compensation of the CEO, annually evaluate the CEO’s performance in light of those goals and objectives, determine the CEO’s compensation level, including, but not limited to, salary, bonus or bonus target levels, long and short-term incentive and equity compensation, retirement plans, and deferred compensation plans as the compensation committee deems appropriate. In determining the long-term incentive component of the CEO’s compensation, the compensation committee is required to consider, among other factors, the company’s performance and relative shareholder return, the value of similar incentive awards to CEO’s at comparable companies, and the awards given to the company’s CEO in past years. The CEO shall not be present during voting and deliberations relating to CEO compensation.

●	Determine the compensation of all other executive officers, including, but not limited to, salary, bonus or bonus target levels, long and short-term incentive and equity compensation, retirement plans, and deferred compensation plans, as the compensation committee deems appropriate. Members of senior management may report on the performance of the other executive officers of the company and make compensation recommendations to the compensation committee, and the compensation committee will review and, as appropriate, approve the compensation recommendations.

●	Administer or delegate the power to administer the company’s incentive and equity-based compensation plans, including the grant of share options, restricted shares and other equity awards under such plans.

●	Review and make recommendations to the board with respect to the adoption of, and amendments to, incentive compensation and equity-based plans and approve for submission to the shareholders all new equity compensation plans that must be approved by shareholders pursuant to applicable law.

●	Review and approve for the CEO and the other executive officers of the company any employment agreements, severance arrangements, and change in control agreements or provisions.

●	Review and discuss with the company’s management the Compensation Discussion and Analysis set forth in SEC Regulation S-K, Item 402, if required, and, based on such review and discussion, determine whether to recommend to the board that the Compensation Discussion and Analysis be included in the company’s annual report or proxy statement for the annual general meeting.

●	Provide, over the names of the members of the compensation committee, the Compensation Committee Report for the company’s annual report or proxy statement for the annual general meeting, if required.

●	Conduct an annual performance evaluation of the compensation committee. In conducting such review, the committee is required to evaluate and address all matters that the committee considers relevant to its performance, including at least the following: (a) the adequacy, appropriateness and quality of the information received from management or others; (b) the manner in which the committee’s recommendations were discussed or debated; (c) whether the number and length of meetings of the committee were adequate for the committee to complete its work in a thorough and thoughtful manner; and (d) whether the charter of the compensation committee appropriately addresses the matters that are or should be within its scope.

●	The compensation committee has the authority, to the extent it deems appropriate, to conduct or authorize investigations into or studies of matters within the compensation committee’s scope of responsibilities and to retain one or more compensation consultants to assist in the evaluation of CEO or executive compensation or other matters. The compensation committee has the sole authority to retain and terminate any such consulting firm, and to approve the firm’s fees and other retention terms. The compensation committee is required to evaluate whether any compensation consultant retained or to be retained by it has any conflict of interest in accordance with Item 407(e)(3)(iv) of Regulation S-K. The compensation committee also has the authority, to the extent it deems necessary or appropriate, to retain legal counsel or other advisors. In retaining compensation consultants, outside counsel and other advisors, the compensation committee must take into consideration factors specified in the NYSE listing rules. The company will provide for appropriate funding, as determined by the compensation committee, for payment of any such investigations or studies and the compensation to any consulting firm, legal counsel or other advisors retained by the compensation committee.

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EXECUTIVE AND DIRECTOR COMPENSATION

This section provides a detailed description of our executive compensation philosophy and practices, the factors considered by the compensation committee in setting the compensation of our executive officers and the compensation decisions that the compensation committee has made.

Overview

Our policies with respect to the compensation of our executive officers are administered by our board in consultation with our compensation committee. Our compensation policies are intended to provide for compensation that:

●	is sufficient to attract and retain executives of outstanding ability and potential;
●	is tailored to the unique characteristics and needs of our company;
●	considers individual value and contribution to our success;
●	is designed to motivate our executive officers to achieve our annual and long-term goals by rewarding performance based on the attainment of those goals;
●	is designed to appropriately take into account risk and reward in the context of our business environment;
●	reflects an appropriate relationship between executive compensation and the creation of shareholder value; and
●	is sensitive to market benchmarks.

The compensation committee is in charge of recommending executive compensation packages to our board that meet these goals. In making decisions about executive compensation, the compensation committee relies on the experience of its members as well as subjective considerations of various factors, including individual and corporate performance, our strategic business goals, each executive’s position, experience, level of responsibility, future potential and compensation paid by companies of similar size in our industry. The compensation committee sets specific key performance indicators, or KPIs, and benchmarks for annual fixed compensation or for allocations between different elements of compensation.

Our compensation committee is charged with performing an annual review of our executive officers’ cash compensation and equity holdings to determine whether they provide adequate incentives and motivation to executive officers and whether they adequately compensate the executive officers relative to comparable officers in other companies. As part of this review, management submits recommendations to the compensation committee.

We believe it is important when making compensation-related decisions to be informed as to current practices of similarly situated publicly held companies in our industry. Our compensation committee stays appraised of the cash and equity compensation practices of publicly held companies in the glass and aluminum industries through the review of such companies’ public reports and through other resources. The companies chosen for inclusion in any benchmarking group would have business characteristics comparable to our company, including revenues, financial growth metrics, stage of development, employee headcount and market capitalization. While benchmarking may not always be appropriate as a stand-alone tool for setting compensation due to the aspects of our business and objectives, we generally believe that gathering this information is an important part of our compensation-related decision-making process.

Consideration of Shareholder Advisory Votes on Executive Compensation

We also take into consideration our most recent shareholder advisory vote on executive compensation, commonly known as a “Say on Pay Advisory Vote”, as required by Section 14A of the Exchange Act. In the last advisory vote, conducted at our annual general meeting on December 15, 2022, our compensation program was approved on an advisory basis by over 97% of the shareholders who submitted a vote at such meeting (with less than 3% of the votes being against approval or abstaining, collectively). We consider this to be a strong validation that our pay practices are firmly aligned with our shareholders’ best interests. In accordance with the shareholder vote held at our 2019 annual general meeting, we conduct a Say on Pay Advisory Vote every three years. The next will be at our 2025 annual general meeting.

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Base Salaries

Each of our named executive officers is employed on an at-will basis. Base salaries for our executive officers are individually determined by our compensation committee each year to ensure that each executive’s base salary forms part of a compensation package which appropriately rewards the executive for the value he or she brings to our company. Each executive’s base salary may be increased or decreased in the discretion of the compensation committee in accordance with our compensation philosophy.

Bonuses

In addition to their base salaries, our named executive officers are entitled to receive annual performance bonuses based on our financial performance and achievement of certain targets throughout the year.

Other Compensation and Benefits

Named executive officers receive additional compensation in the form of vacation, medical, 401(k) and other benefits generally available to all of our employees. We do not provide any other perquisites or other personal benefits to our named executive officers.

Summary Compensation Table

The following table summarizes the total compensation for the years ended December 31, 2022, 2021 and 2020, of each of our named executive officers.

Name and principal position	Year	Salary	Bonus	Total (1)
Jose M. Daes (2)	2022	$2,100,000	$735,000	$2,835,000
Chief Executive Officer	2021	$1,512,000	$453,600	$1,965,600
	2020	$1,260,000	$315,000	$1,575,000
Christian T. Daes (3)	2022	$2,100,000	$735,000	$2,835,000
Chief Operating Officer	2021	$1,512,000	$453,600	$1,965,600
	2020	$1,260,000	$315,000	$1,575,000
Santiago Giraldo (4)	2022	$440,000	$154,000	$594,000
Chief Financial Officer	2021	$189,162	$47,634	$236,796
	2020	$181,704	$57,750	$239,454

(1)	During the period covered by the table, we did not issue any share awards, option awards, non-equity incentive plan compensation, or other compensation, nor did any of the named executive officers experience any change in pension value and nonqualified deferred compensation earnings.

(2)	Mr. Daes also serves as chief executive officer of ES.

(3)	Mr. Daes also serves as chief executive officer of TG.

(4)	Mr. Giraldo’s 2021 and 2020 salary was paid in Colombian pesos.

Compensation Arrangements with Named Executive Officers

On February 7, 2023, our compensation committee recommended, and on February 28, 2023 our board approved, the following compensation arrangements for 2023 for each of Messrs. Daes, Daes, and Giraldo: (i) with respect to each of Messrs. Daes and Daes, a base salary of $2,940,000 plus a bonus of up to $1,029,000; and (ii) with respect to Mr. Giraldo, a base salary of $594,000 and a performance bonus of up to $207,900 per year. Each of the bonuses will be based on our 2023 financial performance and achievement of certain to-be-agreed upon targets throughout the year.

Pay Ratio Disclosures

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The following pay ratio information is provided in accordance with the requirements of Item 402(u) of Regulation S-K of the Exchange Act.

For fiscal 2022, our last completed fiscal year:

●	the median of the annual total compensation of all of our employees (other than the Chief Executive Officer) was $4,159; and
●	the annual total compensation of our Chief Executive Officer, Jose M. Daes, was $2,835,000.

Based on this information, the ratio for 2022 of the annual total compensation of the Chief Executive Officer to the median of the annual total compensation of all employees is 682 to 1.

The following steps were taken to determine the annual total compensation of the median employee and the Chief Executive Officer:

●	As of December 31, 2022, the employee population consisted of approximately 8,770 individuals, including full time, part time, temporary, and seasonal employees employed on that date. This date was selected because it aligned with calendar year end and allowed identification of employees in a reasonably efficient manner.
●	For the purpose of identifying the median employee from our employee population base, wages from our internal payroll records for the twelve-month period ended December 31, 2022 were used. These wages were consistent with amounts reported to taxation authorities for fiscal 2022. Consistent with the calculation of the Chief Executive Officer’s annual compensation, other elements of employee compensation were considered and added, if applicable when calculating the annual total compensation for all employees.
●	In addition, the compensation of approximately 3,214 full time or part time employees who were hired during 2022 and employed on December 31, 2022, was annualized. No full-time equivalent adjustments were made for part time employees, of which there were approximately 17.
●	The median employee was identified using this compensation measure and methodology, which was consistently applied to all employees. The amounts reported in the 2022 Summary Compensation Table for named executive officers were used for the total annual compensation of the Chief Executive Officer. The salary amount reported in this table was annualized to reflect a full year’s compensation for the purpose of calculating the pay ratio disclosure.

Outstanding Equity Awards at Fiscal Year End

As of December 31, 2022 and March 31, 2023, we had not granted any share options, share appreciation rights or any other awards under long-term incentive plans to any of our executive officers.

Pension Benefits

As of December 31, 2022 and March 31, 2023, we had not granted any pension benefits to any of our executive officers.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

As of December 31, 2022 and March 31, 2023, we did not have any nonqualified defined contribution or other nonqualified deferred compensation plans.

Potential Payments Upon Termination or Change-in-Control

As of December 31, 2022 and March 31, 2023, none of our executive officers are entitled to payments or the provision of other benefits such as perquisites and health care benefits in connection with a termination or change-in- control.

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Director Compensation

Each of our non-employee directors receives cash compensation of $63,063 each year. Additionally, the chairman of our audit committee and each other member of our audit committee receives additional cash compensation of $22,051 and $11,007, respectively, for serving on the audit committee. Employee directors do not receive cash compensation for their service as a director.

The following table summarizes the compensation of our non-employee directors for the year ended December 31, 2022.

Name	Fees earned or paid in cash	Stock Awards(1)	Total
Carlos Cure Cure	$85,114	-	$85,114
Luis Fernando Castro Vergara	$74,070	-	$74,070
Julio A. Torres	$74,040	-	$74,040
A. Lorne Weil	$63,063	-	$63,063
Anne Louise Carricarte	$31,531	-	$31,531
Martha Byorum(2)	$63,063	-	$63,063

(1)	To date, we have not compensated our directors with share awards, option awards, non-equity incentive plan compensation, pension value, nonqualified deferred compensation earnings or other compensation.

(2)	Ms. Byorum resigned from the board of directors on August 23, 2022.

Compensation Committee Interlocks and Insider Participation

No person who served as a member of the compensation committee of our board of directors during the last completed fiscal year, indicating each committee member (a) was, during the fiscal year, an officer or employee of ours; (b) was formerly an officer of the registrant; or (c) had any relationship requiring disclosure by us under any paragraph of Item 404 of Regulation S-K. We do not have any of the relationships described in Item 407(e)(4)(iii) that would require disclosure by us pursuant thereto.

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PRINCIPAL SECURITYHOLDERS

The table and accompanying footnotes set forth certain information based on public filings or information known to Tecnoglass as of May 16, 2023, with respect to the ownership of our ordinary shares by:

●	each person or group who beneficially owns more than 5% of our ordinary shares;

●	each of our executive officers and directors; and

●	all of our directors and executive officers as a group.

A person is deemed to be the “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. The following table does not give effect to any sale of shares to be effected in this offering by ENERGY HOLDING CORPORATION. For information on the ownership of ENERGY HOLDING CORPORATION as a result of this offering, see the section titled “Selling Securityholder” below.

	Amount and Nature of Beneficial Ownership		Approximate Percentage of Beneficial Ownership

Name and Address of Beneficial Owner(1)

Directors and Named Executive Officers

Jose M. Daes	-	(2)	*
Chief Executive Officer and Director
Christian T. Daes	-	(2)	*
Chief Operating Officer and Director
Santiago Giraldo	-		*
Chief Financial Officer
Carlos Cure Cure	-		*
Director
Luis F. Castro Vergara	-		*
Director
A. Lorne Weil	88,173	(3)	*
Chairman of the Board
Julio A. Torres	30,520		*
Director
Anne Louise Carricarte	-		*
Director
All directors and executive officers as a group (8 persons)	118,693		1.3%
Five Percent Holders:
ENERGY HOLDING CORPORATION	26,928,108	(4)	56.5%

* Less than 1%

(1)	Unless otherwise indicated, the business address of each of the individuals is Avenida Circunvalar a 100 mts de la Via 40, Barrio Las Flores, Barranquilla, Colombia.

(2)	Does not include shares held by ENERGY HOLDING CORPORATION, in which this person has an indirect ownership interest.

(3)	Does not include 203,000 ordinary shares held by Child’s Trust f/b/o Francesca Weil u/a dated March 4, 2010, and 203,000 ordinary shares held by Child’s Trust f/b/o Alexander Weil u/a dated March 4, 2010, irrevocable trusts established for the benefit of Mr. Weil’s children.

(4)	Joaquin Fernandez and Alberto Velilla Becerra are the directors of ENERGY HOLDING CORPORATION and may be deemed to share voting and dispositive power over such shares.

SELLING SECURITYHOLDER

The following table details the name of the selling securityholder, the number of our ordinary shares beneficially owned by the selling securityholder, and the number of our ordinary shares being offered by the selling securityholder for sale under this prospectus supplement. The percentage of our ordinary shares beneficially owned by the selling securityholder both prior to and following the offering of securities pursuant to this prospectus supplement, is based on 47,673,953 of our ordinary shares outstanding as of May 16, 2023.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. Unless otherwise indicated in the footnotes below, each shareholder named in the following table possesses sole voting and investment power over the shares listed. The information does not necessarily indicate beneficial ownership for any other purpose.

	Ordinary Shares Beneficially Owned before the Offering		Number of Ordinary Shares	Ordinary Shares Beneficially Owned after the Offering (1)
Name of Selling Securityholder	Shares	Percentage	Offered	Shares	Percentage
ENERGY HOLDING CORPORATION	26,928,108	56.5%	2,000,000	24,928,108	52.3%

(1)	Assumes the sale of 2,000,000 ordinary shares offered pursuant to this prospectus supplement. Does not assume exercise of the underwriters’ overallotment option for 300,000 additional ordinary shares.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transactions

A Construir SA

On a recurring basis, we have engaged A Construir S.A., a heavy construction company operating in Barranquilla, Colombia, to carry out construction related to our ongoing capital expenditures at our production facilities in Colombia. Affiliates of Jose Daes and Christian Daes, our Chief Executive Officer and Chief Operating Officer, respectively, had an ownership stake in A Construir through June 1, 2022. We purchased $3.3 million during the three months ended March 31, 2023, $4.3 million during the year ended December 31, 2022 and $9.3 million during the year ended December 31, 2021, respectively, from A Construir S.A. for construction and facilities.

Alutrafic Led SAS

In the ordinary course of business, we sell products to Alutrafic Led SAS, or Alutrafic, a fabricator of electrical lighting equipment. Affiliates of Jose Daes and Christian Daes, our Chief Executive Officer and Chief Operating Officer, respectively, have an ownership stake in Alutrafic. We sold $0.2 million, $0.9 million, $1.1 million and $0.7 million, to Alutrafic during the three months ended March 31, 2023 and December 31, 2022, 2021 and 2020, respectively, and had outstanding accounts receivable from Alutrafic for $0.3 million, $0.2 million and $0.5 million as of March 31, 2023 and December 31, 2022 and 2021, respectively.

Santa Maria del Mar SAS

In the ordinary course of business, we purchase fuel for use at our manufacturing facilities from Estación Santa Maria del Mar SAS, a gas station located near our manufacturing campus which is owned by affiliates of Jose Daes and Christian Daes, our Chief Executive Officer and Chief Operating Officer, respectively. During the three months ended March 31, 2023 and years ended December 31, 2022, 2021 and 2020, we purchased $0.2 million, $0.9 million, $0.3 million and $0.3 million, respectively. Additionally, during 2021, we acquired a lot of land adjacent to our manufacturing campus from Santa maria del Mar SAS for $0.4 million.

Fundación Tecnoglass-ESWindows

Fundación Tecnoglass-ESWindows is a non-profit organization we established to carry out social causes in the communities around where we operate. During the three months ended March 31, 2023 and years ended December 31, 2022, 2021 and 2020, we made charitable contributions for $0.7 million, $1.6 million, $1.4 million and $1.3 million, respectively.

Studio Avanti SAS

In the ordinary course of business, we sell products to Studio Avanti SAS, or Avanti, a distributer and installer of architectural systems in Colombia. Avanti is owned and controlled by Alberto Velilla, who is director of ENERGY HOLDING CORPORATION, our controlling shareholder. We sold $0.2 million, $0.5 million, $0.8 million and $0.4 million to Avanti during the three months ended March 31, 2023 and December 31, 2022, 2021 and 2020, respectively, and had outstanding accounts receivable from Avanti of $0.2 million, $0.1 million and $0.4 million as of December 31, 2022 and 2021, respectively.

Vidrio Andino Joint Venture (a Saint-Gobain subsidiary)

On May 3, 2019, we consummated a joint venture agreement with Saint-Gobain, a world leader in the production of float glass, a key component of our manufacturing process, whereby we acquired a 25.8% minority ownership interest in Vidrio Andino, a Colombia-based subsidiary of Saint-Gobain. The purchase price for our interest in Vidrio Andino was $45 million, of which $34.1 million was paid in cash and $10.9 million paid through the contribution of land on December 9, 2020. On October 28, 2020, we acquired said land from affiliates of the Daes family and paid for it with the issuance of an aggregate of 1,557,142 ordinary shares, valued at $7.00 per share, which represented an approximate 33% premium based on the closing share price as of October 27, 2020.

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The land is near our existing manufacturing facilities. The joint venture plans on building a float glass plant on the land, which we expect will generate significant efficiencies for us once it becomes operative, and in which we will also have a 25.8% interest. The new plant will be funded with proceeds from the original cash contribution made by us, operating cash flows from the Bogota plant, debt incurred at the joint venture level that will not consolidate into our financial statements and an additional contribution by us of approximately $12.5 million if needed (based on debt availability or other sources).

In the ordinary course of business, we purchased $6.3 million, $20.8 million, $15.3 million and $14.3 million, from Vidrio Andino during the three months ended March 31, 2023 and December 31, 2022, 2021 and 2020, respectively. As of March 31, 2023 and December 31, 2022 and 2021, we had outstanding payables to Vidrio Andino for $4.8 million, $4.9 million and $2.8 million, respectively. We recorded equity method income of $1.4 million, $6.7 million, $4.2 million and $1.4 million, on our Consolidated Statement of Operations during the three months ended March 31, 2023 and years ended December 31, 2022, 2021 and 2020, respectively.

Zofracosta SA

Our subsidiary ES has an investment in Zofracosta SA, a real estate holding company and operator of a tax-free zone located in the vicinity of the proposed glass plant being built through our Vidrio Andino joint venture, valued at $0.6 million, $0.6 million and $0.8 million as of March 31, 2023, December 31, 2022 and 2021, respectively. Affiliates of Jose Daes and Christian Daes, our Chief Executive Officer and Chief Operating Officer, respectively, have a majority ownership stake in Zofracosta SA.

Indemnification Agreements

We have entered into indemnification agreements with each of our executive officers and members of our board of directors. The indemnification agreements supplement our third amended and restated memorandum and articles of association and Cayman Islands law in providing certain indemnification rights to these individuals. The indemnification agreements provide, among other things that we will indemnify these individuals to the fullest extent permitted by Cayman Islands law and to any greater extent that Cayman Islands law may in the future permit, including the advancement of attorneys’ fees and other expenses incurred by such individuals in connection with any threatened, pending or completed action, suit or other proceeding, whether of a civil, criminal, administrative, regulatory, legislative or investigative nature, relating to any occurrence or event before or after the date of the indemnification agreements, by reason of the fact that such individuals is or were our directors or executive officers, subject to certain exclusions and procedures set forth in the indemnification agreements, including the absence of fraud or willful default on the part of the indemnitee and, with respect to any criminal proceeding, that the indemnitee had no reasonable cause to believe his conduct was unlawful.

Related Person Policy

Our Code of Conduct requires us to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interests, except under guidelines approved by the board of directors (or the audit committee). Related-party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) we or any of our subsidiaries are a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of our ordinary shares, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

Our audit committee, pursuant to its written charter, is responsible for reviewing and approving material or significant related-party transactions to the extent we enter into such transactions. The audit committee will consider all relevant factors when determining whether to approve a related party transaction, including whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction. No director may participate in the approval of any transaction in which he is a related party, but that director is required to provide the audit committee with all material information concerning the transaction. Additionally, we require each of our directors and executive officers to complete an annual directors’ and officers’ questionnaire that elicits information about related party transactions.

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These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

Director Independence

We adhere to the NYSE listing standards in determining whether a director is independent. Our board of directors consults with its counsel to ensure that the board’s determinations are consistent with those rules and all relevant securities and other laws and regulations regarding the independence of directors.

The NYSE listing standards define an “independent director” as a person other than an executive officer of a company or any other individual having a relationship which, in the opinion of the issuer’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Consistent with these considerations, we have affirmatively determined that Messrs. Weil, Cure Cure, Castro Vergara, Torres and Ms. Carricarte qualify as independent directors. Our independent directors have regularly scheduled meetings at which only independent directors are present.

Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Islands courts to be contrary to public policy, such as to provide indemnification against willful fraud, willful default, civil fraud or the consequences of committing a crime. Our third amended and restated memorandum and articles of association provides for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud or willful neglect or willful default.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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TAXATION

Cayman Islands Taxation:

Payments of dividends and capital in respect of our securities will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the securities nor will gains derived from the disposal of the securities be subject to Cayman Islands income or corporation tax. The Cayman Islands currently has no income, corporation or capital gains tax and no estate duty, inheritance tax or gift tax.

No stamp duty is payable in respect of the issue of our ordinary shares or on an instrument of transfer in respect of such shares.

Tecnoglass has been incorporated under the laws of the Cayman Islands as an exempted company with limited liability and, as such, has applied for and expects to obtain after the effectiveness of the registration statement of which this prospectus forms a part an undertaking from the Governor-in-Cabinet of the Cayman Islands in the following form:

The Tax Concessions Act
(As Revised)
Undertaking as to Tax Concessions

In accordance with the provision of Section 6 of The Tax Concessions Act (As Revised), the Governor-in-Cabinet undertakes with Tecnoglass Inc., which is referred to throughout this Taxation section as the Company:

1. That no law which is hereafter enacted in the Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to the Company or its operations; and

2. In addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable:

2.1 On or in respect of the shares, debentures or other obligations of the Company; or

2.2 by way of the withholding in whole or part, of any relevant payment as defined in Section 6(3) of the Tax Concessions Act (As Revised).

These concessions shall be for a period of twenty years from the date hereof.

United States Federal Income Taxation

The following summary of the material United States Federal income tax consequences of an investment in our ordinary shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus supplement, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our ordinary shares, such as the tax consequences under state, local and other tax laws.

General

This section is a general summary of the material United States Federal income tax provisions relating to the acquisition, ownership and disposition of our ordinary shares for U.S. Holders (as defined below). This section does not address any aspect of United States Federal gift or estate tax, or the state, local or non-United States tax consequences of an investment in our ordinary shares.

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The discussion below of the U.S. federal income tax consequences to “U.S. Holders” will apply to a beneficial owner of our ordinary shares that is for U.S. federal income tax purposes:

●	an individual citizen or resident of the United States;

●	a corporation (or other entity treated as a corporation) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or

●	a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

This discussion is based on the Internal Revenue Code of 1986, as amended, or the Code, its legislative history, Treasury regulations promulgated thereunder and published rulings and court decisions, all as currently in effect. These authorities are subject to change or differing interpretations, possibly on a retroactive basis.

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to any particular holder based on such holder’s individual circumstances. In particular, this discussion considers only holders that acquire our ordinary shares in this offering and own our ordinary shares as capital assets within the meaning of Section 1221 of the Code and does not address the potential application of the alternative minimum tax. In addition, this discussion does not address the U.S. federal income tax consequences to holders that are subject to special rules, including:

●	financial institutions or financial services entities;

●	broker-dealers;

●	taxpayers that are subject to the mark-to-market accounting rules under Section 475 of the Code;

●	tax-exempt entities;

●	governments or agencies or instrumentalities thereof;

●	insurance companies;

●	regulated investment companies;

●	real estate investment trusts;

●	expatriates or former long-term residents of the United States;

●	persons that actually or constructively own 10 percent or more of our shares by vote or by value;

●	persons that acquired our securities pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;

●	persons that hold our securities as part of a straddle, constructive sale, hedging, conversion or other integrated transaction;

●	persons that are subject to special tax accounting rules as a result of any item of gross income with respect to the ordinary shares being taken into account; or

●	U.S. Holders whose functional currency is not the U.S. dollar.

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This discussion does not address any aspect of U.S. federal non-income tax laws, such as gift or estate tax laws, state, local or non-U.S. tax laws or, except as discussed herein, any tax reporting obligations of a holder of our ordinary shares. Additionally, this discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our ordinary shares through such entities. If a partnership (or other entity or arrangement classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our ordinary shares, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. This discussion also assumes that any distributions made (or deemed made) by us on our ordinary shares and any consideration received (or deemed received) by a holder in consideration for the sale or other disposition of our ordinary shares will be in U.S. dollars.

We have not sought, and will not seek, a ruling from the U.S. Internal Revenue Service, or IRS, as to any U.S. federal income tax consequence described herein. The IRS may disagree with the descriptions herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.

THIS DISCUSSION IS ONLY A SUMMARY OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR ORDINARY SHARES TO U.S. HOLDERS. WE HAVE NOT OBTAINED ANY OPINION OF COUNSEL WITH RESPECT TO ANY TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR ORDINARY SHARES. AS A RESULT, EACH PROSPECTIVE INVESTOR IN OUR ORDINARY SHARES IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR ORDINARY SHARES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, AND NON-U.S. TAX LAWS, AS WELL AS U.S. FEDERAL TAX LAWS AND ANY APPLICABLE TAX TREATIES.

U.S. Holders

Tax Reporting

Certain U.S. Holders who are individuals and certain entities may be required to file with such U.S. Holder’s income tax return Form 8938 (Statement of Specified Foreign Financial Assets) to report the ownership of shares or securities issued by a foreign corporation exceeding certain threshold amounts, subject to certain exceptions (including an exception for shares held in accounts maintained by certain U.S. financial institutions). U.S. Holders should consult their tax advisors regarding their reporting obligations with respect to their ownership and disposition of our shares.

Taxation of Distributions Paid on Ordinary Shares

Subject to the passive foreign investment company, or PFIC, rules discussed below, a U.S. Holder generally will be required to include as dividend income the gross amount of any distribution paid on our ordinary shares. A cash or property distribution on such shares generally will be treated as a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Such dividends paid by us will be taxable to a corporate U.S. holder at regular rates and will not be eligible for the dividends-received deduction allowed to U.S. corporations with respect to dividends received from other U.S. corporations. Distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. Holder’s basis in its ordinary shares (but not below zero) and, to the extent in excess of such basis, will be treated as capital gain from the sale or exchange of such ordinary shares. We currently do not, and we do not intend to, calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that any distribution will generally be reported as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

Dividends received by non-corporate U.S. Holders may be “qualified dividend income,” which is taxed at the lower applicable capital gains rate, provided that (1) our ordinary shares are readily tradeable on an established securities market in the United States, (2) we are not a passive foreign investment company (as discussed below) for either the taxable year in which the dividend was paid or the preceding taxable year, (3) the U.S. Holder satisfies certain holding period requirements and (4) the U.S. Holder is not under an obligation to make related payments with respect to positions in substantially similar or related property. U.S. Holders should consult their tax advisors regarding the availability of the preferential rate for dividends paid with respect to ordinary shares.

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Dividends on the ordinary shares generally should constitute foreign source income for foreign tax credit limitation purposes. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends paid with respect to our ordinary shares will generally constitute “passive category income.” A U.S. Holder may not be able to claim a U.S. foreign tax credit for any dividend distribution tax payable by us. The rules relating to the determination of the U.S. foreign tax credit are complex, and U.S. Holders should consult their tax advisors regarding the availability of a foreign tax credit in their particular circumstances and the possibility of claiming an itemized deduction (in lieu of the foreign tax credit) for any foreign taxes paid or withheld.

Taxation on the Disposition of Ordinary Shares

Upon a sale or other taxable disposition of our ordinary shares, and subject to the PFIC rules discussed below, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the ordinary shares.

Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the ordinary shares exceeds one year. Long-term capital gains recognized by non-corporate U.S. Holders may be eligible for a lower rate. The deductibility of capital losses is subject to various limitations that are not described herein because a discussion of such limitations depends on each U.S. Holder’s particular facts and circumstances. U.S. Holders who recognize losses with respect to a disposition of our ordinary shares should consult their own tax advisors regarding the tax treatment of such losses.

Unearned Income Medicare Tax

A 3.8% Medicare contribution tax will generally apply to all or some portion of the net investment income of a U.S. Holder that is an individual with adjusted gross income that exceeds a threshold amount ($250,000 if married filing jointly or if considered a “surviving spouse” for federal income tax purposes, $125,000 if married filing separately, and $200,000 in other cases). This 3.8% tax will also apply to all or some portion of the undistributed net investment income of certain U.S. Holders that are estates and trusts. For these purposes, dividends and gains from the taxable dispositions of the ordinary shares will generally be taken into account in computing such a U.S. Holder’s net investment income.

Information Reporting and Backup Withholding

Information returns may be filed with the IRS with respect to dividends or other distributions we may pay to you and proceeds from the sale of your ordinary shares. You will be subject to backup withholding on these payments if you fail to provide your taxpayer identification number to the paying agent or do not comply with certain certification procedures or otherwise establish an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld with respect to your ordinary shares under the backup withholding rules will be refunded to you or credited against your United States federal income tax liability, if any, by the IRS provided that certain required information is furnished to the IRS in a timely manner.

Passive Foreign Investment Company Rules

We would be classified as a PFIC for any taxable year if either: (a) at least 75% of our gross income is “passive income” for purposes of the PFIC rules or (b) at least 50% of the value of our assets (determined on the basis of a quarterly average) produce or are held for the production of passive income. Passive income for this purpose generally includes dividends, interest, royalties, rents and gains from commodities and securities transactions. For this purpose, we will be treated as owning a proportionate share of the assets, and earning a proportionate share of the income, of any other corporation in which we own, directly or indirectly, 25% or more (by value) of the stock. Under the PFIC rules, if we were considered a PFIC at any time that a U.S. Holder holds our ordinary shares, we would continue to be treated as a PFIC with respect to such holder’s investment unless (i) we cease to be a PFIC and (ii) the U.S. Holder has made a “deemed sale” election under the PFIC rules.

Based on the anticipated market capitalization following the offering (which will fluctuate from time to time) and the composition of our income and assets, as well as current and expected operations, we do not believe that we were a PFIC for the taxable year ended December 31, 2022 and we do not expect to be treated as a PFIC for U.S. federal income tax purposes for the current taxable year or in the foreseeable future. However, the actual market capitalization and the expected income, assets and operations in the future could be significantly different from what is currently anticipated. In addition, the PFIC determination must be made annually after the close of each taxable year. Therefore, there can be no assurance that we will not be classified as a PFIC for the current taxable year or for any future taxable year.

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If we are considered a PFIC at any time that a U.S. Holder holds ordinary shares, any gain recognized by the U.S. Holder on a sale or other disposition of the ordinary shares, as well as the amount of any “excess distribution” (defined below) received by the U.S. Holder, would be allocated ratably over the U.S. Holder’s holding period for the ordinary shares. The amounts allocated to the taxable year of the sale or other disposition (or the taxable year of receipt, in the case of an excess distribution) and to any year before we became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for individuals or corporations, as appropriate, for that taxable year, and an interest charge would be imposed. For the purposes of these rules, an excess distribution is the amount by which any distribution received by a U.S. Holder on its ordinary shares exceeds 125% of the average of the annual distributions on the ordinary shares received during the preceding three years or the U.S. Holder’s holding period, whichever is shorter. Additionally, dividends paid by us would not be eligible for the preferential rate of tax applicable to “qualified dividend income” of non-corporate U.S. Holders if we are a PFIC in the taxable year in which the dividend is paid or the immediately preceding taxable year. Certain elections may be available that would result in alternative treatments (such as mark-to-market treatment) of the ordinary shares. Furthermore, if we are considered a PFIC, a U.S. Holder of ordinary shares may be required to file an IRS Form 8621 on an annual basis.

If we are treated as a PFIC with respect to a U.S. Holder for any taxable year, the U.S. Holder will be deemed to own shares in any of our subsidiaries that are also PFICs and generally be subject to the treatment described above with respect to any distribution on or disposition of such shares. An election for mark-to-market treatment, however, would likely not be available with respect to any such subsidiaries. If we are considered a PFIC, a U.S. Holder will also be subject to information reporting requirements on an annual basis. U.S. Holders should consult their own tax advisors about the potential application of the PFIC rules to an investment in the ordinary shares.

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UNDERWRITING

Robert W. Baird & Co. Incorporated, Raymond James & Associates, Inc. and Stifel, Nicolaus & Company, Incorporated are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us, the selling securityholder and the underwriters, the selling securityholder has agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from the selling securityholder, the number of ordinary shares set forth opposite its name below.

Underwriter	Number of Ordinary Shares
Robert W. Baird & Co. Incorporated
Raymond James & Associates, Inc..
Stifel, Nicolaus & Company, Inc..

Total

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the ordinary shares sold under the underwriting agreement if any of these ordinary shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

We and the selling securityholder have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the ordinary shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the ordinary shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The representatives have advised us that the underwriters propose initially to offer the ordinary shares to the public at the public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $              per ordinary share. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

The following table shows the public offering price, underwriting discount and proceeds before expenses to the selling securityholder. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional ordinary shares.

	Per Ordinary Share	Without Option	With Option
Public offering price	$	$	$
Underwriting discounts	$	$	$
Proceeds, before expenses, to the selling securityholder	$	$	$

The expenses of the offering, not including the underwriting discount, are estimated at $               and are payable by us and/or the selling securityholder. We and/or the selling securityholder have agreed to reimburse the underwriters for expenses relating to clearing this offering with the Financial Regulatory Authority in an amount of up to $[ ● ]. The underwriters have also agreed to reimburse us for certain expenses incurred by us and/or the selling securityholder in connection with the offering.

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Option to Purchase Additional Ordinary Shares

The sellling securityholder has granted an option to the underwriters, exercisable for 30 days after the date of this prospectus supplement, to purchase up to                         additional ordinary shares at the public offering price, less the underwriting discount. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional ordinary shares proportionate to that underwriter’s initial amount reflected in the above table.

No Sales of Similar Securities

We, the selling securityholder, our executive officers and directors and affiliated shareholders have agreed not to sell or transfer any ordinary shares or securities convertible into, exchangeable for, exercisable for, or repayable with ordinary shares, for 90 days after the date of this prospectus supplement without first obtaining the written consent of Robert W. Baird & Co. Incorporated. Specifically, we and these other persons have agreed, with certain limited exceptions, not to directly or indirectly:

●	offer, pledge, sell or contract to sell any ordinary shares,
●	sell any option or contract to purchase any ordinary shares,
●	purchase any option or contract to sell any ordinary shares,
●	grant any option, right or warrant for the sale of any ordinary shares,
●	lend or otherwise dispose of or transfer any ordinary shares,
●	request or demand that we file a registration statement related to the ordinary shares, or
●	enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any ordinary shares whether any such swap or transaction is to be settled by delivery of ordinary shares or other securities, in cash or otherwise.

This lock-up provision applies to ordinary shares and to securities convertible into or exchangeable or exercisable for or repayable with ordinary shares. It also applies to ordinary shares owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition.

New York Stock Exchange Listing

The ordinary shares are listed on the New York Stock Exchange under the symbol “TGLS.”

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Price Stabilization, Short Positions

Until the distribution of the ordinary shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our ordinary shares. However, the representatives may engage in transactions that stabilize the price of the ordinary shares, such as bids or purchases to peg, fix or maintain that price.

In connection with the offering, the underwriters may purchase and sell our ordinary shares in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of ordinary shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional ordinary shares described above. The underwriters may close out any covered short position by either exercising their option to purchase additional ordinary shares or purchasing ordinary shares in the open market. In determining the source of ordinary shares to close out the covered short position, the underwriters will consider, among other things, the price of ordinary shares available for purchase in the open market as compared to the price at which they may purchase ordinary shares through the option granted to them. “Naked” short sales are sales in excess of such option. The underwriters must close out any naked short position by purchasing ordinary shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our ordinary shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of ordinary shares made by the underwriters in the open market prior to the completion of the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our ordinary shares or preventing or retarding a decline in the market price of our ordinary shares. As a result, the price of our ordinary shares may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the New York Stock Exchange, in the over-the-counter market or otherwise.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our ordinary shares. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Passive Market Making

In connection with this offering, underwriters and selling group members may engage in passive market making transactions in the ordinary shares on the New York Stock Exchange in accordance with Rule 103 of Regulation M under the Exchange Act during a period before the commencement of offers or sales of ordinary shares and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded. Passive market making may cause the price of our ordinary shares to be higher than the price that otherwise would exist in the open market in the absence of those transactions. The underwriters and dealers are not required to engage in passive market making and may end passive market making activities at any time.

Electronic Distribution

In connection with the offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

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Other Relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Prospective Investors in the European Economic Area2

In relation to each EEA Member State, each a Relevant Member State, no ordinary shares have been offered or will be offered pursuant to the Offering to the public in that Relevant Member State prior to the publication of a prospectus in relation to the ordinary shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Regulation, except that the shares may be offered to the public in that Relevant Member State at any time:

a)	to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;
b)	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation) subject to obtaining the prior consent of the Joint Global Coordinators for any such offer; or
c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of the ordinary shall require the Company and/or the selling securityholder or any Bank to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an ‘offer to the public’ in relation to the ordinary shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any ordinary shares to be offered so as to enable an investor to decide to purchase any ordinary shares and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Each person in a Relevant Member State who receives any communication in respect of, or who acquires any Shares under, the Offering contemplated hereby will be deemed to have represented, warranted and agreed to and with each of the Underwriters and their affiliates and the Company that:

a)	it is a qualified investor within the meaning of the Prospectus Regulation; and
b)	in the case of any Shares acquired by it as a financial intermediary, as that term is used in Article 5 of the Prospectus Regulation, (i) the ordinary shares acquired by it in the Offering have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than qualified investors, as that term is defined in the Prospectus Regulation, or have been acquired in other circumstances falling within the points (a) to (d) of Article 1(4) of the Prospectus Regulation and the prior consent of the Joint Global Coordinators has been given to the offer or resale; or (ii) where the ordinary shares have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of those ordinary shares to it is not treated under the Prospectus Regulation as having been made to such persons.

2 NTD: Underwriters to confirm which additional selling restrictions will need to be included.

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The Company, the Underwriters and their affiliates, and others will rely upon the truth and accuracy of the foregoing representation, acknowledgement and agreement. Notwithstanding the above, a person who is not a qualified investor and who has notified the Joint Global Coordinators of such fact in writing may, with the prior consent of the Joint Global Coordinators, be permitted to acquire ordinary shares in the Offering.

The above selling restriction is in addition to any other selling restrictions set out below.

Notice to Prospective Investors in the United Kingdom

This Prospectus and any other material in relation to the ordinary shares described herein is only being distributed to, and is only directed at, and any investment or investment activity to which this Prospectus relates is available only to, and will be engaged in only with persons who are (i) persons having professional experience in matters relating to investments who fall within the definition of investment professionals in Article 19(5) of the FPO; or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the FPO; (iii) outside the UK; or (iv) persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of any ordinary shares may otherwise lawfully be communicated or caused to be communicated, or the Relevant Persons. The ordinary shares are only available in the UK to, and any invitation, offer or agreement to purchase or otherwise acquire the ordinary shares will be engaged in only with, the Relevant Persons. This Prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other person in the UK. Any person in the UK that is not a Relevant Person should not act or rely on this Prospectus or any of its contents.

No ordinary shares have been offered or will be offered pursuant to the Offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the ordinary shares which has been approved by the Financial Conduct Authority, except that the ordinary shares may be offered to the public in the United Kingdom at any time:

a)	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;
b)	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the Global Coordinators for any such offer; or
c)	in any other circumstances falling within Section 86 of the FSMA.

provided that no such offer of the ordinary shares shall require the Company and/or any Underwriters or any of their affiliates to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the ordinary shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any ordinary shares to be offered so as to enable an investor to decide to purchase or subscribe for any ordinary shares and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

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Each person in the UK who acquires any ordinary shares in the Offer or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the Company, the Underwriters and their affiliates that it meets the criteria outlined in this section.

Notice to Prospective Investors in Switzerland

The ordinary shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the ordinary shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, the ordinary shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of ordinary shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of ordinary shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of ordinary shares.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority, or DFSA. This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The ordinary shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the ordinary shares offered should conduct their own due diligence on the ordinary shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, or ASIC, in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001, or the Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the ordinary shares may only be made to persons, or the Exempt Investors, who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the ordinary shares without disclosure to investors under Chapter 6D of the Corporations Act.

The ordinary shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring ordinary shares must observe such Australian on-sale restrictions.

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This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Hong Kong

The ordinary shares have not been offered or sold and will not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong), or the Companies (Winding Up and Miscellaneous Provisions) Ordinance, or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong), or the Securities and Futures Ordinance, or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the ordinary shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to ordinary shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Notice to Prospective Investors in Japan

The ordinary shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the ordinary shares may not be circulated or distributed, nor may the ordinary shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA), under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

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Where the ordinary shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the ordinary shares under Section 275 of the SFA except:

(1)	to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA),
(2)	where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA,
(3)	where no consideration is or will be given for the transfer,
(4)	where the transfer is by operation of law,
(5)	as specified in Section 276(7) of the SFA, or
(6)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore, or Regulation 32.

Where the ordinary shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the ordinary shares under Section 275 of the SFA except:

(1)	to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA),
(2)	where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets),
(3)	where no consideration is or will be given for the transfer,
(4)	where the transfer is by operation of law,
(5)	as specified in Section 276(7) of the SFA, or
(6)	as specified in Regulation 32.

Notice to Prospective Investors in Canada

The ordinary shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the ordinary shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

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LEGAL MATTERS

Graubard Miller, New York, New York, is acting as counsel for us and the selling securityholder in connection with the registration of our securities under the Securities Act. A partner of Graubard Miller beneficially owns less than 0.01% of our ordinary shares. The validity of the ordinary shares offered in this prospectus supplement is being passed upon by Maples and Calder (Cayman) LLP, Cayman Islands. Philippi Prietocarrizosa Ferrero DU & Uría S.A.S is acting as counsel for us and the selling securityholder for certain Colombian legal matters. Latham & Watkins LLP, New York, New York is acting as counsel to the underwriters for certain U.S. legal matters. Gómez-Pinzón Abogados S.A.S. is acting as counsel for the underwriters for certain Colombian legal matters.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2022 have been so incorporated in reliance on the report of PwC Contadores y Auditores S. A. S., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room.

We have filed a registration statement with the SEC under the Securities Act relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus supplement does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the SEC at the address listed above.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus supplement incorporates by reference our documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until all of the securities are sold or the offering is terminated:

●	Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (filed March 7, 2023);
●	Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 (filed with the SEC May 8, 2023);
●	Current Reports on Form 8-K dated March 13, 2023 (filed March 13, 2023) and March 22, 2023 (filed March 22, 2023); and

●	Form 8-A filed on May 6, 2022 registering our ordinary shares under Section 12(b) of the Exchange Act.

Any statement contained in a document filed before the date of this prospectus supplement and incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. Any information that we file after the date of this prospectus supplement with the SEC and incorporated by reference herein will automatically update and supersede the information contained in this prospectus supplement and in any document previously incorporated by reference in this prospectus supplement. Notwithstanding the foregoing, we are not incorporating any document or portion thereof or other information, including exhibits to the foregoing, deemed to have been furnished and not filed in accordance with SEC rule.

Will provide you with a copy of any or all of the information that has been incorporated by reference in this prospectus supplement, without charge, upon written or oral request directed to Tecnoglass Inc., Attention: Investor Relations, Avenida Circunvalar a 100 mts de la Via 40, Barrio Las Flores, Barranquilla, Colombia, telephone number +(57)(5)3734000. You may also access the documents incorporated by reference as described under “Where You Can Find Additional Information.”

S-80

PROSPECTUS

TECNOGLASS INC.

ORDINARY SHARES, PREFERRED SHARES,

WARRANTS, DEBT SECURITIES AND UNITS

We and any selling securityholders identified in supplements to this prospectus will offer and sell from time to time ordinary shares, preferred shares, warrants, debt securities and/or units comprised of one or more of the foregoing classes of securities. The securities may be offered separately, together, or in series, and in amounts, at prices, and on other terms to be determined at the time of each offering. The debt securities that we may offer may consist of senior debt securities or subordinated debt securities, in each case consisting of notes or other evidence of indebtedness in one or more series. The warrants that we may offer will consist of warrants to purchase any of the other securities that may be sold under this prospectus. We will provide the specific terms of the securities to be sold in a prospectus supplement.

We and any selling securityholders may sell the securities directly to investors, to or through underwriters or dealers, or through agents designated from time to time, among other methods. The prospectus supplement for each offering will describe in detail the specific plan of distribution for the securities. The prospectus supplement also will set forth the price to the public of such securities, any placement agent’s fees or underwriter’s discounts and commissions, and the net proceeds we expect to receive from the sale of the securities, if any.

Our ordinary shares are listed for trading on the New York Stock Exchange, or the NYSE, under the symbol “TGLS”. On May 15, 2023, the last reported sale price of our ordinary shares on the NYSE was $48.36. As of the date of this prospectus, none of the other securities that we may offer by this prospectus are listed on any national securities exchange or automated quotation system.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” appearing on page 2 in this prospectus and elsewhere in any prospectus supplements for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 16, 2023

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ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission as a “well-known seasoned issuer” as defined under Rule 405 of the Securities Act of 1933 as amended, or the Securities Act. Under this “shelf” registration process, we and/or any selling stockholders may from time to time sell or issue any of the combination of securities described in this prospectus in one or more offerings at prices and on other terms to be determined at the time of such an offering.

This prospectus provides you with a general description of the securities we and/or any selling stockholders may offer. Each time we and/or any selling stockholders sell securities, we will provide a prospectus supplement that will contain specific information about the securities being sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement or free writing prospectus, you should rely on the information in that prospectus supplement. You should read both this prospectus and any prospectus supplement or free writing prospectus, together with the additional information described below under the heading “Where You Can Find More Information” and “Information Incorporated by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement or free writing prospectus relating to a particular offering. We have not authorized anyone to provide you with different information and, if provided, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any prospectus supplement or free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.

You should not assume that the information appearing in this prospectus is accurate as of any date other than the date on the front cover of this prospectus. You should not assume that the information contained in any prospectus supplement or free writing prospectus or in the documents incorporated by reference herein or therein is accurate as of any date other than the respective dates of those documents. Our business, financial condition, results of operations, and prospects may have changed since that date.

Unless the context otherwise requires, references to the “Company”, “Tecnoglass”, the “group” and to “we”, “us” or “our” are to Tecnoglass Inc., a Cayman Islands exempted company, and its subsidiaries including Tecnoglass S.A.S., or TG, C.I. Energía Solar S.A.S E.S. Windows, or ES, ES Windows LLC, Ventanas Solar S.A., Tecnoglass LLC, Tecno RE LLC, ES Metals S.A.S. and GM&P Consulting and Glazing Contractors Inc.

MARKET AND INDUSTRY DATA

The documents incorporated and deemed to be incorporated by reference herein contain or may contain, and any prospectus supplement and free writing prospectus that we may provide in connection with an offering of the securities described in this prospectus may contain, market data, industry statistics and other data that have been obtained from, or compiled from, information made available by third parties. We have not independently verified this data or these statistics.

THE COMPANY

Tecnoglass is a leading vertically-integrated manufacturer, supplier and installer of architectural glass, windows, and associated aluminum products for the global commercial and residential construction industries. Tecnoglass was rated the third largest glass fabricator in 2022 by Glass Magazine. Headquartered in Barranquilla, Colombia, the Company operates out of a 4.1 million square foot vertically-integrated, state-of-the-art manufacturing complex that provides easy access to the Americas, the Caribbean, and the Pacific. Tecnoglass supplies nearly 1,000 customers in North, Central and South America, with the United States accounting for 96% of revenues. Tecnoglass’s tailored, high-end products are found on some of the world’s most distinctive properties, including One Thousand Museum (Miami), Paramount Miami Worldcenter (Miami), Hub50House (Boston), Via 57 West (New York), AE’O Tower (Honolulu), Salesforce Tower (San Francisco), Trump Plaza (Panama), and Departmental Legislative Assembly (Bolivia).

For a description of our business, financial condition, results of operations and other important information regarding Tecnoglass, we refer you to our filings with the SEC incorporated by reference in this prospectus. For instructions on how to find copies of these documents, see “Where You Can Find More Information.”

We are an exempted company incorporated under the laws of the Cayman Islands. Our principal executive offices are located at Avenida Circunvalar a 100 mts de la Via 40, Barrio Las Flores, Barranquilla, Colombia, and our telephone number is (57)(5)3734000.

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RISK FACTORS

Any investment in our securities involves a high degree of risk. Potential investors are urged to read and consider the risks and uncertainties relating to an investment in our company set forth under “Risk Factors” in the prospectus supplement relating to a particular offering, together with all of the other information contained or incorporated by reference in the prospectus supplement, this prospectus and any free writing prospectus. In particular, potential investors should read and consider the risks and uncertainties discussed under the item “Risk Factors” in any of our filings with the SEC pursuant to Sections 13(a), 14 or 15(d) of the Exchange Act that are incorporated by reference in the prospectus supplement and this prospectus, including, without limitation, our most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q we file with the SEC, as the same may be amended, supplemented or superseded from time to time by other reports we file with the SEC or by the prospectus supplement. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business and results of operations. If any of these risks actually occur, our business, financial condition or results of operations could be seriously harmed. In that event, the market price for our securities could decline and you may lose all or part of your investment.

NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and any free writing prospectus, and the documents incorporated by reference herein and therein, include and will include forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, in addition to historical and current information. These forward-looking statements appear and will appear throughout such documents, including without limitation under “Risk Factors” in each prospectus supplement and under the items “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K and our quarterly reports on Form 10-Q. These forward-looking statements relate to matters such as our industry, business strategy, goals and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information. We may use the words such as “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “seek,” “foreseeable” and similar terms and phrases to identify forward-looking statements in this prospectus.

The forward-looking statements contained in this prospectus are based on management’s current expectations and assumptions, and are subject to risks and uncertainties. We cannot assure you that future developments affecting us will be those that we expect or that our assumptions will prove correct. Actual developments, including our actual financial results, may differ materially from these expectations and assumptions due to changes in global, regional, or local economic, business, competitive, market, regulatory, and other factors, many of which are beyond our control. We believe that these factors include those risks and uncertainties described under “Risk Factors” in each prospectus supplement and under the item “Risk Factors” in our annual report on Form 10-K and quarterly reports on Form 10-Q. However, there may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on future developments affecting us. Factors that could cause future developments to differ from our expectations may emerge from time to time, and it is not possible for us to predict all of them. In addition, past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods.

Any forward-looking statement made by us in this prospectus speaks only as of the date of this prospectus. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement or any free writing prospectus, the net proceeds from the sale of the securities offered hereby by us will be used for general corporate purposes, including working capital, sales and marketing activities, product development, general and administrative matters, capital expenditures and acquisitions. Pending the application of such proceeds, we expect to invest the proceeds in short-term, interest bearing, investment-grade marketable securities or money market obligations. We will not receive any of the proceeds from the sale of securities to which this prospectus relates that are offered by any selling securityholders.

SELLING SECURITYHOLDERS

Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC which are incorporated into this prospectus by reference.

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DESCRIPTION OF SHARE CAPITAL

Introduction

In the discussion that follows, we have summarized selected provisions of our third amended and restated memorandum and articles of association and the Companies Act (As Revised) of the Cayman Islands relating to our share capital. This summary is not complete. This discussion is subject to the relevant provisions of Cayman Islands law and is qualified in its entirety by reference to our third amended and restated memorandum and articles of association. You should read the provisions of our third amended and restated memorandum and articles of association as currently in effect for provisions that may be important to you. Additionally, any share dividends described in this prospectus shall take effect as share capitalizations as a matter of Cayman Islands law.

Authorized Share Capital

We are authorized to issue up to 101,000,000 shares consisting of: 100,000,000 ordinary shares, par value $0.0001 per share, and 1,000,000 preferred shares, par value of $0.0001 per share. There are currently 47,673,953 ordinary shares issued and outstanding and no preferred shares issued and outstanding.

Ordinary Shares

The holders of ordinary shares are entitled to one vote for each share held of record on all matters to be voted on by shareholders. Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors. Subject to any preferential rights of any outstanding preferred shares, holders of our ordinary shares are entitled to receive ratably the dividends, if any, as may be declared from time to time by the board of directors out of legally available funds. If there is a winding up, liquidation or dissolution of our company, holders of our ordinary shares would be entitled to share ratably in our net assets legally available for distribution to shareholders after the payment of all our debts and liabilities and any preferential rights of any outstanding preferred securities. Holders of our ordinary shares do not have any conversion, preemptive, or other subscription rights and there are no sinking fund or redemption provisions applicable to the ordinary shares.

Our ordinary shares are listed on the NYSE under the symbol “TGLS.” We cannot assure you that our ordinary shares will continue to be listed on such exchange as we might not in the future meet certain continued listing standards.

Preferred Shares

Our third amended and restated memorandum and articles of association authorizes the issuance of 1,000,000 preferred shares with such designations, rights, and preferences as may be determined from time to time by our board of directors. Accordingly, our board of directors will be empowered, without shareholder approval, to issue preferred shares with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of our ordinary shares. In addition, the preferred shares could be utilized as a method of discouraging, delaying, or preventing a change in control of our company.

The following outlines some of the general terms and provisions of the preferred shares that we may issue. A prospectus supplement will describe the particular terms of any preferred shares offered from time to time, and may supplement or change the terms outlined below. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, a form of the certificate of designations that sets forth the terms of the particular preferred shares we are offering. The summary of such terms contained in this prospectus and in the applicable prospectus supplement is qualified in its entirety by reference to such form of certificate of designations. We urge you to read the form of certificate of designations and the additional description of the terms of the preferred shares included in the prospectus supplement.

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If we offer a series of preferred shares, we will describe the specific terms of that series in a prospectus supplement, including:

●	the title of the series of preferred shares and the number of shares offered;

●	the price at which the preferred shares will be issued;

●	the dividend rate, if any, the dates on which the dividends will be payable and other terms relating to the payment of dividends on the preferred shares;

●	the voting rights of the preferred shares;

●	whether the preferred shares are redeemable or subject to a sinking fund, and the terms of any such redemption or sinking fund;

●	whether the preferred shares are convertible into any other securities, and the terms and conditions of any such conversion;

●	the liquidation preference of the preferred shares; and

●	any additional rights, preferences, and limitations of the preferred shares.

When the consideration for which the board of directors authorized the issuance of shares is received, the preferred shares will be fully paid and nonassessable.

Dividends

Since August 2016, we have paid regular quarterly dividends. We expect to continue to pay quarterly dividends in the future. However, the payment of any future dividends will be solely at the discretion of our Board of Directors and there can be no assurance that we will continue to pay dividends in the future. The credit agreements governing our outstanding indebtedness also currently restrict the type of dividends we can make while the indebtedness is outstanding based on our ability to meet certain leverage amounts. The payment of dividends in the future, if any, will also be contingent upon limitations imposed by any other of our outstanding indebtedness.

Because we are a holding company, our ability to pay dividends depends on our receipt of cash dividends from our operating subsidiaries, which may further restrict our ability to pay dividends as a result of the laws of their jurisdictions of organization, agreements of our subsidiaries or covenants under any existing and future outstanding indebtedness we or our subsidiaries incur. The ability of our subsidiaries in Colombia to declare dividends up to the total amount of their capital is not restricted by current laws, covenants in debt agreements or other agreements.

Warrants, Options and Convertible Securities

We presently have no warrants, options or convertible securities outstanding.

On December 20, 2013, our shareholders approved our 2013 Long-Term Equity Incentive Plan, or the 2013 Plan. Under the 2013 Plan, 1,593,917 ordinary shares are reserved for issuance in accordance with the plan’s terms to eligible employees, officers, directors, and consultants. As of May 16, 2023, no awards have been made under the 2013 Plan.

Limitation on Directors’ Liability

Cayman Islands law does not limit the extent to which our memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful fraud, willful misconduct, civil fraud, or the consequences of committing a crime. Our third amended and restated memorandum and articles of association provides for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud or willful neglect or willful default.

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We have entered into indemnification agreements with each of our executive officers and members of our board of directors. The indemnification agreements supplement our third amended and restated memorandum and articles of association and Cayman Islands law in providing certain indemnification rights to these individuals. The indemnification agreements provide, among other things, that we will indemnify these individuals to the fullest extent permitted by Cayman Islands law and to any greater extent that Cayman Islands law may in the future permit, including the advancement of attorneys’ fees and other expenses incurred by such individuals in connection with any threatened, pending or completed action, suit or other proceeding, whether of a civil, criminal, administrative, regulatory, legislative or investigative nature, relating to any occurrence or event before or after the date of the indemnification agreements, by reason of the fact that such individuals is or were our directors or executive officers, subject to certain exclusions and procedures set forth in the indemnification agreements, including the absence of fraud or willful neglect or willful default on the part of the indemnitee and, with respect to any criminal proceeding, that the indemnitee had no reasonable cause to believe his conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are largely governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are different from what they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws as compared to the United States, and certain states, such as Delaware, may have more fully developed and judicially interpreted bodies of corporate law. In addition, Cayman Islands companies may not have standing to initiate a shareholders derivative action in a Federal court of the United States.

We have been advised by Maples and Calder (Cayman) LLP, our Cayman Islands legal counsel, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For such a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Anti-Takeover Provisions

Provisions of Cayman Islands Law and our third amended and restated memorandum and articles of association could make it more difficult to acquire us by means of a tender offer, a proxy contest, or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and takeover bids that our board of directors may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in improved terms for our shareholders.

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Classified Board. Our board of directors is divided into three classes. The number of directors in each class is as nearly equal as possible. Directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual general meeting after their election. The classified board may extend the time required to make any change in control of the board when compared to a corporation with an unclassified board. It may take two annual general meetings for our shareholders to effect a change in control of the board.

Vacancies in the Board of Directors. Our third amended and restated memorandum and articles of association provides that, subject to limitations, any vacancy occurring in our board of directors for any reason may be filled by a majority of the remaining members of our board of directors then in office, even if such majority is less than a quorum. Each director so elected shall hold office until the expiration of the term for the class for which such director is chosen, or until the earlier of his or her death, resignation or removal.

Extraordinary General Meetings. Under our third amended and restated memorandum and articles of association, extraordinary general meetings may be called by the directors, and shall be at the request in writing of shareholders owning at least ten percent of the ordinary shares issued and outstanding and entitled to vote.

No Cumulative Voting. Our third amended and restated memorandum and articles of association does not provide for cumulative voting.

Listing

Our ordinary shares are listed for trading on the NYSE under the symbol “TGLS”. As of the date of this prospectus, no other class of securities that we may offer by this prospectus is listed on any national securities exchange or automated quotation system.

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, New York 10004, and can be reached at (212) 509-4000. The transfer agent and registrar for any series of preferred shares will be set forth in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of ordinary shares, preferred shares, debt securities, or any combination thereof. Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. We may issue the warrants directly or under warrant agreements to be entered into between a warrant agent and us. Any warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The following outlines some of the general terms and provisions of the warrants that we may issue. A prospectus supplement will describe the particular terms of any warrants offered from time to time and may supplement or change the terms outlined below. We will file as an exhibit to the registration statement of which this prospectus is a part or will incorporate by reference from reports that we file with the SEC a form of the warrant or form of the warrant agreement and warrant certificate that sets forth the terms of the particular warrants we are offering. The summary of such terms contained in this prospectus and in the applicable prospectus supplement is qualified in its entirety by reference to such warrant or warrant agreement and warrant certificate. We urge you to read the warrant or warrant agreement and warrant certificate and the additional description of the terms of the warrants included in the prospectus supplement.

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General

The prospectus supplement relating to a particular issue of warrants will describe the terms of the warrants, including the following:

●	the title of the warrants;

●	the offering price for the warrants, if any;

●	the aggregate number of the warrants;

●	the designation and terms of the ordinary shares, preferred shares, debt securities, or combination thereof that may be purchased upon exercise of the warrants;

●	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

●	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

●	the number of shares and price of ordinary shares or preferred shares, or the designation and aggregate principal amount of debt securities, that may be purchased upon exercise of a warrant;

●	the dates on which the right to exercise the warrants commence and expire;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	if applicable, a discussion of material U.S. federal income tax considerations;

●	anti-dilution provisions of the warrants, if any;

●	redemption or call provisions, if any, applicable to the warrants; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase, at the exercise price set forth in the applicable prospectus supplement, the number or amount of ordinary shares, preferred shares, debt securities, or any combination thereof, set forth in the applicable prospectus supplement. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will be void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered.

Until a holder exercises the warrants to purchase any securities underlying the warrants, the holder will not have any rights as a holder of the underlying securities by virtue of ownership of warrants.

DESCRIPTION OF DEBT SECURITIES

We may offer any combination of senior debt securities or subordinated debt securities. We may issue the senior debt securities and the subordinated debt securities under separate indentures between us, as issuer, and the trustee or trustees identified in a prospectus supplement. Further information regarding the trustee may be provided in the prospectus supplement. The form for each type of indenture is filed as an exhibit to the registration statement of which this prospectus is a part.

The following outlines some of the general terms and provisions of the debt securities that we may issue. A prospectus supplement will describe the particular terms of any debt securities offered from time to time and may supplement or change the terms outlined below. We will file as an exhibit to the registration statement of which this prospectus is a part or will incorporate by reference from reports that we file with the SEC a form of the indenture supplement that sets forth the terms of the particular debt securities we are offering. The summary of such debt securities contained in this prospectus and in the applicable prospectus supplement is qualified in its entirety by reference to the indentures and the applicable indenture supplement. We urge you to read the indentures, the applicable indenture supplement and the additional description of the debt securities in the prospectus supplement.

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General

We may issue an unlimited principal amount of debt securities in separate series. We may specify a maximum aggregate principal amount for the debt securities of any series. The debt securities will have terms that are consistent with the indentures. Senior debt securities will be unsubordinated obligations and will rank equal with all our other unsubordinated debt. Subordinated debt securities will be junior to our unsubordinated obligations to the extent set forth in the applicable supplemental indenture.

The indentures might not limit the amount of other debt that we may incur or whether that debt is senior to the debt securities offered by this prospectus and might not contain financial or similar restrictive covenants. The indentures might not contain any provision to protect holders of debt securities against a sudden or dramatic decline in our ability to pay our debt.

The prospectus supplement will describe the debt securities and the price or prices at which we will offer the debt securities. The description will include:

●	the title and form of the debt securities;

●	any limit on the aggregate principal amount of the debt securities or the series of which they are a part;

●	the date or dates on which we must repay the principal, the maturity date and the principal amount due at maturity and whether the securities will be offered at a price such that they will be deemed an “original issue discount security” as described further below;

●	the person to whom any interest on a debt security of the series will be paid;

●	the rate or rates at which the debt securities will bear interest;

●	if any, the date or dates from which interest will accrue, and the dates on which we must pay interest;

●	the place or places where we must pay the principal and any premium or interest on the debt securities;

●	the terms and conditions on which we may redeem any debt security, if at all;

●	any obligation to redeem or purchase any debt securities, and the terms and conditions on which we must do so;

●	the denominations in which we may issue the debt securities;

●	the currency in which we will pay the principal of and any premium or interest on the debt securities and whether we may pay in property other than cash, including our securities;

●	the principal amount of the debt securities that we will pay upon declaration of acceleration of their maturity;

●	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

●	if applicable, that the debt securities are defeasible and the terms of such defeasance;

●	if applicable, the terms of any right to convert debt securities into, or exchange debt securities for, other debt securities, ordinary shares, preferred shares, or other securities or property;

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●	whether we will issue the debt securities in the form of one or more global securities and, if so, the respective depositaries for the global securities and the terms of the global securities;

●	the subordination provisions that will apply to any subordinated debt securities;

●	any addition to or change in the events of default applicable to the debt securities and any change in the right of the trustee or the holders to declare the principal amount of any of the debt securities due and payable;

●	any addition to or change in the covenants in the indentures; and

●	any other terms of the debt securities not inconsistent with the applicable indentures.

We may sell the debt securities at a substantial discount below their stated principal amount. We will describe U.S. federal income tax considerations, if any, applicable to debt securities sold at an original issue discount in the prospectus supplement. An original issue discount security is any debt security sold for less than its face value. In addition, we will describe U.S. federal income tax or other considerations applicable to any debt securities that are denominated in a currency or unit other than U.S. dollars in the prospectus supplement.

Conversion and Exchange Rights

The prospectus supplement will describe, if applicable, the terms on which you may convert debt securities into or exchange them for other debt securities, ordinary shares, preferred shares, or other securities or property. The conversion or exchange may be mandatory or may be at our option or at your option. The prospectus supplement will describe how the amount of debt securities, ordinary shares, preferred shares, or other securities or property to be received upon conversion or exchange would be calculated.

Subordination of Subordinated Debt Securities

To the extent set forth in the applicable indenture supplement, the indebtedness underlying any subordinated debt securities will be subordinated to our senior indebtedness, as defined in the applicable indenture and any indenture supplement, including any outstanding senior debt securities. If we distribute our assets to creditors upon any dissolution, winding-up, liquidation or reorganization or in bankruptcy, insolvency, receivership or similar proceedings, to the extent set forth in the applicable indenture supplement, we must first pay all amounts due or to become due on all senior indebtedness before we pay the principal of, or any premium or interest on, the subordinated debt securities. In the event the subordinated debt securities are accelerated because of an event of default, to the extent set forth in the applicable indenture supplement, we may not make any payment on the subordinated debt securities until we have paid all senior indebtedness or the acceleration is rescinded.

If we experience a bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of subordinated debt securities may receive less, ratably, than our other creditors. The indenture for subordinated debt securities may not limit our ability to incur additional senior indebtedness.

Form, Exchange, and Transfer

We will issue debt securities only in fully registered form, without coupons, and only in denominations of $1,000 and integral multiples thereof, unless the prospectus supplement provides otherwise. The holder of a debt security may elect, subject to the terms of the indentures and the limitations applicable to global securities, to exchange them for other debt securities of the same series of any authorized denomination and of similar terms and aggregate principal amount.

Holders of debt securities may present them for exchange as provided above or for registration of transfer, duly endorsed or with the form of transfer duly executed, at the office of the transfer agent we designate for that purpose. We will not impose a service charge for any registration of transfer or exchange of debt securities, but we may require a payment sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange. We will name the transfer agent in the prospectus supplement. We may designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, but we must maintain a transfer agent in each place where we will make payment on debt securities.

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If we redeem the debt securities, we will not be required to issue, register the transfer of or exchange any debt security during a specified period prior to mailing a notice of redemption. We are not required to register the transfer of or exchange of any debt security selected for redemption, except the unredeemed portion of the debt security being redeemed.

Global Securities

The debt securities may be represented, in whole or in part, by one or more global securities that will have an aggregate principal amount equal to that of all debt securities of that series. Each global security will be registered in the name of a depositary identified in the prospectus supplement. We will deposit the global security with the depositary or a custodian, and the global security will bear a legend regarding the restrictions on exchanges and registration of transfer.

No global security may be exchanged in whole or in part for debt securities registered, and no transfer of a global security in whole or in part may be registered, in the name of any person other than the depositary or any nominee or successor of the depositary unless:

●	the depositary is unwilling or unable to continue as depositary; or

●	the depositary is no longer in good standing under the Securities Exchange Act of 1934, as amended, or the Exchange Act, or other applicable statute or regulation.

The depositary will determine how all securities issued in exchange for a global security will be registered.

As long as the depositary or its nominee is the registered holder of a global security, we will consider the depositary or the nominee to be the sole owner and holder of the global security and the underlying debt securities. Except as stated above, owners of beneficial interests in a global security will not be entitled to have the global security or any debt security registered in their names, will not receive physical delivery of certificated debt securities and will not be considered to be the owners or holders of the global security or underlying debt securities. We will make all payments of principal, premium and interest on a global security to the depositary or its nominee. The laws of some jurisdictions require that some purchasers of securities take physical delivery of such securities in definitive form. These laws may prevent you from transferring your beneficial interests in a global security.

Only institutions that have accounts with the depositary or its nominee and persons that hold beneficial interests through the depositary or its nominee may own beneficial interests in a global security. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or any such participant.

The policies and procedures of the depositary may govern payments, transfers, exchanges and other matters relating to beneficial interests in a global security. We and the trustee will assume no responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security.

Payment and Paying Agents

We will pay principal and any premium or interest on a debt security to the person in whose name the debt security is registered at the close of business on the regular record date for such interest.

We will pay principal and any premium or interest on the debt securities at the office of our designated paying agent. Unless the prospectus supplement indicates otherwise, the corporate trust office of the trustee will be the paying agent for the debt securities.

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Any other paying agents we designate for the debt securities of a particular series will be named in the prospectus supplement. We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but we must maintain a paying agent in each place of payment for the debt securities.

The paying agent will return to us all money we pay to it for the payment of the principal, premium or interest on any debt security that remains unclaimed for a specified period. Thereafter, the holder may look only to us for payment, as an unsecured general creditor.

Consolidation, Merger, and Sale of Assets

Under the terms of the indentures, so long as any securities remain outstanding, we may not consolidate or enter into a share exchange with or merge into any other person, in a transaction in which we are not the surviving corporation, or sell, convey, transfer or lease our properties and assets substantially as an entirety to any person, unless:

●	the successor assumes our obligations under the debt securities and the indentures; and

●	we meet the other conditions described in the indentures.

Events of Default

Each of the following will constitute an event of default under each indenture:

●	failure to pay any interest on any debt security when due, for more than a specified number of days past the due date;

●	failure to pay any principal or deposit any sinking fund payment when due;

●	failure to perform any covenant or agreement in the indenture that continues for a specified number of days after written notice has been given by the trustee or the holders of a specified percentage in aggregate principal amount of the debt securities of that series;

●	events of bankruptcy, insolvency or reorganization; and

●	any other event of default specified in the prospectus supplement.

If an event of default occurs and continues, both the trustee and holders of a specified percentage in aggregate principal amount of the outstanding securities of that series may declare the principal amount of the debt securities of that series to be immediately due and payable. The holders of a majority in aggregate principal amount of the outstanding securities of that series may rescind and annul the acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived.

Except for its duties in case of an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request or direction of any of the holders, unless the holders have offered the trustee reasonable indemnity. If they provide this indemnification and subject to conditions specified in the applicable indenture, the holders of a majority in aggregate principal amount of the outstanding securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

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No holder of a debt security of any series may institute any proceeding with respect to the indentures, or for the appointment of a receiver or a trustee, or for any other remedy, unless:

●	the holder has previously given the trustee written notice of a continuing event of default;

●	the holders of a specified percentage in aggregate principal amount of the outstanding securities of that series have made a written request upon the trustee, and have offered reasonable indemnity to the trustee, to institute the proceeding;

●	the trustee has failed to institute the proceeding for a specified period of time after its receipt of the notification; and

●	the trustee has not received a direction inconsistent with the request within a specified number of days from the holders of a specified percentage in aggregate principal amount of the outstanding securities of that series.

Modification and Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters, including:

●	to fix any ambiguity, defect or inconsistency in the indenture; and

●	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of notes may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the trustee may only make the following changes with the consent of the holder of any outstanding debt securities affected:

●	extending the fixed maturity of the series of notes;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption, of any debt securities; or

●	reducing the percentage of debt securities the holders of which are required to consent to any amendment.

The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past default under the indenture with respect to debt securities of that series, except a default in the payment of principal, premium or interest on any debt security of that series or in respect of a covenant or provision of the indenture that cannot be amended without each holder’s consent.

Except in limited circumstances, we may set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the indentures. In limited circumstances, the trustee may set a record date. To be effective, the action must be taken by holders of the requisite principal amount of such debt securities within a specified period following the record date.

Defeasance

To the extent stated in the prospectus supplement, we may elect to apply the provisions in the indentures relating to defeasance and discharge of indebtedness, or to defeasance of restrictive covenants, to the debt securities of any series. The indentures provide that, upon satisfaction of the requirements described below, we may terminate all of our obligations under the debt securities of any series and the applicable indenture, known as legal defeasance, other than our obligation:

●	to maintain a registrar and paying agents and hold monies for payment in trust;

●	to register the transfer or exchange of the notes; and

●	to replace mutilated, destroyed, lost or stolen notes.

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In addition, we may terminate our obligation to comply with any restrictive covenants under the debt securities of any series or the applicable indenture, known as covenant defeasance.

We may exercise our legal defeasance option even if we have previously exercised our covenant defeasance option. If we exercise either defeasance option, payment of the notes may not be accelerated because of the occurrence of events of default.

To exercise either defeasance option as to debt securities of any series, we must irrevocably deposit in trust with the trustee money and/or obligations backed by the full faith and credit of the United States that will provide money in an amount sufficient in the written opinion of a nationally recognized firm of independent public accountants to pay the principal of, premium, if any, and each installment of interest on the debt securities. We may only establish this trust if, among other things:

●	no event of default shall have occurred or be continuing;

●	in the case of legal defeasance, we have delivered to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the Internal Revenue Service a ruling or there has been a change in law, which in the opinion of our counsel, provides that holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;

●	in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; and

●	we satisfy other customary conditions precedent described in the applicable indenture.

Notices

We will mail notices to holders of debt securities as indicated in the prospectus supplement.

Title

We may treat the person in whose name a debt security is registered as the absolute owner, whether or not such debt security may be overdue, for the purpose of making payment and for all other purposes.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF THE UNITS

We may issue units comprised of one or more of the other classes of securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security.

The units may be, but are not required to be, issued under unit agreements to be entered into between us and a unit agent, as detailed in the prospectus supplement relating to the units being offered. We will file as an exhibit to the registration statement of which this prospectus is a part or will incorporate by reference from reports that we file with the SEC a form of the unit agreement and unit certificate, if any, that sets forth the terms of the particular units we are offering. The summary of such terms contained in this prospectus and in the applicable prospectus supplement is qualified in its entirety by reference to such unit agreement and unit certificate. We urge you to read the unit agreement and unit certificate, if any, and the additional description of the terms of the units included in the prospectus supplement.

The prospectus supplement will describe the units and the price or prices at which we will offer the units. The description will include:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

●	a description of the terms of any unit agreement governing the units;

●	a description of the provisions for the payment, settlement, transfer or exchange of the units;

●	a discussion of material federal income tax considerations, if applicable; and

●	whether the units if issued as a separate security will be issued in fully registered or global form.

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PLAN OF DISTRIBUTION OF SECURITIES

We and/or any selling securityholders, and their pledgees, donees, transferees or other successors in interest, may sell or issue the securities offered by this prospectus from time to time in any one or more of the following ways:

●	through underwriters or dealers;

●	through agents;

●	directly to purchasers or a single purchaser; or

●	through a combination of any of these methods.

The manner in which we and/or any selling securityholders, and their pledgees, donees, transferees or other successors in interest, may sell some or all of the securities covered by this prospectus includes, without limitation, through:

●	a rights offering;

●	exercises of warrants or other rights;

●	an “at the market” offering, within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended, to or through a market maker or into an existing trading market on an exchange or otherwise;

●	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

●	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

●	ordinary brokerage transactions and transactions in which a broker solicits purchasers; and

●	privately negotiated transactions.

The distribution of the securities may be effected from time to time in one or more transactions:

●	at a fixed price, or prices, which may be changed from time to time;

●	at market prices prevailing at the time of sale;

●	at varying prices determined at the time of sale; or

●	at negotiated prices.

For each offering of securities hereunder, we will describe the method of distribution of such securities, among other things, in a prospectus supplement. A prospectus supplement will set forth the terms of the offering of the securities, including:

●	the name or names of any agents or underwriters;

●	the purchase price of the securities being offered and the proceeds we will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchanges or markets on which such securities may be listed.

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Sales Through Underwriters or Dealers

If underwriters are used in the sale of the securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the securities if any are purchased. Any initial public offering price and any discounts or concessions allowed or paid to dealers may be changed from time to time. We and any selling securityholder will execute an underwriting agreement with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public.

If a dealer is used in the sale of the securities, such securities will be sold to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. We and/or any selling securityholders may negotiate and pay dealers’ commissions, discounts or concessions for their services. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act of 1933, as amended, of our securities so offered and sold.

Direct Sales and Sales Through Agents

We and/or any selling securityholders may sell the securities directly, in which case no underwriters or agents would be involved, or we and/or any selling securityholders may sell the securities through agents designated by us and/or them from time to time. If agents are used in the sale of the securities, the agent will not purchase any securities for its own account, but will arrange for the sale of the securities. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. We and/or any selling securityholder may negotiate and pay agent’s fees, discounts or commissions to the agents for their services. The agents may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the purchasers for which they may act as agent. If the securities are sold directly by us and/or any selling securityholder, we or the selling securityholder may sell the securities to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, with respect to any sale of those securities.

Delayed Delivery Contracts

We may authorize underwriters, dealers or agents to solicit offers by institutional investors, such as commercial banks and investment companies, to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The conditions to these contracts and the commissions payable for solicitation of the contracts will be set forth in the applicable prospectus supplement.

At-the-Market Offerings

Underwriters, dealers, or agents could make sales in an at-the-market offering, directly on the NYSE, the existing trading market for our ordinary shares, or such other exchange or automated quotation system on which our securities trade, or to or through a market maker other than on an exchange.

Rights Offerings

We may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

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Compensation

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, all discounts, commissions or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will be disclosed in the applicable prospectus supplement.

Indemnification

Any underwriters and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which the agents or underwriters may be required to make in respect of their liabilities.

Stabilization Activities

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include over allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if such offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.

Trading Markets

Unless otherwise specified in the applicable prospectus supplement, securities offered under this prospectus will be a new issue and, other than the ordinary shares, which are listed on NYSE, will have no established trading market. We may elect to list any other class or series of securities on an exchange, and in the case of the ordinary shares, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities may or may not be listed on a national securities exchange or a foreign securities exchange. No assurance can be given as to the liquidity of the trading market for any of the securities.

Other Matters

Any underwriters, dealers and agents, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

We will bear all costs, expenses and fees associated with the registration of the securities offered unless otherwise agreed to with any selling securityholder.

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LEGAL MATTERS

The validity of the securities offered will be passed on for us by our U.S. counsel, Graubard Miller, New York, New York with respect to units, warrants and debt securities, and our Cayman Islands counsel, Maples and Calder (Cayman) LLP, with respect to ordinary shares, preferred shares, warrants and debt securities. A partner of Graubard Miller beneficially owns less than 0.01% of our ordinary shares.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2022 have been so incorporated in reliance on the report of PwC Contadores y Auditores S. A. S., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements and other information with the Securities and Exchange Commission. Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov.

We have filed with the SEC a registration statement under the Securities Act relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the SEC at the address listed above.

The registration statement and our SEC filings, including the documents referred to below under “Information Incorporated by Reference,” are also available on our investor relations website at investors.tecnoglass.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference our documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering is terminated:

●	Annual Report on Form 10-K for the fiscal year ended December 31, 2022 (filed with the SEC March 17, 2023);

●	Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 (filed with the SEC May 8, 2023);

●	Current Reports on Form 8-K dated March 13, 2023 (filed March 13, 2023) and March 22, 2023 (filed March 22, 2023); and

●	Form 8-A filed on May 6, 2022 registering our ordinary shares under Section 12(b) of the Exchange Act.

Any statement contained in a document filed before the date of this prospectus and incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Any information that we file after the date of this prospectus with the SEC and incorporated by reference herein will automatically update and supersede the information contained in this prospectus and in any document previously incorporated by reference in this prospectus. Notwithstanding the foregoing, we are not incorporating any document or portion thereof or other information, including exhibits to the foregoing, deemed to have been furnished and not filed in accordance with SEC rule.

Will provide you with a copy of any or all of the information that has been incorporated by reference in this prospectus, without charge, upon written or oral request directed to Tecnoglass Inc., Attention: Investor Relations, Avenida Circunvalar a 100 mts de la Via 40, Barrio Las Flores, Barranquilla, Colombia, telephone number +(57)(5)3734000. You may also access the documents incorporated by reference as described under “Where You Can Find More Information.”

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2,000,000 Ordinary Shares

Tecnoglass Inc.

Baird	Raymond James	Stifel

, 2023